Exhibit 99.1


                                APPRAISAL REPORT

                                  Prepared For


                 BOARD OF DIRECTORS OF FSP ADDISON CIRCLE CORP.
                       & FRANKLIN STREET PROPERTIES CORP.
                         401 EDGEWATER PLACE, SUITE 200
                       WAKEFIELD, MASSACHUSETTS 01880-6210


                           COMPLETE SUMMARY APPRAISAL

                         ADDISON CIRCLE OFFICE BUILDING

                           15601 NORTH DALLAS PARKWAY

                               DALLAS, TEXAS 75001


                                   Prepared By

                         Bryan E. Humphries & Associates
                              4054 McKinney Avenue
                                    Suite 210
                               Dallas, Texas 75204

July 23, 2004

Board of Directors of FSP Addison Circle Corporation and
Franklin Street Properties Corporation
401 Edgewater Place, Suite 200
Wakefield, Massachusetts 01880-6210

Attention:  Ms. Janet Notopoulos

Reference:  COMPLETE SUMMARY APPRAISAL
            Multi-Tenant Office Building
            Addison Circle Office Building
            15601 North Dallas Parkway
            Dallas, Texas 75001

Dear Ms. Notopoulos:

We have inspected and appraised the property as described herein. Conditions pertinent to or indicative of the value of the property were investigated.

This report sets forth our findings and conclusions derived therefrom, together with various exhibits that are considered necessary to explain the processes followed in this appraisal. To the best of my knowledge, this appraisal is in conformance with the current appraisal requirements of the Appraisal Institute, the Appraisal Foundation's Uniform Standards of Professional Appraisal Practice and the client's appraisal instructions.

The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and SRAs who meet the minimum standards of this program are awarded periodic educational certification. I am currently certified under this program.

FSP Investments, LLC.
Re: Addison Circle Office Bldg.
July 23, 2004


The employment of the appraiser was not conditioned upon the appraisal producing a specific value or a value within the given range.

An exposure period of twelve months is considered appropriate for the Subject Property.

The estimated "As Is" Leased Fee Market Value of the property, as of July 8, 2004, subject to the Assumptions and Limiting Conditions stated herein, is:

Moreover, we hereby consent to a description and inclusion of the appraisal report in any document required to be filed with the Securities and Exchange Commission and distributed to the stockholders of companies, which the client is considering acquiring.

        Market Value  "As Is"*                                   $54,500,000

*See Summary of Facts page for value definition

Respectfully submitted,

BRYAN E. HUMPHRIES & ASSOCIATES


Bryan E. Humphries, MAI                                          Greg Connelly
President                                                        Appraiser
TX-1320676-G                                                     TX-1324452-G

GC/D-4Z/04-1990

                                TABLE OF CONTENTS

SUMMARY OF FACTS.............................................................I-1

MARKETING PERIOD.............................................................I-2

SUBJECT PROPERTY OWNERSHIP HISTORY...........................................I-3

ASSUMPTIONS AND LIMITING CONDITIONS..........................................I-4

PURPOSE, SCOPE AND FUNCTION OF APPRAISAL.....................................I-7

APPRAISAL PROCEDURE.........................................................I-10

GENERAL INFORMATION

REGIONAL AREA ANALYSIS......................................................II-1

NEIGHBORHOOD TRENDS........................................................III-1
   Neighborhood Map

SUBJECT PROPERTY............................................................IV-1
     Photographs              Flood Plain Map          Floor Plans
     Legal Description        Zoning Map               Building Elevation
     Easements                Site Plan/Survey

APPRAISAL

HIGHEST AND BEST USE.........................................................V-1

LAND VALUATION..............................................................VI-1
   Comparable Sales and Map

VALUE INDICATED BY COST APPROACH...........................................VII-1

MARKET ANALYSIS...........................................................VIII-1
    Rent Comparables & Map

VALUE INDICATED BY INCOME APPROACH..........................................IX-1

VALUE INDICATED BY MARKET DATA APPROACH......................................X-1
    Improved Sales & Map

CORRELATIONS AND CONCLUSIONS................................................XI-1
CERTIFICATE.................................................................XI-3
QUALIFICATIONS

                                SUMMARY OF FACTS

Date of Appraisal and Inspection:               July 8, 2004

Dates of Preparation:                           July 8, 2004 - July 23, 2004

Purpose of Appraisal:                           To estimate the Leased Fee
                                                Market Value "As Is" of the
                                                Subject Property.


Physical Description

Type Property:                                  Multi-Tenant, Ten-Story Office
                                                Building Addison Circle Office
                                                Building 15601 Dallas Parkway
                                                Addison, Texas 75001

Land Area:                                      3.576 Acres or 155,771 SF

Building Area:                                  303,891 SF - Gross Building Area
                                                293,787 SF - Net Rentable Area

Year Built:                                     1999

Zoning:                                         UC - Urban Center


Valuation

Highest and Best Use:                           Office Development

Rights Being Appraised:                         Leased Fee Interest

Estimated Improved Land Value:                  $4,325,000

Estimated Value by Cost Approach
    "As Is"                                     $46,500,000

Estimated Value by Income Approach:
    "As Is"                                     $54,500,000

Estimated Value Range by Market Approach:
    "As Is"                                     $54,300,000 to $55,800,000


Humphries & Associates               I - 1                          D-4Z/04-1990

Final Value Estimate

"As Is" Market Value - Leased Fee               $54,500,000

An estimate of the Leased Fee "As Is" Market Value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date the Subject was inspected (7/8/04), other than those described in the cover letter and Assumptions and Limiting Conditions of this report

Exposure Period/Marketing Time

A reasonable exposure period is the amount of time in the past necessary to expose a property to the open market in order to achieve a sale. The estimated marketing time is the length of time it would probably take to sell the property if it were placed on the market on the date of the "As Is" value. Exposure period and marketing time are two distinct time periods.

Miller Commercial has conducted a market survey of reasonable marketing periods for all property types. Their year-end 2003 survey indicates that Class A suburban office buildings needed an average of 9.8 months to sell and Class B space needed an average of 11.7 months to sell. The survey respondents indicated that a property's location is the most important factor in determining a marketing time. Based on the year-end 2003 Miller Commercial Survey and conversations with local real estate brokers and owners. The area has had strong demand for properties and the typical exposure time for reasonably priced properties in the area has been 6-7 months. They also indicated that the strong demand should continue over the next year.

Considering the estimated value arrived at and the Subject Property's location, an estimated exposure period of 12 months is considered appropriate for the Subject. Based upon conversations with local brokers, for well-leased properties such as the Subject, marketing times in the future are considered to remain at 12 months.


Humphries & Associates               I - 2                          D-4Z/04-1990

                       SUBJECT PROPERTY OWNERSHIP HISTORY

The Appraisal Institute requires appraisals to consider, analyze, and disclose in reasonable detail any prior sales of the property being appraised that occurred within the three year time period preceding the date of appraisal and to consider, analyze, and disclose in reasonable detail any current agreement of sale, option, or listing of the property being appraised.

The Subject Property was purchased by Champion Addison One, LP as a vacant tract of land on November 11, 1997. Champion subsequently constructed a ten-story, 293,787 SF office building and six-level parking garage on the tract. On September 30, 2002, the property was purchased by FSP Addison Circle Ltd. $51,500,000 or $175.30/SF. The sale is an arm's length transaction on an all cash basis. No other sales transactions have occurred during the past three years.

The Subject is not listed for sale and there are no known sales contracts.


Humphries & Associates               I - 3                          D-4Z/04-1990

                       ASSUMPTIONS AND LIMITING CONDITIONS

1. It is assumed that title to the property herein appraised is good and merchantable, and in fee simple. The value is reported without regard to questions of title, boundaries, encroachments, environmental regulations, licenses, or other matters of a legal nature unless noncompliance has been stated, defined, and considered in the appraisal report.

2. The value is estimated under the assumption that there will be no international or domestic political, economic, or military actions that will seriously affect real estate values throughout the country.

3. Certain information concerning market and operating data was obtained from others. This information is verified and checked, where possible, and is used in this appraisal only if it is believed to be accurate and correct. However, such information is not guaranteed. Dimensions and areas of the Subject Property and of the comparables were obtained by various means and are not guaranteed to be exact.

4. Real estate values are influenced by a number of external factors. The information contained herein is all of the data we consider necessary to support the value estimate. We have not knowingly withheld any pertinent facts, but we do not guarantee that we have knowledge of all factors which might influence the value of the Subject Property. Due to rapid changes in external factors, the value estimate is considered to be reliable only as of the date of the appraisal.

5. Opinions of value contained herein are estimates. This is the definition of an appraisal. There is no guarantee, written or implied, that the Subject Property will sell for the estimated value. The estimated value assumes that the property is under responsible ownership and has competent and prudent management.

6. The appraiser will not be required to provide testimony or attendance in court or before other legal authority by reason of this appraisal without prior agreement and arrangement between the employer and the appraiser.

7. Disclosure of the contents of this appraisal report is governed by the By-Laws and Regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any opinions, analyses, or conclusions concerning value, the identity of the appraiser or the firm with which he is connected, or any reference to the Appraisal Institute or the M.A.I. or SRA Designation) shall be disseminated to the public through advertising media, public relations media, news media, sales media, prospectus for securities, or any other public means of communication without prior written consent and approval of the undersigned.


Humphries & Associates               I - 4                          D-4Z/04-1990

8. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures which would render it more or less valuable, except as stated in this report. No responsibility is assumed for such conditions or for engineering which may be required to discover them. It is assumed that a prudent owner/buyer would allow inspection of the property by a qualified soils or structure engineer if conditions so required.

9. The distribution of the total valuation in this report between land and improvements applies only under the reported highest and best use of the land. The allocation of value for land and improvements, if presented, must not be used in conjunction with any other appraisal and are invalid if so used.

10. Estimates of costs to cure deferred maintenance are difficult at best. Contractors approach such problems in various ways. The estimates, if any, provided within this report are probable costs given current market conditions, available information, and the appraiser's expertise.

11. No environmental impact studies were requested or made in conjunction with this appraisal, and the appraiser hereby reserves the right to alter, amend, revise, and/or rescind the value opinions based upon any subsequent environmental impact studies, research, or investigation.

12. This appraisal was prepared by Bryan E. Humphries & Associates and consists of trade secrets and commercial or financial information which is privileged and confidential and is exempted from disclosure under 5 U.S.C. 552 (b) (4). Please notify Bryan E. Humphries & Associates of any request of reproduction of this appraisal.

13. Unless otherwise stated in this report, the existence of hazardous substances, including without limitation asbestos, polychlorinated biphenyl, petroleum leakage, or agricultural chemicals, which may or may not be present on the property or other environmental conditions, were not called to the attention of nor did the appraiser become aware of such during the appraiser's inspection. The appraiser has no knowledge of the existence of such materials on or in the property unless otherwise stated. The appraiser, however, is not qualified to test such substances or conditions. If the presence of such substances, such as asbestos, urea formaldehyde foam insulation, or other hazardous substances or environmental conditions, may affect the value of the property, the value estimated is predicated on the assumption that there is no such condition on or in the property or in such proximity thereto that it would cause a loss in value. No responsibility is assumed for any such conditions, nor for any expertise or engineering knowledge required to discover them.

14. Anyone acting in reliance upon the opinions, judgments, conclusions, or data contained herein, who has the potential for monetary loss due to the reliance thereon, is advised to secure an independent review and verification of all such conclusions and/or facts. The user agrees to


Humphries & Associates               I - 5                          D-4Z/04-1990
      notify the appraiser prior to any irrevocable loan or investment decision of any error which would reasonably be determined from a thorough and knowledgeable review.

15. By acceptance and use of this report, the user agrees that any liability for errors, omissions or judgment of the appraiser is limited to the amount of the fee charged.

16.   The limiting condition relating to the ADA is as follows:

      This appraisal has not considered the effects of the enactment of the Americans with Disabilities Act of 1990 (ADA), which initially became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. Standards of this act are designed to provide access to all public facilities to all persons, regardless of mobility limitations. The act provides forceful encouragement for commercial establishments to enhance their accessibility and requires that renovations after this date fully comply with the access standards established by the Architectural and Transportation Barriers Compliance Board. Enhancements to buildings must be readily achievable and able to be carried out without much difficulty or expense. The act recognizes that "readily achievable" is different for companies depending on their resources. The first priority is to provide access from sidewalks, parking and transportation areas, with the second priority being to provide access to areas where goods and services are available to the public. Finally, access to restroom facilities must accommodate all persons. The modifications and costs that may be necessary for the property to conform to ADA can be ascertained only by a qualified architect. Should such a study be undertaken, and should the retrofit costs, if any, become known, then the appraisers reserve the right to re-evaluate the Subject Property.

17.   This appraisal specifically assumes the following:

      - The legal description and survey provided by the client indicates a land area of 155,771 SF or 3.576 acres.

      - According to the Dallas County Appraisal District, the gross building area is 301,292 SF with a net rentable area of 293,787 SF. The net rentable area is based on the leases and rent roll. The parking garage has a gross building area of 360,575 SF as indicated by the Dallas County Appraisal District.

      - All rent roll, profit & loss data and current leasing information provided by the client is assumed correct.


Humphries & Associates               I - 6                          D-4Z/04-1990

                            PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the "As Is" Market Value of the Subject Property. The rights being appraised are the Leased Fee Interest in the property. These are defined as of July 8, 2004 as follows.

Market Value Definitions

Market Value, for the purpose of this appraisal, is defined by the Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, 34.42 Definitions.

The most probable price which a property should bring in a competitive and open market under all conditions requisite to fair sale, the buyer and seller, each acting prudently, knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.    Buyer and seller are typically motivated;

2. Both parties are well informed or well advised, and each acting in what they consider their own best interests;.

3.    A reasonable time is allowed for exposure in the open market;

4. Payment is made in cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

Market Value "As Is" is defined by the Appraisal Institute's The Appraisal of Real Estate book, 12th edition, 2001, as:

"An estimate of the Market Value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications of the Subject Property as of the date of appraisal".


Humphries & Associates               I - 7                          D-4Z/04-1990

Leased Fee

Leased Fee, according to the Appraisal Institute's The Appraisal of Real Estate book, 12th Edition, 2001, is defined as:

      "A Leased Fee Estate is an ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; the rights of lessor (the leased fee owner) and leased Fee are specified by contract terms contained within the lease."

                               Scope of Appraisal

The scope of the appraisal assignment is to estimate the Leased Fee Market Value of the Subject Property via a narrative appraisal format in conformance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practice (USPAP) and the Appraisal Institute Standards.

The scope of this appraisal assignment included the following:

-     A summary of regional area and neighborhood characteristics.

- A physical inspection of the Subject Property as to its condition and characteristics.

- A search of public records pertaining to the Subject - i.e., zoning regulations, real estate tax and assessment information, sales history, easements, public and/or private deed restrictions, etc.

- Analysis of physically possible uses, legally permissible uses, financially practical uses and maximally productive uses of the Subject Property to estimate the Highest and Best Use.

- An estimation of the Subject Property's reproduction cost new less depreciation using Marshal and Swift's Commercial Cost estimator 7.0.

- An estimation of the market rent, vacancy and expenses based upon market surveyed data, capitalizing the estimated NOI into a value at a market determined rate.

- Research of land and improved sales through sources such as county deed records, conversations with local real estate brokers and appraisers in addition to the buyers and sellers of real property.

- Analysis of the Subject Property's market segment with the underlying supply and demand factors for comparable properties.


Humphries & Associates               I - 8                          D-4Z/04-1990

- An inspection of all rent and sale comparables including the neighborhood by the appraisers.

-     Produce a narrative appraisal report as discussed in the Appraisal
      Procedure.

                              Function/Intended Use

This appraisal is for use by the client (Franklin Street Properties Corp. and FSP Addison Circle Corp. Board of Directors) for asset valuation purposes. It may be used in connection with the acquisition, disposition and financing of the sale of the property. This is a complete, summary appraisal that is intended for asset valuation.

                              Competency Statement

The appraiser has valued over fifty office properties in various markets throughout the Dallas/Fort Worth area over the past five years. For the Subject Neighborhood, several improved and vacant office properties have been appraised in the past two years. For these reasons, the appraiser has the professional competency required to appraise the Subject Property.

Mr. Humphries was designated a Member of The Appraisal Institute (MAI) in 1982. Mr. Humphries is a State Certified Appraiser in the State of Texas. The certificate number is as follows:

Bryan E. Humphries                              TX-1320676-G

Greg Connelly                                   TX-1324452-G

As a result of the experience and expertise, Mr. Humphries and Mr. Connelly possess the professional competency required to conclude a reliable opinion of value.


Humphries & Associates               I - 9                          D-4Z/04-1990

                               APPRAISAL PROCEDURE

The procedures followed in this appraisal revolve around an analysis of various factors which affect the value of the Subject Property. Included in this analysis was an investigation into such matters as the physical attributes of the Subject Property, area and neighborhood market trends and general social, economic, political, and environmental considerations. The valuation process which serves as a basis for estimating the value of the Subject Property employs as many separate appraisal techniques as are appropriate. The value of the Subject Property is estimated by applying specific appraisal procedures that reflect the following methods for mathematically analyzing data:

      COST APPROACH - An estimate of the present reproduction cost of the improvements, less accrued depreciation, plus the land value. Depreciation includes a deduction from reproduction cost of the improvements due to physical, functional, and economic causes.

      INCOME APPROACH - Capitalization of the net income that the property is capable of producing. This approach, of course, is applicable only in income-producing properties.

      MARKET APPROACH - Comparison with similar properties that have sold in the market. This approach can be applied to land alone or to improved properties.

All three approaches are applicable in the valuation of the Subject Property. As addressed in the Correlations and Conclusions section of this report, the Income Approach is felt to best reflect the Market Value of the Subject Property.


Humphries & Associates               I - 10                         D-4Z/04-1990

                                  Regional Map


                          [MAP OF DALLAS REGIONAL AREA]


Humphries & Associates               I - 11                         D-4Z/04-1990

                             REGIONAL AREA ANALYSIS


The distinguishing economic influence on the value of real estate is location. Because of the immobility of real estate, it is dependent upon the external environment for support to make it economically viable. This economic environment is both general (the city, region, or area in which the property is located) and specific (the neighborhood).

Within an environment, four forces continually exert influence on real estate values. These forces are location, physical, social, and political/governmental forces. The purpose of the following Area Analysis is to define the area within which the actions of these four forces affect values of real estate similar to the Subject.

The Subject Property is located within the growth oriented Dallas/Fort Worth Consolidated Metropolitan Statistical Area, (CMSA) or as it is called locally, "The Metroplex."

This 16-county area surrounding the Cities of Dallas and Fort Worth, Texas has become one large economic area. The future external influences within this economic area will have a profound effect upon the Subject.

The following data is the most recent available data or year-end data for comparative purposes. Data is updated periodically as publications become available.

POPULATION - CONTINUES TO INCREASE

The following chart is a summary of population trends (as of January 1, 2003). The chart shows historical population trends and projected population trends for the CMSA, the Dallas Primary Metropolitan Statistical Area (PMSA)(1), the Fort Worth-Arlington PMSA(2), counties in each PMSA and major cities within the counties.

(1) Dallas PMSA - Includes Collin, Dallas, Denton, Ellis, Kaufman and Rockwall Counties.
(2)   Fort Worth/Arlington PMSA - Includes Johnson, Parker and Tarrant Counties.
(3) CMSA - All counties in both PMSA's plus the counties of Palo Pinto, Navarro, Hunt, Hood, Erath, Somervell and Wise.


Humphries & Associates               II - 1

The CMSA(3), as a whole, has grown very rapidly since 1970. From 1970 to 2003, the population in the Metroplex increased by an estimated 3,206,832, or about 97,177 people per year. This is a compounded annual average growth rate of 2.56% per year. The 1990 population for the CMSA was 4,111,750. The estimated 2003 population of 5,713,450 is an increase of 1,601,700 (2.59% growth per year compounded) people per year from 1990-2003. The rate of increase is projected to remain constant at +/- 50,000 - 75,000 people during the next few years.

Dallas County accounted for approximately 31% of the CMSA's growth from 1970 to 2003. The 2003 estimated population of Dallas County is 2,285,600. Tarrant County accounted for approximately 26% of the growth of the CMSA from 1970 to 2003. The 2003 estimated Tarrant County population is 1,553,850.

The greatest percentage growth has occurred in Collin and Denton Counties. The 2003 population in Collin County of 576,350 is a 6.52% compounded annual increase over the 1990 population of 264,036. Since 2000, the annual compounded population growth rate has eased slightly to 5.68%.

The 2003 population in Denton County of 504,750 is a 5.17% annual compounded increase over the 1990 population of 273,525. Since 2000, the annual compounded population growth rate has slightly increased to 5.52%.

The following is a summary of Metroplex population trends for the CMSA, the PMSA's, counties and major cities.


Humphries & Associates               II - 2

                                                                                       Revised
                                        Final       Final      Final       Final      Estimated   Estimated   Growth
                                       Census      Census     Census      Census     Population  Population    Rate
                                       4/1/70      4/1/80     4/1/90      4/1/00       1/1/02      1/1/03    2002-2003

Collin County                          66,920     144,576     264,036     491,675      549,350     576,350      4.91%

    Allen*                              1,940       8,314      19,315      43,554       52,400      56,750      8.30%
    Anna                                  736         855         904       1,225        1,200       1,200      0.00%
    Celina                              1,272       1,520       1,737       1,861        2,300       2,850     23.91%
    Fairview                              463         893       1,554       2,644        3,350       3,550      5.97%
    Farmersville                        2,311       2,360       2,640       3,118        3,200       3,200      0.00%
    Frisco                              1,845       3,499       6,138      33,714       50,100      55,400     10.58%
    Lowry Crossing                         NI         443         865       1,229        1,300       1,300      0.00%
    Lucas                                 540       1,370       2,205       2,890        3,100       3,300      6.45%
    McKinney                           15,193      16,256      21,283      54,369       64,900      73,550     13.33%
    Melissa                                NI         604         557       1,350        1,450       1,700     17.24%
    Murphy                                261       1,150       1,547       3,099        5,350       6,450     20.56%
    Parker                                367       1,098       1,213       1,379        1,500       1,500      0.00%
    Plano                              17,872      72,331     127,885     222,030      234,100     237,950      1.64%
    Princeton                           1,105       3,408       2,448       3,477        3,500       3,500      0.00%
    Prosper                               501         675       1,018       2,097        2,400       2,700     12.50%
    Wylie                               2,675       3,152       8,716      15,132       18,350      21,350     16.35%
    Remainder of Collin County         17,049      18,207      27,693      36,769       41,400      43,600      5.31%
    Split Cities**                      2,790       8,441      36,318      61,738       59,450      56,500     -4.96%

Dallas County                       1,327,696   1,556,419   1,852,810   2,218,899    2,264,500   2,285,600      0.93%

    Addison                               593       5,553       8,783      14,166       14,700      14,750      0.34%
    Balch Springs                      10,464      13,746      17,406      19,375       19,400      19,400      0.00%
    Cedar Hill                          2,610       6,849      19,988      32,093       36,150      38,000      5.12%
    Cockrell Hill                       3,515       3,262       3,746       4,443        4,450       4,450      0.00%
    Coppell                             1,728       3,826      16,881      35,958       38,000      38,700      1.84%
    Dallas                            844,401     904,078   1,007,618   1,188,580    1,203,050   1,211,000      0.66%
    DeSoto                              6,617      15,538      30,544      37,646       39,550      41,100      3.92%
    Duncanville                        14,105      27,781      35,008      36,081       36,200      36,300      0.28%
    Farmers Branch                     27,492      24,863      24,250      27,508       27,800      28,000      0.72%
    Garland                            81,437     138,857     180,635     215,768      220,700     222,350      0.75%
    Glenn Heights                         257       1,033       4,564       7,224        7,800       8,050      3.21%
    Grand Prairie                      50,904      71,462      99,606     127,427      134,600     137,850      2.41%
    Highland Park                      10,133       8,909       8,739       8,842        8,900       8,900      0.00%
    Hutchins                            1,715       2,837       2,719       2,805        2,700       2,700      0.00%
    Irving                             97,260     109,943     155,037     191,615      195,800     197,850      1.05%
    Lancaster                          10,522      14,807      22,117      25,894       27,550      28,700      4.17%
    Mesquite                           55,131      67,053     101,484     124,523      128,050     129,650      1.25%
    Richardson                         48,405      72,496      74,840      91,802       94,150      95,650      1.59%
    Rowlett                             2,243       7,522      23,260      44,503       47,950      49,500      3.23%
    Sachse                                777       1,640       5,346       9,751       12,200      13,050      6.97%
    Seagoville                          4,390       7,304       8,969      10,823       11,100      11,450      3.15%
    Sunnyvale                             995       1,404       2,228       2,693        3,200       3,450      7.81%
    University Park                    23,498      22,254      22,259      23,324       23,300      23,300      0.00%
    Wilmer                              1,922       2,367       2,479       3,393        3,100       3,100      0.00%
    Remainder of Dallas County         18,941       9,181       6,197       8,259        8,550       8,800      2.92%
    Split Cities**                      7,641      11,854     -31,893     -75,597      -84,450     -90,450      7.10%


Denton County                          75,633     143,126     273,525     432,976      474,850     504,750      6.30%

    Argyle                                443       1,111       1,575       2,365        2,550       2,650      3.92%
    Aubrey                                731         948       1,138       1,500        1,650       1,750      6.06%
    Bartonville                            NI         441         849       1,093        1,200       1,200      0.00%


Humphries & Associates               II - 3

                                        Final       Final       Final       Final     Estimated    Estimated   Growth
                                       Census      Census      Census      Census    Population   Population    Rate
                                       4/1/70      4/1/80      4/1/90      4/1/00      1/1/02       1/1/03    2002-2003

    Carrollton                         13,855      40,595      82,169     109,576      112,250     113,750      1.34%
    Corinth                               461       1,264       3,944      11,325       14,950      15,800      5.69%
    Denton                             39,874      48,063      66,270      80,537       85,800      90,200      5.13%
    Double Oak                             NI         836       1,664       2,179        2,250       2,300      2.22%
    Flower Mound                        1,685       4,402      15,527      50,702       55,450      57,700      4.06%
    Hickory Creek                         218       1,422       1,893       2,078        2,250       2,250      0.00%
    Highland Village                      516       3,246       7,027      12,173       12,750      13,150      3.14%
    Justin                                741         920       1,234       1,891        1,950       2,150     10.26%
    Krum                                  454         917       1,542       1,979        2,050       2,050      0.00%
    Lake Dallas                         1,431       3,177       3,656       6,166        6,400       6,500      1.56%
    Lewisville                          9,264      24,273      46,521      77,737       80,900      83,850      3.65%
    Little Elm                            363         926       1,255       3,646        7,450      11,200     50.34%
    Oak Point                              NI         387         645       1,747        1,950       1,950      0.00%
    Pilot Point                         1,663       2,211       2,538       3,538        3,700       3,750      1.35%
    Roanoke                               817         910       1,616       2,810        3,850       4,650     20.78%
    Sanger                              1,603       2,754       3,514       4,534        4,700       4,800      2.13%
    Shady Shores                          543         813       1,045       1,461        1,600       1,700      6.25%
    The Colony                             NI      11,586      22,113      26,531       31,000      34,250     10.48%
    Trophy Club                            NI          NI       3,922       6,350        6,900       7,000      1.45%
    Remainder of Denton County         12,826      19,042      26,578      41,147       43,650      44,950      2.98%
    Split Cities**                    -11,855     -27,583     -25,688     -21,305      -13,600      -6,100    -55.15%

Ellis County                           46,638      59,743      85,167     111,360      119,000     124,950      5.00%

    Ennis                              11,046      12,110      13,869      16,045       16,650      17,450      4.80%
    Ferris                              2,180       2,228       2,212       2,175        2,200       2,250      2.27%
    Italy                               1,309       1,306       1,699       1,993        2,050       2,050      0.00%
    Midlothian                          2,322       3,219       5,040       7,480        9,400      10,400     10.64%
    Oak Leaf                               NI          NI         984       1,209        1,250       1,250      0.00%
    Ovilla                                339       1,067       2,027       3,405        3,600       3,600      0.00%
    Palmer                                601       1,187       1,659       1,774        1,750       1,750      0.00%
    Red Oak                               767       1,882       3,124       4,301        5,250       5,700      8.57%
    Waxahachie                         13,452      14,624      17,984      21,426       21,250      22,450      5.65%
    Remainder of Ellis County          14,431      21,926      35,857      49,973       54,000      56,450      4.54%
    Split Cities**                        191         194         712       1,579        1,600       1,600      0.00%

Erath County                           18,141      22,560      27,991      33,001       34,000      35,000      2.94%

    Dublin                              2,810       2,723       3,190       3,754        3,900       3,950      1.28%
    Stephenville                        9,277      11,881      13,502      14,921       15,100      15,650      3.64%
    Remainder of Erath County           6,054       7,956      11,299      14,326       15,000      15,400      2.67%

Hood County                             6,368      17,714      28,981      41,100       43,650      44,950      2.98%

    Granbury                            2,473       3,332       4,045       5,718        6,000       6,150      2.50%
    Remainder of Hood County            3,895      14,382      24,936      35,382       37,650      38,800      3.05%

Hunt County                            47,948      55,248      64,343      76,596       80,050      81,950      2.37%

    Caddo Mills                           935       1,060       1,068       1,149        1,150       1,150      0.00%
    Commerce                            9,534       8,136       6,825       7,742        8,100       8,400      3.70%
    Greenville                         22,043      22,161      23,071      24,117       24,250      24,400      0.62%
    Quinlan                               844       1,002       1,360       1,370        1,350       1,350      0.00%
    West Tawakoni                         465         840         932       1,462        1,500       1,550      3.33%
    Wolfe City                          1,433       1,594       1,505       1,581        1,600       1,600      0.00%
    Remainder of Hunt County           12,694      20,455      29,582      39,420       42,100      43,500      3.33%


Humphries & Associates               II - 4

                                        Final       Final       Final       Final     Estimated   Estimated    Growth
                                       Census      Census      Census      Census    Population  Population     Rate
                                       4/1/70      4/1/80      4/1/90      4/1/00      1/1/02      1/1/03     2002-2003

    Alvarado                            2,129       2,701       2,918       3,288        3,450       3,550      2.90%
    Burleson                            7,713      11,734      16,113      20,976       22,850      24,050      5.25%
    Cleburne                           16,015      19,218      22,205      26,005       26,950      27,450      1.86%
    Grandview                             935       1,205       1,245       1,358        1,400       1,450      3.57%
    Joshua                                924       1,470       3,821       4,528        4,600       4,600      0.00%
    Keene                               2,440       3,013       3,944       5,003        5,500       5,650      2.73%
    Venus*                                414         518         977       1,892        2,000       2,000      0.00%
    Remainder of Johnson County        16,133      28,891      47,285      67,583       72,250      74,350      2.91%
    Split Cities**                       -934      -1,101      -1,343      -2,840       -3,100      -3,100      0.00%

Kaufman County                         32,392      39,015      52,220      71,313       76,950      80,700      4.87%

    Combine                               249         698       1,329       1,788        1,800       1,800      0.00%
    Crandall                              774         831       1,652       2,774        2,850       3,000      5.26%
    Forney                              1,745       2,483       4,070       5,588        5,750       6,400     11.30%
    Kaufman                             4,012       4,658       5,251       6,490        6,550       6,650      1.53%
    Kemp                                  999       1,035       1,184       1,133        1,150       1,150      0.00%
    Mabank                              1,239       1,443       1,458       2,151        2,400       2,450      2.08%
    Terrell                            14,182      13,225      12,490      13,606       13,950      14,350      2.87%
    Remainder of Kaufman County         9,320      14,779      25,494      38,717       43,450      45,850      5.52%
    Split Cities**                       -128        -137        -708        -934         -950        -950      0.00%

Navarro County                         31,150      35,323      39,926      45,124       45,800      46,450      1.42%

    Corsicana                          19,972      21,712      22,911      24,485       24,300      24,400      0.41%
    Kerens                              1,446       1,582       1,702       1,681        1,750       1,750      0.00%
    Remainder of Navarro County         9,732      12,029      15,313      18,958       19,750      20,300      2.78%

Palo Pinto County                      28,962      24,062      25,055      27,026       26,600      26,900      1.13%

    Mineral Wells                      18,411      14,468      14,935      16,946       16,100      16,100      0.00%
    Remainder of Palo Pinto
County                                 10,586       9,631      10,602      12,256       12,700      13,000      2.36%
    Split Cities**                        -35         -37        -482      -2,176       -2,200      -2,200      0.00%

Parker County                          33,888      44,609      64,785      88,495       94,800      98,450      3.85%

    Aledo                                 620       1,027       1,169       1,726        1,950       2,100      7.69%
    Annetta                                NI         454         672       1,108        1,150       1,150      0.00%
    Hudson Oaks                            NI         309         711       1,637        1,650       1,650      0.00%
    Reno                                  688       1,174       2,322       2,441        2,500       2,550      2.00%
    Springtown                          1,194       1,658       1,740       2,062        2,150       2,300      6.98%
    Weatherford                        11,750      12,049      14,804      19,000       19,900      20,550      3.27%
    Willow Park                           230       1,113       2,328       2,849        2,900       3,000      3.45%
    Remainder of Parker County         18,617      25,895      39,354      53,933       58,850      61,400      4.33%
    Split Cities**                        789         930       1,685       3,739        3,750       3,750      0.00%

Rockwall County                         7,046      14,528      25,604      43,080       48,550      51,800      6.69%

    Heath                                 520       1,459       2,108       4,149        4,900       5,300      8.16%
    Rockwall                            3,121       5,939      10,486      17,976       21,050      22,850      8.55%
    Royse City                          1,535       1,566       2,206       2,957        3,550       4,100     15.49%
    Remainder of Rockwall County        1,605       4,567       7,525      10,809       11,800      12,350      4.66%
    Split Cities**                        265         997       3,279       7,189        7,250       7,200     -0.69%
    Glen Rose                           1,554       2,075       1,949       2,122        2,300       2,300      0.00%
    Remainder of Somervell County       1,239       2,079       3,411       4,687        5,100       5,250      2.94%


Humphries & Associates               II - 5

                                        Final       Final       Final       Final    Estimated   Estimated     Growth
                                       Census      Census      Census      Census   Population  Population      Rate
                                       4/1/70      4/1/80      4/1/90      4/1/00     1/1/02      1/1/03     2002-2003

Tarrant County                        715,587     860,880   1,170,103   1,446,219    1,507,500   1,553,850      3.07%

    Arlington                          90,229     160,113     261,717     332,969      344,050     352,450      2.44%
    Azle                                4,493       5,822       8,868       9,600        9,750       9,850      1.03%
    Bedford                            10,049      20,821      43,762      47,152       47,500      48,300      1.68%
    Benbrook                            8,169      13,579      19,564      20,208       20,600      20,700      0.49%
    Blue Mound                          1,283       2,169       2,133       2,388        2,400       2,400      0.00%
    Colleyville                         3,342       6,700      12,724      19,636       19,950      20,150      1.00%
    Crowley                             2,662       5,852       6,974       7,467        7,850       8,350      6.37%
    Dalworthington Grdns                  757       1,100       1,758       2,186        2,250       2,250      0.00%
    Edgecliff Village                   1,143       2,695       2,715       2,550        2,550       2,550      0.00%
    Euless                             19,316      24,002      38,149      46,005       47,750      49,750      4.19%
    Everman                             4,570       5,387       5,672       5,836        5,800       5,800      0.00%
    Forest Hill                         8,236      11,684      11,482      12,949       11,550      11,650      0.87%
    Fort Worth                        393,455     385,164     447,619     534,694      557,750     577,500      3.54%
    Grapevine                           7,049      11,801      29,198      42,059       42,750      43,600      1.99%
    Haltom City                        28,127      29,014      32,856      39,018       39,450      39,500      0.13%
    Haslet                                276         262         795       1,134        1,150       1,200      4.35%
    Hurst                              27,215      31,420      33,574      36,273       36,550      36,750      0.55%
    Keller                              1,474       4,156      13,683      27,345       30,000      31,800      6.00%
    Kennedale                           3,076       2,594       4,096       5,850        6,050       6,150      1.65%
    Lake Worth                          4,958       4,394       4,591       4,618        4,650       4,650      0.00%
    Lakeside                              988         957         816       1,040        1,050       1,100      4.76%
    Mansfield                           3,658       8,102      15,615      28,031       32,200      35,950     11.65%
    N. Richland Hills                  16,514      30,592      45,895      55,635       58,550      59,800      2.13%
    Pantego                             1,779       2,431       2,371       2,318        2,700       2,650     -1.85%
    Pelican Bay                            NI          NI       1,271       1,505        1,550       1,550      0.00%
    Richland Hills                      8,865       7,977       7,978       8,132        8,250       8,250      0.00%
    River Oaks                          8,193       6,890       6,580       6,985        7,000       7,000      0.00%
    Saginaw                             2,382       5,736       8,551      12,374       14,750      15,850      7.46%
    Sansom Park                         4,771       3,921       3,928       4,181        4,150       4,150      0.00%
    Southlake                           2,031       2,808       7,082      21,519       23,600      24,150      2.33%
    Watauga                             3,778      10,284      20,009      21,908       23,000      23,750      3.26%
    Westworth Village                   4,578       3,651       2,350       2,124        1,700       1,700      0.00%
    White Settlement                   13,449      13,508      15,472      14,831       15,050      15,250      1.33%
    Remainder of Tarrant County        23,122     288,897      32,416      37,410       41,850      43,800      4.66%
    Split Cities**                      1,600       6,397      17,839      28,289       31,750      33,550      5.67%

Wise County                            19,687      26,575      34,679      48,793       52,550      54,200      3.14%

    Alvord                                791         874         865       1,007        1,050       1,100      4.76%
    Boyd                                  695         889       1,041       1,099        1,100       1,100      0.00%
    Bridgeport                          3,614       3,737       3,581       4,309        5,000       5,100      2.00%
    Decatur                             3,240       4,104       4,245       5,201        5,200       5,250      0.96%
    Runaway Bay                            NI          29         700       1,104        1,100       1,150      4.55%
    Remainder of Wise County           11,347      16,942      24,247      36,073       39,100      40,500      3.58%

Nine County Urban Area              2,351,569   2,930,545   3,885,415   5,030,828    5,271,400   5,416,450      2.75%
(Collin, Dallas, Denton, Ellis
Johnson, Kaufman, Parker,
Rockwall, Tarrant)
NCTCOG Region (16 counties)         2,506,618   3,116,181   4,111,750   5,309,277    5,561,450   5,713,450      2.73%

*2000 population totals have been officially changed by the Census Bureau
** Split Cities - Represent corporate boundaries that extend into another county


Humphries & Associates               II - 6

================================================================================================================
                                                SPLIT CITY TOTALS
----------------------------------------------------------------------------------------------------------------
        Added to        Split Cities      Population       Added to             Split Cities          Population
----------------------------------------------------------------------------------------------------------------

Collin County           Dallas              46,886      Ellis County           Cedar Hills                 55
                        Garland                 97                             Glenn Heights            1,669
                        Richardson          24,101                             Grand Prairie               52
                        Royse City             222                             Mansfield                  129
                        Sachse               2,580
Dallas County                                           Johnson County         Mansfield                  622
                        Carrollton          49,821
                        Combine                624      Kaufman County         Dallas                       0
                        Grapevine                0                             Seagoville                   7
                        Lewisville             267
                        Ovilla                 298      Parker County          Azle                     1,581
                        Wylie                  315                             Mineral Wells            2,176

Denton County           Coppell                592      Rockwall County        Dallas                      21
                        Dallas              26,055                             Garland                      0
                        Fort Worth              44                             Rowlett                  7,125
                        Frisco              13,218                             Wylie                      281
                        Plano                3,588
                        Southlake              480      Tarrant County         Burleson                 3,728
                                                                               Grand Prairie           32,653
================================================================================================================

The following chart indicates population growth since 1987 of the total PMSA, Dallas PMSA and Fort Worth PMSA.

                  TOTAL
                  PMSA                 DALLAS PMSA                 FW/ARL PMSA
                  ----                 -----------                 -----------

1/1/89            3,824,650             2,513,250                   1,311,400
1/1/90            3,889,800             2,556,150                   1,333,650
1/1/91            3,935,200             2,587,100                   1,348,100
1/1/92            3,987,800             2,622,800                   1,365,000
1/1/93            4,034,050             2,656,450                   1,377,600
1/1/94            4,108,150             2,708,900                   1,399,250
1/1/95            4,371,500             2,902,100                   1,469,400
1/1/96            4,453,600             2,964,000                   1,489,400
1/1/97            4,521,300             3,016,000                   1,503,700
1/1/98            4,736,000             3,161,800                   1,574,200
1/1/99            4,857,200             3,242,600                   1,614,500
1/1/00            5,030,828             3,369,303                   1,661,525
1/1/01            5,131,250             3,439,950                   1,691,300
1/1/02            5,277,750             3,538,400                   1,739,350
1/1/03            5,416,450             3,624,150                   1,792,300


Humphries & Associates               II - 7

For the past 15 years, the compound annual growth rates have been - Total PMSA (2.37%), Dallas total PMSA (2.51%), and Ft. Worth PMSA (2.19%).

The following chart represents the fastest growing cities within the area from 2002-2003. All of these cities are located within the northern portion of the metroplex and a majority is located near D/FW Airport.

================================================================================
           Dallas/Ft. Worth Area Cities With Fastest Percentage Growth
                                   2002 - 2003
--------------------------------------------------------------------------------
              City*                 Population Gain                  Percent
--------------------------------------------------------------------------------
Denton                                   5,500                         5.13%
--------------------------------------------------------------------------------
Flower Mound                             2,240                         4.06%
--------------------------------------------------------------------------------
Keller                                   1,800                         6.00%
--------------------------------------------------------------------------------
Euless                                   2,000                         4.19%
--------------------------------------------------------------------------------
The Colony                               3,420                        10.48%
--------------------------------------------------------------------------------
Little Elm                               3,750                        50.34%
--------------------------------------------------------------------------------
Wylie                                    2,200                         5.31%
--------------------------------------------------------------------------------
Allen                                    4,350                         8.30%
--------------------------------------------------------------------------------
Frisco                                    5,300                       10.58%
--------------------------------------------------------------------------------
McKinney                                 8,650                        13.33%
--------------------------------------------------------------------------------
Mansfield                                3,950                        11.65%
--------------------------------------------------------------------------------
*Cities with population greater than 5,000
Source: North Central Texas Council of Governments 2003 Population Estimates
================================================================================

EMPLOYMENT

The Dallas/Ft. Worth economy created more jobs from 1990 to 2000 than any other metropolitan area in the United States. Job creation peaked in 1997 at 130,000 jobs. The D/FW area created an additional 103,000 jobs in 1998, 88,300 in 1999 and 102,700 new jobs in 2000.


Humphries & Associates               II - 8

Following strong economic growth in 2000, the Dallas/Ft. Worth's economy began to decline in late 2001. During 2001 and 2002, D/FW had job losses of 77,500 and 29,900. The job loss was primarily due to layoffs in high-tech, telecommunication and travel sectors as a result of the events of 9/11 and the national economic slowdown.

One of the driving forces for demand of real property, both vacant land and improved property, is job growth. The chart below illustrates the number of jobs added in recent years in the DFW CMSA.

             Year               Total Non-Ag., Job Growth
             ----               -------------------------
             1980                        67,900
             1981                        61,900
             1982                        22,400
             1983                        52,300
             1984                       141,000
             1985                       103,800
             1986                        24,200
             1987                        -7,100
             1988                        34,500
             1989                        38,500
             1990                        60,300
             1991                           200
             1992                        21,000
             1993                        55,800
             1994                        75,000
             1995                        75,000
             1996                        80,000
             1997                       130,000
             1998                       103,000
             1999                        88,300
             2000                       102,700
             2001                       -29,900
             2002                       -77,500

Source: M/PF Research, Inc. and Texas Labor Market Review.


Humphries & Associates               II - 9

Metro Overview

Although the pace of annual employment loss appears to be slowing in Dallas/Ft. Worth, the area's May job count was still significantly down from the year-earlier level. May 2003's employment base of 2.710 million jobs was off 25,700 positions, or a 0.9% contraction from the 2nd quarter 2002 figure, according to the Bureau of Labor Statistics.

Continuing to hurt the local economy's overall performance, the region's high-tech and telecommunications firms have yet to find a firm footing. Troubled by over-investment and too-little demand, both industries continue to slash payrolls. Some of the most recent announcements came from large corporations that have continued their downsizing efforts from 2001 and 2002. Worldcom, which shed 20,700 positions in 2002, announced in February 2003 it will slash up to 5,000 jobs nationwide, part of a plan to emerge from bankruptcy in April. The company did not disclose how its Richardson office would be impacted. Swedish telecommunications equipment maker Ericsson, which employs roughly 1,600 people at its U.S. headquarters in Plano, stated in February that it would further downsize its employee count. The company, which eliminated 20,600 positions in 2002, has laid out a roadmap back to profitability that will include the shedding of another 5,000 or so jobs. Present restructuring will cost 44 jobs in Richardson and Plano, reflecting the transfer of some functions to Canada. Other companies making notable job cuts include FSI International. In March, the Minnesota-based company announced the closing of its microlithography unit in Allen and the cutting of 199 jobs. Although the exact number of jobs involved is not yet known, 800 Microsoft employees in Las Colinas face layoffs. The Redmond, WA Company is in the process of transferring its customer call center jobs to Canada and India. Call centers in North Carolina and Washington will also be impacted. A local telecom equipment maker, Xtera Communications, released 50 employees in February. Cyneta Networks, maker of switching technology for wireless networks, lost 20 positions and its CEO in March.


Humphries & Associates               II - 10

Other high-tech and telecom D/FW companies that have made significant cuts during the last year run the gamut from industry giants to recent start-ups, including Electronic Data Systems Corp., Texas Instruments, i2 Technologies, Inc., Southwestern Broadband, SBC Communications, Nortel Networks, Alcatel USA, Nokia, Fujitsu, Motorola, Verizon Communications, Jabil Circuits, and Marconi Communications to name a few.

The employment outlook survey released in February 2003 by Manpower, Inc. indicates that 8% of Dallas area employers said they would add staff and 4% said they would cut staff in April-June. The picture was brighter just three months previously, when the survey reported that 20% of area employers said they would hire and 4% said they would cut back. Uncertainty in the marketplace and a higher level of caution, have been suggested as causes for the dip. Stronger hiring activity is anticipated in Tarrant County, where 20% of employers expect to hire versus 12% predicting cuts in 2nd quarter.

Transportation and tourism, another economic sector usually considered a stronghold of the Dallas/Ft. Worth economy, is still depressed. The transportation sector in Dallas on net lost more than 6,000 jobs during the past year. American Airlines, the area's biggest private sector employer, after slashing thousands of jobs in 2001 and 2002, announced in June that it would begin laying off 3,100 flight attendants. The airline is also considering cutting routes to reduce costs. The company has already shed 57 planes over the past year and expects to divest itself of 57 further aircraft by next summer. Furthermore, continued slowdown in the travel industry has forced other travel-related companies to reduce their workforces. Sabre Holdings Corp, for example, announced layoffs totaling nearly 500 employees by 2002's end in an effort to reduce costs at the Internet-based travel company. This is the second round of layoffs at Southlake-based Sabre in the last year. Cedant, corporate parent of Avis Rent A Car, in incorporating the administrative functions of the recently acquired Budget Rent A Car, is closing a Budget call center in Carrollton. All 293 of the shop's employees will be let go between March 14 and June 27, when the location


Humphries & Associates               II - 11
will be closed permanently. The logistics and transportation division of Miami-based Ryder Systems, Inc. let go all 100 workers at its auto-parts logistics operation in Roanoke in December Regional Area Analysis, continued

2002. A south Dallas steel container manufacturing plant owned by Ohio-based BWAY Corp. will begin closing in early August. When the shutdown is complete at the end of August 52 employees will have been laid off. A similar number of employees are being transferred to the firm's Garland facility.

While D/FW layoffs continue in some economic sectors, significant growth is underway in others. AAA Automobile Club of Southern California, the largest US chapter of the AAA, is transferring its Texas hub from Houston to the D/FW area. The company plans to hire 400 employees initially, with a further 400 following shortly. Chicago-based Bank One is constructing a new operations and call center on 22 acres of land just south of Dallas/Ft. Worth International Airport. Once completed, staffing of the facility will add up to 1,000 people to the company's regional employment roster. New Breed Logistics, a North Carolina company, has leased space for a new distribution center in Ft. Worth. The facility will employ 500 to 900 workers once fully established. A new wholesale mortgage origination company, AmPro Mortgage Corp., relocated its corporate headquarters from Phoenix to Dallas during 1st quarter 2003. The move added about 100 new hires to the company's employment rolls. Increased defense spending in particular is also proving a benefit for the Dallas/Ft. Worth area, since the region is one of the nation's key providers of defense and security equipment and components. In fact, in the fall of 2001, Lockheed Martin Corp. was awarded a $200 billion defense contract. Since the defense manufacturer was awarded the F-35 Joint Strike Fighter, employment at Ft. Worth-based Lockheed Martin has climbed dramatically. The company has added about 2,000 new employees, and the company anticipates hiring more. Raytheon Co. has also been boosting staff, focusing on those with information technology and engineering expertise. The company expects to hire 150 to 200 people in the North Texas area some time in the next year. Additionally encouraging news comes from Parsons Corp., one of the nation's largest engineering and construction firms. The firm plans to expand into Ft.


Humphries & Associates               II - 12

Worth, thanks to a large contract with the Federal Aviation Administration. The Dallas Business Journal reports that Parsons will open 10 regional offices nationwide and employ between 900 and 1,500 engineers, technicians and support staff as a result of a four-year, $481 million contract with the FAA. The new Ft. Worth office will employ 50 people as well as another 100 field staff working from the FAA's Ft. Worth-based southwest regional headquarters.

On the retail front, The Container Store is expanding its headquarters near D/FW International Airport. The company plans to move from its Farmers Branch location after building a 1.1 million SF headquarters building and warehouse complex north of the airport and will expand its workforce by about 400 employees. Also, furniture retailer Rooms to Go plans to build one of the largest retail distribution and office complexes in the region. The new Grand Prairie facility will be home to 250 current employees, with plans calling for the addition of another 400 employees in the future.

Growth by Industry

The Government sector has historically proven to be the D/FW employment sector immune from job losses. This stability pushes the Government sector ahead of the other job categories in year-ending May 2003 employment growth. Annual job gains of 12,400 positions over the past year, primarily in the local government subsector, equates to a 3.7% rise. The Dallas metro accounted for 8,000 of these new jobs.

After dipping into negative employment change in year-ending 1st quarter 2003, D/FW's Financial Activities sector has returned to positive job gain. The sector added 200 positions to its labor pool during year-ending May 2003, a 0.1% increase. While the Dallas metro's Financial Activities category actually shed jobs over the past year, the addition of 700 positions in Ft. Worth counteracted this decline.

The relatively small Natural Resources and Mining sector reported modest cutbacks during the past year, shedding 1,000 jobs, a 7.4% reduction. The large Services sector also reported job


Humphries & Associates               II - 13
losses, contracting by 1,700 jobs, or 0.2%, during year-ending May. Deeper cuts of 4,600 positions, or 3.1% from May 2002 to May 2003 were noted in the Construction sector. Transportation and Utilities positions were also hard hit, with 6,500 fewer workers employed by the close of year-ending 2nd quarter 2003, equating to a 4.8% loss. The Trade category eliminated 6,600 jobs, translating to a 1.4% job base reduction.

The deepest cuts occurred in the Information and Manufacturing sectors. Information employers lost 8,600 jobs, a 7.9% decline, during the past year. Most Information jobs lost during the past year were seen in the Dallas area (7,800 jobs), reflecting the concentration of struggling producers of telecommunications equipment in the area. Difficulties continue for the region's manufacturers. The Manufacturing sector's job pool proved the hardest hit over the past year, with 9,300 positions cut, a 3% contraction.

The following charts detail the employment statistics:

1.    History of wage and salary employment trends -
      December 1980 to December 2002
      Source: Texas Employment Commission

2.    Wage and salary trends compared to total employment.
      Source: Texas Employment Commission


Humphries & Associates               II - 14

===============================================================================================================================
                                                    Employment Statistics
-------------------------------------------------------------------------------------------------------------------------------
         Area                Base Year         Est.            Est.          Est.            Est.          Est.          Est.
                               1986         Employment      Increase/     Employment      Increase/     Employment    Increase/
                                               1990           Year           2000            Year          2010          Year
-------------------------------------------------------------------------------------------------------------------------------
CMSA                        2,180,872       2,377,753         49,220      2,872,869          49,512      3,325,633      45,276
-------------------------------------------------------------------------------------------------------------------------------
PMSA-DALLAS                 1,575,011       1,717,700         35,672      2,049,018          33,132      2,320,767      27,175
-------------------------------------------------------------------------------------------------------------------------------
PMSA-FW/A                     605,861         660,053         13,548        823,851          16,380      1,004,866      18,102
-------------------------------------------------------------------------------------------------------------------------------
COUNTIES* - PMSA-DALLAS*
-------------------------------------------------------------------------------------------------------------------------------
COLLIN                         88,454          99,727          2,818        146,292           4,657        189,781       4,349
-------------------------------------------------------------------------------------------------------------------------------
DALLAS                      1,358,015       1,474,567         29,138      1,723,440          24,887      1,919,961      19,652
-------------------------------------------------------------------------------------------------------------------------------
DENTON                         67,953          77,754          2,450        101,166           2,341        122,830       2,166
-------------------------------------------------------------------------------------------------------------------------------
ELLIS                          29,604          31,871            567         37,564             569         41,444         388
-------------------------------------------------------------------------------------------------------------------------------
KAUFMAN                        21,188          22,320            283         26,376             406         28,829         245
-------------------------------------------------------------------------------------------------------------------------------
ROCKWALL                        9,797          11,461            416         14,180             272         17,922         374
-------------------------------------------------------------------------------------------------------------------------------
PMSA-FW/A*
-------------------------------------------------------------------------------------------------------------------------------
JOHNSON                        34,266          36,698            608         42,267             557         49,149         688
-------------------------------------------------------------------------------------------------------------------------------
PARKER                         20,014          21,979            491         24,714             274         28,881         417
-------------------------------------------------------------------------------------------------------------------------------
TARRANT                       551,581         601,376         12,449        756,870          15,549        926,836      16,997
-------------------------------------------------------------------------------------------------------------------------------
MAJOR CITIES* - COLLIN COUNTY*
-------------------------------------------------------------------------------------------------------------------------------
ALLEN                           3,180           3,602            106          5,025             142          6,564         154
-------------------------------------------------------------------------------------------------------------------------------
FRISCO                          2,380           2,786            102          5,179             239          8,749         357
-------------------------------------------------------------------------------------------------------------------------------
MCKINNEY                       13,123          14,816            423         19,200             438         24,977         578
-------------------------------------------------------------------------------------------------------------------------------
PLANO                          52,124          59,143          1,755         80,030           2,089         96,500       1,647
-------------------------------------------------------------------------------------------------------------------------------
DALLAS COUNTY*
-------------------------------------------------------------------------------------------------------------------------------
ADDISON                        37,534          44,680          1,787         69,006           2,433         74,540         553
-------------------------------------------------------------------------------------------------------------------------------
CARROLLTON                     54,196          63,335          2,285         81,625           1,829         92,998       1,137
-------------------------------------------------------------------------------------------------------------------------------
CEDAR HILL                      2,391           2,828            109          3,638              81          4,673         104
-------------------------------------------------------------------------------------------------------------------------------
DALLAS                        892,516         947,467         13,738      1,058,647          11,118      1,158,328       9,968
-------------------------------------------------------------------------------------------------------------------------------
DESOTO                          9,568          10,046            120         11,825             178         12,244          42
-------------------------------------------------------------------------------------------------------------------------------
DUNCANVILLE                     9,881          11,433            388         12,700             127         12,813          11
-------------------------------------------------------------------------------------------------------------------------------
FARMERS BRANCH                 58,807          65,723          1,729         77,348           1,163         85,408         806
-------------------------------------------------------------------------------------------------------------------------------
GARLAND                        62,376          68,209          1,458         80,531           1,232         89,518         899
-------------------------------------------------------------------------------------------------------------------------------
GRAND PRAIRIE                  57,518          61,564          1,012         76,188           1,462         93,369       1,718
-------------------------------------------------------------------------------------------------------------------------------
IRVING                         95,623         109,989          3,592        142,377           3,239        172,297       3,002
-------------------------------------------------------------------------------------------------------------------------------
MESQUITE                       30,153          32,928            694         39,463             654         45,184         572
-------------------------------------------------------------------------------------------------------------------------------
RICHARDSON                     60,813          67,991          1,795         93,628           2,564        112,334       1,871
-------------------------------------------------------------------------------------------------------------------------------
ROWLETT                         3,339           4,215            219          3,830             162          7,765         194
-------------------------------------------------------------------------------------------------------------------------------
DENTON COUNTY*
-------------------------------------------------------------------------------------------------------------------------------
DENTON                         32,001          34,339            585         37,973             363         42,095         412
-------------------------------------------------------------------------------------------------------------------------------
FLOWER MOUND                    1,518           2,983            366          6,287             330          8,006         172
-------------------------------------------------------------------------------------------------------------------------------
LEWISVILLE                     15,890          18,250            590         23,514             526         27,580         407
-------------------------------------------------------------------------------------------------------------------------------
THE COLONY                      1,592           1,777             46          2,880             110          3,491          61
-------------------------------------------------------------------------------------------------------------------------------
ROCKWALL COUNTY*
-------------------------------------------------------------------------------------------------------------------------------
ROCKWALL                        5,389           6,076            172          8,194             212         10,777         258
-------------------------------------------------------------------------------------------------------------------------------
TARRANT COUNTY*
-------------------------------------------------------------------------------------------------------------------------------
ARLINGTON                      86,270          96,878          2,652        125,250           2,837        156,530       3,128
-------------------------------------------------------------------------------------------------------------------------------
BEDFORD                        13,404          14,520            279         17,208             269         17,798          59
-------------------------------------------------------------------------------------------------------------------------------
BENBROOK                        2,841           3,324            121          5,535             221          7,767         223
-------------------------------------------------------------------------------------------------------------------------------
COLLEYVILLE                     1,974           2,362             97          5,021             266         11,088         607
-------------------------------------------------------------------------------------------------------------------------------
EULESS                          8,326           9,461            284         13,872             441         16,947         308
-------------------------------------------------------------------------------------------------------------------------------
FORT WORTH                    309,223         332,891          5,917        399,742           6,685        476,636       7,689
-------------------------------------------------------------------------------------------------------------------------------
GRAPEVINE                      22,646          25,210            641         33,217             801         44,039       1,082
-------------------------------------------------------------------------------------------------------------------------------
MANSFIELD                       3,980           3,973             -2          6,402             243          9,195         279
-------------------------------------------------------------------------------------------------------------------------------
N. RICHLAND HILLS              10,390          11,692            326         16,054             436         21,154         510
===============================================================================================================================

      Source: NORTH CENTRAL TEXAS COUNCIL OF GOVERNMENTS - 1991 - Most recent available data based on 1990 census.
      FW/A - FORT WORTH, ARLINGTON
      EMPLOYMENT - PERSONS EMPLOYED IN THE DESIGNATED AREA


Humphries & Associates               II - 15

================================================================================================================================
                                             WAGE AND SALARY EMPLOYMENT TRENDS
                                                       DALLAS PMSA(000)
--------------------------------------------------------------------------------------------------------------------------------
       DEC.       MANUFAC.    MINING    CONSTR.    TRANS.     TRADE      FIRE.     SERVICES     GOVERN.     TOTAL       CHANGE
--------------------------------------------------------------------------------------------------------------------------------
      1980         215.6       21.1      57.5       68.5      288.2      90.1        188.9      127.6       1057.5
--------------------------------------------------------------------------------------------------------------------------------
      1981         216.6       25.2      60.3       74.2      297.7      93.1        203.4      124.9       1095.4       37,900
--------------------------------------------------------------------------------------------------------------------------------
      1982         204.3       24.7      65.0       73.7      300.3      99.1        218.4      126.1       1111.6       16,200
--------------------------------------------------------------------------------------------------------------------------------
      1983         212.8       23.7      72.0       76.4      318.8     108.0        241.0      128.3       1181.0       69,400
--------------------------------------------------------------------------------------------------------------------------------
      1984         231.2       23.8      80.8       82.3      352.1     121.8        271.0      132.4       1295.4      114,400
--------------------------------------------------------------------------------------------------------------------------------
      1985         231.3       23.1      85.6       85.9      366.5     131.2        282.6      140.1       1346.3       50,900
--------------------------------------------------------------------------------------------------------------------------------
      1986         224.1       19.3      72.1       86.7      363.6     133.1        284.9      149.2       1333.0      -13,300
--------------------------------------------------------------------------------------------------------------------------------
      1987         223.7       18.7      57.3       87.8      358.1     128.3        288.4      148.9       1311.2      -21,800
--------------------------------------------------------------------------------------------------------------------------------
      1988         221.2       17.7      46.2       93.0      359.3     126.1        324.9      152.2       1340.6       29,400
--------------------------------------------------------------------------------------------------------------------------------
      1989         220.2       16.9      49.1       97.8      361.6     126.4        344.9      156.7       1373.6       33,000
--------------------------------------------------------------------------------------------------------------------------------
      1990         218.9       17.9      47.2       83.1      362.4     124.3        370.5      163.0       1387.3       13,700
--------------------------------------------------------------------------------------------------------------------------------
      1991         210.9       18.0      43.5       85.3      363.2     127.3        370.8      168.3       1387.3            0
--------------------------------------------------------------------------------------------------------------------------------
      1992         209.2       17.9      43.5       87.2      367.1     122.1        374.8      170.3       1392.1        4,300
--------------------------------------------------------------------------------------------------------------------------------
      1993         209.7       16.8      52.5       88.2      370.1     120.7        410.4      177.6       1446.0       53,900
--------------------------------------------------------------------------------------------------------------------------------
      1994         223.6       16.8      62.9       99.8      401.1     132.0        437.0      194.3       1567.5      121,500
--------------------------------------------------------------------------------------------------------------------------------
      1995         232.9       11.8      69.3      106.5      421.1     131.5        473.1      194.7       1641.2       73,700
--------------------------------------------------------------------------------------------------------------------------------
      1996         237.1       11.3      75.3      114.3      438.7     131.6        495.2      198.1       1701.2       60,000
--------------------------------------------------------------------------------------------------------------------------------
      1997         243.4       12.0      83.4      124.9      448.8     134.8        532.7      197.6       1777.6       76,400
--------------------------------------------------------------------------------------------------------------------------------
      1998         252.9       11.7      89.2      133.1      453.1     147.3        578.0      208.2       1873.5       95,900
--------------------------------------------------------------------------------------------------------------------------------
      1999         256.5       11.8      99.3      132.6      468.9     160.8        593.4      213.2       1936.5       63,000
--------------------------------------------------------------------------------------------------------------------------------
      2000         251.0        8.8     110.3      143.0      511.6     157.0        636.4      226.9       2045.0      108,500
--------------------------------------------------------------------------------------------------------------------------------
      2001         232.7        9.2     104.4      140.5      508.5     157.3        619.6      230.2       1994.6      -50,400
--------------------------------------------------------------------------------------------------------------------------------
      2002         227.3        9.2     104.0      138.3      492.5     156.9        620.9      235.6       1989.4       -5,200
--------------------------------------------------------------------------------------------------------------------------------
                                                Ft. Worth/Arlington PMSA (000)
--------------------------------------------------------------------------------------------------------------------------------
      1980         108.4        4.3      22.5       25.1      110.7      21.0         70.7       55.6        418.3
--------------------------------------------------------------------------------------------------------------------------------
      1981         112.0        5.4      21.7       25.2      117.3      20.4         76.8       55.7        434.5       16,200
--------------------------------------------------------------------------------------------------------------------------------
      1982          97.4        4.6      23.3       22.0      121.0      22.2         79.0       57.7        427.2       -7,300
--------------------------------------------------------------------------------------------------------------------------------
      1983         102.7        4.6      27.1       24.2      126.7      24.2         85.4       57.6        452.5       25,300
--------------------------------------------------------------------------------------------------------------------------------
      1984         110.7        4.5      31.3       26.1      136.0      26.7         95.5       59.9        490.7       38,200
--------------------------------------------------------------------------------------------------------------------------------
      1985         114.0        4.3      32.4       26.1      139.3      28.1        103.5       62.9        510.6       19,900
--------------------------------------------------------------------------------------------------------------------------------
      1986         114.9        3.4      29.4       27.3      139.0      28.6        109.5       63.1        515.2        4,600
--------------------------------------------------------------------------------------------------------------------------------
      1987         117.8        3.3      25.8       28.2      135.0      28.6        113.5       65.2        517.4        2,200
--------------------------------------------------------------------------------------------------------------------------------
      1988         119.3        3.6      18.9       31.6      134.3      26.5        115.1       69.3        518.6        1,200
--------------------------------------------------------------------------------------------------------------------------------
      1989         120.8        4.0      22.1       33.1      140.9      27.2        123.5       71.8        543.4       24,800
--------------------------------------------------------------------------------------------------------------------------------
      1990         116.1        4.6      22.2       56.2      153.5      27.1        136.5       77.5        593.7       50,300
--------------------------------------------------------------------------------------------------------------------------------
      1991         104.7        4.4      19.4       59.2      151.5      28.0        142.3       79.5        589.0       -4,700
--------------------------------------------------------------------------------------------------------------------------------
      1992         102.2        4.4      19.5       58.3      149.4      27.0        146.6       83.7        591.1        2,100
--------------------------------------------------------------------------------------------------------------------------------
      1993         100.5        4.4      22.1       60.5      153.8      27.6        156.2       83.9        609.0       17,900
--------------------------------------------------------------------------------------------------------------------------------
      1994         100.6        4.5      27.1       58.6      169.0      29.8        166.0       87.8        643.4       34,400
--------------------------------------------------------------------------------------------------------------------------------
      1995         105.5        4.4      29.2       63.9      173.9      29.3        172.2       89.1        667.5       24,100
--------------------------------------------------------------------------------------------------------------------------------
      1996         106.4        4.4      31.5       62.6      178.9      31.1        181.8       92.6        689.3       21,800
--------------------------------------------------------------------------------------------------------------------------------
      1997         109.6        4.4      35.4       66.9      189.3      32.5        189.5       94.1        721.7       32,400
--------------------------------------------------------------------------------------------------------------------------------
      1998         111.4        4.3      37.1       70.8      196.4      33.4        201.7       92.9        748.0       26,300
--------------------------------------------------------------------------------------------------------------------------------
      1999         113.7        4.6      43.4       75.1      201.3      37.3        212.2       97.8        785.4       37,400
--------------------------------------------------------------------------------------------------------------------------------
      2000         110.8        3.9      45.1       80.5      204.5      40.4        222.1      102.8        810.1       24,700
--------------------------------------------------------------------------------------------------------------------------------
      2001         107.0        4.4      44.9       79.6      203.0      41.6        215;9      105.0        801.4       -8,700
--------------------------------------------------------------------------------------------------------------------------------
      2002         105.0        4.6      45.4       77.7      198.2      41.6        216.6      107.0        796.1       -5,300
================================================================================================================================

SOURCE: TEXAS EMPLOYMENT COMMISSION - LABOR MARKET REVIEW PUBLICATIONS


Humphries & Associates               II - 16

======================================================================================================================
                                        Total Employment Summary - D/FW Area
----------------------------------------------------------------------------------------------------------------------
                            Total                                    %                Wage &
      December            Employed                  Change       Unemployed         Salary Total              Change
----------------------------------------------------------------------------------------------------------------------
        1980              1,485,400                                 4.1             1,475,800
----------------------------------------------------------------------------------------------------------------------
        1981              1,604,800                 119,400         3.5             1,529,900                  54,100
----------------------------------------------------------------------------------------------------------------------
        1982              1,639,400                  34,600         5.2             1,538,800                   8,900
----------------------------------------------------------------------------------------------------------------------
        1983              1,759,700                 120,300         4.4             1,633,500                  94,700
----------------------------------------------------------------------------------------------------------------------
        1984              1,850,925                  91,225         3.7             1,786,100                 152,600
----------------------------------------------------------------------------------------------------------------------
        1985              1,897,000                  46,075         4.4             1,856,900                  70,800
----------------------------------------------------------------------------------------------------------------------
        1986              1,986,900                  89,900         6.4             1,848,200                  -8,700
----------------------------------------------------------------------------------------------------------------------
        1987              2,039,800                  52,900         5.3             1,828,600                 -19,600
----------------------------------------------------------------------------------------------------------------------
        1988              2,030,100                  -9,700         5.0             1,859,200                  30,600
----------------------------------------------------------------------------------------------------------------------
        1989              2,014,300                 -15,800         4.6             1,917,000                  57,800
----------------------------------------------------------------------------------------------------------------------
        1990              2,056,600                  42,300         5.5             1,981,000                  64,000
----------------------------------------------------------------------------------------------------------------------
        1991              2,026,100                 -30,500         6.4             1,976,300                  -4,700
----------------------------------------------------------------------------------------------------------------------
        1992              2,064,500                  38,400         6.7             2,017,300                  41,000
----------------------------------------------------------------------------------------------------------------------
        1993              2,302,400                 266,100         5.2             2,113,200                  95,900
----------------------------------------------------------------------------------------------------------------------
        1994              2,396,000                  93,600         4.8             2,210,900                  97,000
----------------------------------------------------------------------------------------------------------------------
        1995              2,442,700                  46,700         4.2             2,308,700                  97,800
----------------------------------------------------------------------------------------------------------------------
        1996              2,518,600                  75,900         3.3             2,390,500                  81,800
----------------------------------------------------------------------------------------------------------------------
        1997              2,624,100                 105,500         3.0             2,499,300                 108,800
----------------------------------------------------------------------------------------------------------------------
        1998              2,695,200                  71,100         2.7             2,621,500                 122,200
----------------------------------------------------------------------------------------------------------------------
        1999              2,783,500                  91,084         2.8             2,721,900                 100,400
----------------------------------------------------------------------------------------------------------------------
        2000              2,871,700                  88,200         2.6             2,855,100                 133,200
----------------------------------------------------------------------------------------------------------------------
        2001              2,799,300                 -72,400         5.6             2,796,000                 -59,100
----------------------------------------------------------------------------------------------------------------------
        2002              2,806,884                   7,584         6.1             2,785,500                 -10,500
======================================================================================================================

UNPAID FAMILY WORKERS, DOMESTICS, AG WORKERS, AND WORKERS INVOLVED IN LABOR/MANAGEMENT DISPUTES + WAGE AND SALARY EMPLOYMENT + SELF-EMPLOYED = TOTAL EMPLOYED

TRANSPORTATION

In January 1974, the Dallas/Fort Worth Regional Airport began operations and immediately made the Metroplex a major air transportation center. This giant facility of some 17,000 acres is nine miles long and eight miles wide, at its extremities. Air passenger and cargo levels are increasing and the area around the airport is experiencing rapid growth. Today, the airport is the second busiest in the nation with expansion plans underway for two new runways. Rail, bus, trucking, etc. also serve the Metroplex. The Metroplex is considered a transportation center of the southwest.


Humphries & Associates               II - 17

FINANCIAL DATA

The Metroplex is home for over 150 commercial banks and contains the second largest concentration of life insurance company headquarters in the United States. The Metroplex also is the home of numerous savings and loan associations.

In the late 1980's, there were publicized problems in the Dallas Financial Community. The effect of the consolidations and sales can be seen in an average employment decline of 2,280 per year in the finance/insurance/real estates sectors of the D/FW CMSA over the five years beginning in 1987. Another effect has been the lack of a large CBD lending institution which is locally owned, which has historically been a stabilizing factor not only for the CBD but the Metroplex as a whole. The consolidation or elimination of financial institutions (banks, savings and loans, insurance, etc.) has left large vacancies in Class B, C & D buildings within both the Dallas and Fort Worth Central Business District in the early 1990'S. In the latter 1990's, as financial institutions rebounded, large mergers have taken place. These include Bank One/First Chicago, Citibank/Travelers, Chase/Texas Commerce, Bank America/Nations Bank, etc. One of the main reasons for these consolidations is cost savings. These consolidations have put further pressure on Dallas and Ft. Worth CBD occupancies. The 1st Qtr. 2002 MPF/RIS, Inc. estimates CBD occupancy to be 71% for Dallas and 87% for Ft. Worth.

The declining trend has slowly reversed with the Finance/Insurance/Real Estate Employment sector posting gains of 10.9% (1997), 13.3% (1998), 9.4% (1999), 3.4%
(2000) and .2% (2001). Depository and Nondepository institutions (e.g., banks, thrifts, and credit unions) produced roughly three-quarters of the gain, with insurance agents producing much of the rest. This sector now represents 7.9% of D/FW employment, versus 6% nationally.

PERSONAL INCOME TRENDS

Per the survey of Buying Power published annually by the Sales and Marketing Management Magazine, the median household income for the D/FW CMSA has grown at an annual compounded growth rate of+/-3% since 1983.


Humphries & Associates               II - 18

Residential Market Conditions

According to the 1st Quarter 2003 Residential Strategies, Inc., after two years of economic recession that has been characterized by a net decrease over 111,000 job losses in the D/FW area, the new home industry has set yet another annual start record. Indeed these are strange time, but the facts are what they are. The builders have had an excellent Spring 2003 selling season and the suburban new home annual start rate has now surpassed 38,000 units.

Starts and closings are forming a broad topping out pattern. Lot deliveries, which were up for most of 2002, continue to outpace starts, but are beginning to slow. The lot development pipeline reveals about 7,200 lots at the street/utility stage and about 16,400 lots at the grading/staking stage. In aggregate this represents about a 7.5 months supply of lots under development; thus RSI anticipates lot levels to remain fairly flat for the next two to three quarters.

The suburban market did surpass 38,000 starts now representing almost $8 billion of annual single family investment in this market. It should be noted that the Greater Fort Worth market is gradually assuming a greater share of the D/FW demand with now nearly 14,000 annual starts. For much of the 1990's Greater Fort Worth maintained a 31-33% share of market. Fort Worth's ability to generate more affordable housing has propelled its growth in the past few years. Today, Greater Tarrant County represents just shy of 37% of all metroplex housing starts.

Finished vacant inventory remains fairly steady at 2.2 months supply and the vacant lot supply stands just below a 2-year supply. The Fort Worth months supply is abnormally low because of the very tight 10 months supply of lots in the Southeast Arlington market.

The results from RSI's traffic and sales survey effort show that for January and March of 2003, most builders, were at or above traffic and sales figures for the same period a year ago. February and April were generally flat but still very strong. Very welcome news came in the form of a much lower cancellation rate that was seen during most the 4th Quarter 2002. The spring market


Humphries & Associates               II - 19
has been very good for the builders and additional good news came from the fact that buyer behavior was unaffected by the events of the Iraq war.

Despite the positive sales trends, it should be noted that the market is extremely competitive with numerous incentives abounding in the market. Buyers continue to shop hard for deals. Several builders have shared with RSI that they have sacrificed gross margin in order to achieve velocity. Thus, it is clear that net margins are razor thin. It is an unforgiving market, and, as RSI has watched over the past year, some smaller builders have fallen by the wayside. In the tactical market as seen today, perhaps the most important aspect of homebuilding is knowing one's costs on a current basis.

Builder and lender discipline remains in place in almost all price points with regard to spec inventory and is especially effective in the under $200,000 market where inventory moves quickly today. Focusing on the $200,000+ price points, annual closing rate by price point for the trailing five quarters. For the price points over $250,000, closings are off 3-4% over the past year. Finished vacant spec inventory is being well regulated. While 2.5 months supply is considered equilibrium with regard to finished housing, it is safe to say that the overall spec picture in all price points is very acceptable considering the slow-down in the higher price points. While a few pockets of over-building do exist in some select neighborhoods priced over $500,000, today's lenders should be commended for closely watching their portfolios.

With regard to months supply of lots, overall the market is fairly balanced at just under a 24-month supply. However, when analyzed on a price point basis, it is apparent that there is a dichotomy in the market. There is an ample supply of lots in the $200-250,000 price category, and an excessive supply of lots in the +$500,000 category. In the past, many of the custom builders have complained about the lack of locations available to them, especially in the Northern Dallas markets since many new neighborhoods were being monopolized by the high-end production builders. Clearly the situation has changed, and the small custom builders that have solid financial statements should be able to take advantage of the current situation. It should be mentioned, that


Humphries & Associates               II - 20
most of the overhang of lots in the Northeast Dallas market today are found in the West McKinney submarket. For comparison's sake, the $500,000+ Tollway market in Plano and Frisco has 228 starts chasing 547 lots, a 29-month supply. In West McKinney, The $500,000+ market has 69 starts chasing 421 lots, a 73-month supply.

Conversely, under $200,000 there continues to be a district shortage of lots with an overall supply of only about 18-months typical in most markets. As a result, most new development activity is focused here today, and this shortage has clearly spurred much of the activity towards special districts.

During the 12-month period ending March 2003, D/FW resales totaled a little over 87,000 units, down about 1.7% versus a year ago. More important is to examine the months supply of listings. Without question, D/FW saw a surge of new listings hit the market during the 1st Quarter of 2003, pushing the months supply up over 6-months to current levels of 6.4-months.

An examination of the months supply of listing inventory on a price point basis as published by the North Texas Real Estate Information Systems now shows that all price points over $110,000 are at or above a 6-month supply of listings.

While much of the increase in listings is due to the seasonality of the resale market, it is reasonable to believe that the months supply of resales may subside later in the year. RSI gathers resale information from two sources. The MLS information is a compilation of 8 local MLS services and is generally reflective of the five county D/FW area. The North Texas Real Estate Information Service covers a 21 county area and reports a slightly higher inventory level for the region at an 8-month supply. Regardless of the source, the conclusion for both are the same. While in the past the resale build-up has been a factor primarily for the high-end production and custom builders, going forward, resales will be an issue for all price points, even the value builders.


Humphries & Associates               II - 21

Over a year-over-year basis, resales at a higher price points are flat to down. In the heart of the market, the $100,000 to $200,000 price point, sales on a year-over-year basis are up 3-7%.

From an inventory perspective, the 1st Quarter 2003 market saw a noticeable increase in the number of units new to the market. In the $100,000 to $150,000 price range, inventory was up over 50% on a year-over-year basis and in the $150,000 to $200,000 price range up 35%.

The resale market has entered a new phase insofar as there is no longer a shortage of existing home inventory for any of the price points within which the new homebuilders compete. Looking ahead, RSI sees three ways in which the new home market will be effected: First, the sheer number of units in the market simply will draw buyers that may have purchased a new home to the existing market. Second, contingency sales will take longer to move simply due to the abundant supply of existing homes. Third, because most markets will now have an over-supply of existing home inventory, there will be very little to no ability to exact price increases. In fact, for homeowners who have seen price appreciation in their existing units who are desirous of moving their existing home more quickly, it would not be surprising to see future discounting in the existing home market at lower price points.

In conclusion, the outlook for the remainder of 2003 remains favorable albeit competitive. Most builders have established good sales backlogs going into the 2nd Quarter and it appears that mortgages rates will keep the market chugging along for the near future. Resumption of employment growth is critical for long-term success and RSI remains hopeful that housing demand from new employment growth will kick in before the benefits realized by low interest rates have been wrung out of the market. The good news is that there are rewards for those who are willing to work hard and smart, and success will be found by those offering quality and efficiency of operation.

The following chart is a summary of the current Dallas/Ft. Worth area housing inventory.


Humphries & Associates               II - 22

==============================================================================================================
                                     Housing Inventory Analysis by Market Area
                                              Dallas 1st Quarter 2003
--------------------------------------------------------------------------------------------------------------

                          Annual      Annual       Fin.      Vacant      Vacant       Months           Lots
     Market Area         Closings     Starts      Vacant     Supply*      Lots        Supply**       Delivered
--------------------------------------------------------------------------------------------------------------
Dallas Area               23,895      24,148       4,380       2.2       47,205         23.7          29,964
--------------------------------------------------------------------------------------------------------------
Ft. Worth Area            13,895      13,469       2,317       2.1       23,244         20.1          16,857
--------------------------------------------------------------------------------------------------------------
D/FW Area                 38,043      37,364       6,697       2.2       70,849         22.3          46,821
==============================================================================================================

*2.5 months is considered equilibrium
**24.0 months is considered equilibrium

The chart indicates an undersupply of vacant lots homes and finished vacant homes.

Multi-Family Market

The following is a summary of apartment market conditions in the D/FW area as reported by M/PF Research, Inc.

==========================================================================================================================
                                                APARTMENT MARKET PROFILE
--------------------------------------------------------------------------------------------------------------------------
                                                                              Dallas Area    Ft. Worth Area      D/FW Area
--------------------------------------------------------------------------------------------------------------------------
                    Existing Apartment Units                                  371,676             133,829         505,404
                    ------------------------------------------------------------------------------------------------------
 1st Quarter        Annual Apartment Completions                                7,746               2,350          10,096
    2002            ------------------------------------------------------------------------------------------------------
                    Quarterly Apartment Unit Absorption                        -3,270                -760          -4,030
                    ------------------------------------------------------------------------------------------------------
                    Annual Apartment Unit Absorption                           -9,290                -620          -9,910
                    ------------------------------------------------------------------------------------------------------
                    Average Gross Occupancy                                      91.5%               93.0%           91.9%
                    ------------------------------------------------------------------------------------------------------
                    Change from Year-Ago Quarter                                 -4.2                -2.2            -3.7
                    ------------------------------------------------------------------------------------------------------
                    Average Quoted Monthly rent                                  $724                $631            $699
                    ------------------------------------------------------------------------------------------------------
                    Same-Store % Change from Year Ago Quarter                     0.4%                1.9%            0.8%
--------------------------------------------------------------------------------------------------------------------------
                    Annual Apartment Unit Completions                           9,641               2,831          12,472
   1st Quarter      ------------------------------------------------------------------------------------------------------
       2003         Annual Apartment Unit Absorption                            7,900               2,200          10,100
     Forecast       ------------------------------------------------------------------------------------------------------
                    Average Gross Occupancy                                      91.3%               92.7%           91.6%
                    ------------------------------------------------------------------------------------------------------
                    Change From Year-Ago Quarter                                 -0.2                -0.3            -0.3
==========================================================================================================================

Retail Market

The following is a summary of retail market conditions in the D/FW area as reported by MPF/RIS as of the 1st Quarter 2003.


Humphries & Associates               II - 23

==========================================================================================================================
                                                       Dallas Area
--------------------------------------------------------------------------------------------------------------------------
   Quarter                         Occupancy                                         Average Base rent
--------------------------------------------------------------------------------------------------------------------------
   Yr/Mo.          ALL          R(1)        N/C(2)        S(3)         ALL         N/C           S               Yearly
                                                                                                               Absorption
--------------------------------------------------------------------------------------------------------------------------
  1996/4th         88%          94%          87%          93%        $12.01       $12.39       $10.39           2,071,931
--------------------------------------------------------------------------------------------------------------------------
  1997/4th         88%          91%          89%          85%        $12.52       $12.95       $10.83           1,892,984
--------------------------------------------------------------------------------------------------------------------------
  1998/4th         88%          88%          90%          85%        $12.99       $13.44       $11.33           1,430,829
--------------------------------------------------------------------------------------------------------------------------
  1999/4th         89%          89%          89%          86%        $13.27       $13.77       $11.80           3,136,415
--------------------------------------------------------------------------------------------------------------------------
  2000/4th         89%          91%          90%          87%        $14.25       $14.53       $12.69           5,094,940
--------------------------------------------------------------------------------------------------------------------------
  2001/4th         89%          85%          91%          88%        $14.81       $15.03       $12.62           1,060,144
--------------------------------------------------------------------------------------------------------------------------
  2002/4th         89%          90%          90%          87%        $15.11       $15.45       $13.01             371,113
--------------------------------------------------------------------------------------------------------------------------
  2003/4th         90%          91%          90%          87%        $15.40       $15.66       $13.42           1,381,769
--------------------------------------------------------------------------------------------------------------------------
                                                     Ft. Worth Area
--------------------------------------------------------------------------------------------------------------------------
  1996/4th         88%          93%          87%          86%        $10.43       $10.93       $ 9.25           1,464,161
--------------------------------------------------------------------------------------------------------------------------
  1997/4th         87%          91%          86%          85%        $10.95       $11.37       $ 9.48           1,356,287
--------------------------------------------------------------------------------------------------------------------------
  1998/4th         88%          91%          87%          86%        $11.40       $11.83       $ 9.88             871,893
--------------------------------------------------------------------------------------------------------------------------
  1999/4th         89%          91%          88%          88%        $11.83       $12.31       $10.11           1,484,006
--------------------------------------------------------------------------------------------------------------------------
  2000/4th         89%          92%          88%          86%        $11.93       $12.52       $10.30             712,800
--------------------------------------------------------------------------------------------------------------------------
  2001/4th         89%          90%          90%          87%        $12.66       $13.13       $11.02             -68,016
--------------------------------------------------------------------------------------------------------------------------
  2002/4th         87%          87%          87%          88%        $13.04       $13.67       $11.24            -731,327
--------------------------------------------------------------------------------------------------------------------------
  2003/4th         87%          88%          86%          88%        $13.58       $14.11       $12.07             991,106
==========================================================================================================================

(1) Regional Center
(2) Neighborhood/Community Center
(3) Strip Center

As of 4th Quarter 2003, the Dallas area had a total of 122,683,464 SF of retail space. Approximately 98,260,515 (80%) of the space is multi-tenant and approximately 24,422,949 SF (26%) is single tenant retail space. The Fort Worth area has a total of 59,382,001 SF of retail space of which 44,438,775 (75%) is multi-tenant and 14,943,226 (25%) is single tenant space.

As of 4th Quarter 2003, MPF/RIS reports 28 buildings containing 1,577,165 SF are under construction in the Dallas area. Seven of the buildings containing 566,311 SF will be owner occupied while 1,010,854 SF is multi-tenant space. Approximately 62% of the new multi-tenant space is pre-leased. Based upon recent absorption data for the Dallas area and improving economy, overall occupancies can be anticipated to remain flat to slightly increasing over the next year.



Humphries & Associates               II - 24

As of 4th Quarter 2003, MPF/RIS reports 23 buildings containing 976,188 SF is under construction in the Fort Worth area. Nine of the buildings containing 556,356 SF will be owner occupied while 419,832 SF is multi-tenant space. Approximately 22% of the new multi-tenant space is pre-leased. Based upon recent absorption data for the Fort Worth area and improving economy, overall occupancies can be anticipated to remain flat to slightly increasing over the next year.

Office

The following is a summary of office market conditions in the D/FW area as reported by MPF/RIS as of 4th Quarter 2003.

========================================================================================================================
                                                      Dallas Area
------------------------------------------------------------------------------------------------------------------------
       Qtr.                       Occupancy                       Annual Full Service Rent/SF
------------------------------------------------------------------------------------------------------------------------
    Year/Month         ALL       A         B        C        ALL         A          B           C              Annual
                                                                                                             Absorption
------------------------------------------------------------------------------------------------------------------------
     1996/4th          83%      91%       79%      64%     $17.57     $20.25     $14.76      $10.86           2,440,167
------------------------------------------------------------------------------------------------------------------------
     1997/4th          85%      92%       84%      66%     $20.00     $23.39     $16.73      $12.03           2,748,930
------------------------------------------------------------------------------------------------------------------------
     1998/4th          83%      87%       80%      71%     $12.67     $24.95     $18.01      $13.41             820,984
------------------------------------------------------------------------------------------------------------------------
     1999/4th          79%      80%       79%      73%     $21.72     $24.73     $18.55      $14.42           2,891,086
------------------------------------------------------------------------------------------------------------------------
     2000/4th          83%      86%       82%      69%     $21.82     $24.53     $18.81      $14.75           3,643,893
------------------------------------------------------------------------------------------------------------------------
     2001/4th          77%      81%       75%      69%     $21.82     $23.70     $18.40      $14.78          -4,256,686
------------------------------------------------------------------------------------------------------------------------
     2002/4th          75%      78%       73%      69%     $19.70     $21.89     $17.25      $14.59          -2,779,942
------------------------------------------------------------------------------------------------------------------------
     2003/4th          73%      75%       71%      67%     $18.85     $21.06     $16.41      $13.71          -2,025,682(1)
------------------------------------------------------------------------------------------------------------------------
                                                    Ft. Worth Area
------------------------------------------------------------------------------------------------------------------------
     1996/4th          84%      91%       86%      77%     $14.84     $18.98     $14.76      $11.17              80,369
------------------------------------------------------------------------------------------------------------------------
     1997/4th          85%      98%       87%      79%     $15.85     $22.47     $16.37      $12.29             322,819
------------------------------------------------------------------------------------------------------------------------
     1998/4th          86%      87%       90%      81%     $17.07     $21.78     $17.04      $12.97             193,728
------------------------------------------------------------------------------------------------------------------------
     1999/4th          87%      88%       90%      84%     $17.86     $22.61     $17.59      $13.77             594,951
------------------------------------------------------------------------------------------------------------------------
     2000/4th          85%      90%       81%      84%     $18.55     $23.44     $17.94      $14.33             -80,785
------------------------------------------------------------------------------------------------------------------------
     2001/4th          88%      92%       88%      85%     $19.19     $24.71     $17.93      $15.11               6,737
------------------------------------------------------------------------------------------------------------------------
     2002/4th          85%      86%       87%      82%     $18.65     $22.93     $17.64      $15.10            -353,067
------------------------------------------------------------------------------------------------------------------------
     2003/4th          81%      80%       83%      80%     $17.92     $21.28     $17.64      $14.16          -1,040,278
========================================================================================================================


Humphries & Associates               II - 25

As of 4th Quarter 2003, the Dallas area had 192,956,411 SF of office space. This is broken down into 140,691,506 SF (73%) of multi-tenant space and 52,336,905 (27%) of single tenant space. The Fort Worth area has a total of 31,509,125 SF of office space of which 22,355,951 SF (71%)is multi-tenant space and 9,153,174 SF (29%)is single tenant space.

As of 4th Quarter 2003, MPF/RIS reports eight buildings containing 642,431 SF are under construction in the Dallas area. One building containing 241,491 SF will be owner occupied while 400,940 SF is multi-tenant space. The majority of the new multi-tenant space is speculative and not pre-leased. Based upon historical absorption data for the Dallas area, overall occupancies can be anticipated to remain flat over the next year.

As of 4th Quarter 2003, MPF/RIS indicates that eight 8 buildings containing 1,529,403 SF of office space are under construction in the Fort Worth area. Three buildings containing 1,202,981SF will be owner-occupied and five buildings containing 326,422 SF will be multi-tenant space. None of the new multi-tenant space is pre-leased. Based upon historical occupancy trends, occupancies in the Ft. Worth area are anticipated to remain flat over the next year.

Industrial

The following is a summary of the industrial market conditions in the D/FW area as reported by MPF/RIS as of 3rd Quarter 2003.


Humphries & Associates               II - 26

=========================================================================================================================
                                                Dallas Area - Warehouse
-------------------------------------------------------------------------------------------------------------------------
                              Occupancy                                Average Gross Rent
-------------------------------------------------------------------------------------------------------------------------
  Yr/Qtr.      All     1990     1980-     1970-    1969      ALL     1990     1980-    1970-    1969 &         Annual
                                1989      1979                                1989     1979     Older      Absorption SF
-------------------------------------------------------------------------------------------------------------------------
  1996/4th     93%      87%      93%      94%      92%     $3.32    $3.31    $3.66    $3.31     $2.88          4,334,194
-------------------------------------------------------------------------------------------------------------------------
  1997/4th     93%      86%      94%      94%      94%     $3.48    $3.43    $3.84    $3.47     $3.04          8,754,541
-------------------------------------------------------------------------------------------------------------------------
  1998/4th     93%      85%      93%      95%      95%     $3.60    $3.64    $3.97    $3.57     $3.12          4,906,085
-------------------------------------------------------------------------------------------------------------------------
  1999/4th     91%      89%      90%      93%      94%     $3.50    $3.65    $3.89    $3.40     $2.96          1,383,910
-------------------------------------------------------------------------------------------------------------------------
  2000/4th     91%      90%      91%      93%      92%     $3.54    $3.66    $3.91    $3.43     $3.03          5,428,442
-------------------------------------------------------------------------------------------------------------------------
  2001/4th     87%      81%      87%      90%      90%     $3.68    $3.81    $4.05    $3.57     $3.20         -2,060,361
-------------------------------------------------------------------------------------------------------------------------
  2002/4th     87%      85%      84%      88%      90%     $3.73    $3.94    $4.11    $3.63     $3.21          5,932,881
-------------------------------------------------------------------------------------------------------------------------
  2003/4th     86%      84%      85%      87%      89%     $3.71    $3.84    $4.07    $3.69     $3.24          7,918,807
-------------------------------------------------------------------------------------------------------------------------
                                               Ft. Worth Area - Warehouse
-------------------------------------------------------------------------------------------------------------------------
  1996/4th     93%      94%      94%      92%      91%     $3.19    $3.66    $3.39    $2.92     $2.81          2,239,853
-------------------------------------------------------------------------------------------------------------------------
  1997/4th     90%      83%      94%      93%      92%     $3.35    $3.71    $3.45    $3.13     $2.93          3,063,432
-------------------------------------------------------------------------------------------------------------------------
  1998/4th     93%      92%      93%      94%      93%     $3.43    $3.46    $3.67    $3.24     $3.11          5,461,661
-------------------------------------------------------------------------------------------------------------------------
  1999/4th     92%      93%      92%      93%      91%     $3.30    $3.55    $3.57    $3.14     $2.80          7,612,218
-------------------------------------------------------------------------------------------------------------------------
  2000/4th     90%      89%      91%      92%      90%     $3.38    $3.60    $3.67    $3.19     $2.94          2,931,016
-------------------------------------------------------------------------------------------------------------------------
  2001/4th     87%      84%      88%      90%      91%     $3.71    $4.09    $3.96    $3.45     $3.11          4,305,757
-------------------------------------------------------------------------------------------------------------------------
  2002/4th     85%      85%      86%      86%      85%     $3.80    $4.16    $3.99    $3.49     $3.21          1,207,034
-------------------------------------------------------------------------------------------------------------------------
  2003/4th     86%      86%      87%      85%      86%     $3.81    $4.15    $4.64    $3.43     $3.16          5,186,825
=========================================================================================================================

As of 4th Quarter 2003, the Dallas area had 254,507,054 SF of warehouse space. This is broken down into 107,136,053 SF (42%) of multi-tenant space and 147,371,001 (58%) of single tenant space. The Fort Worth area has a total of 147,841,505 SF of warehouse space of which 55,599,040 SF (38%)is multi-tenant space and 92,242,465 SF (62%)is single tenant space.

As of 4th Quarter 2003, MPF/RIS reports 15 buildings containing 1,336,417 SF are under construction in the Dallas area. Eight buildings containing 423,557 SF will be owner occupied while 912,860 SF is multi-tenant space. Based upon recent absorption data for the Dallas area and improving economy, overall occupancies can be anticipated to remain flat to slightly increasing over the next year.

As of 4th Quarter 2003, MPF/RIS indicates that 14 buildings containing 1,993,130 SF of warehouse space is under construction in the Fort Worth area. Nine buildings containing 1,464,970 SF


Humphries & Associates               II - 27
are multi-tenant space and five buildings containing 528,160 is single tenant owner occupied space.

Based upon recent occupancy trends, occupancies in the Ft. Worth area are anticipated to remain flat to slightly increasing over the next year.

=========================================================================================================================
                                                Dallas Area - Flex/Tech
-------------------------------------------------------------------------------------------------------------------------
                              Occupancy                                Average Gross Rent
-------------------------------------------------------------------------------------------------------------------------
  Yr/Qtr.      All     1990    1980-     1970-    1969      ALL     1990     1980-    1970-    1969 &         Annual
                               1989      1979                                1989     1979     Older       Absorption SF
-------------------------------------------------------------------------------------------------------------------------
  1996/4th     91%      98%      91%      92%      81%     $6.66    $6.21    $6.85    $6.28     $5.61          2,092,624
-------------------------------------------------------------------------------------------------------------------------
  1997/4th     91%      84%      92%      93%      85%     $7.37    $8.63    $7.47    $6.89     $6.11          2,279,425
-------------------------------------------------------------------------------------------------------------------------
  1998/4th     90%      85%      92%      92%      86%     $7.78    $8.84    $7.89    $7.24     $6.74          1,845,279
-------------------------------------------------------------------------------------------------------------------------
  1999/4th     88%      83%      90%      92%      85%     $7.89    $9.22    $7.98    $7.28     $6.37          1,694,061
-------------------------------------------------------------------------------------------------------------------------
  2000/4th     89%      84%      91%      92%      82%     $8.03    $9.07    $8.11    $7.42     $6.52          1,838,667
-------------------------------------------------------------------------------------------------------------------------
  2001/4th     84%      80%      85%      88%      82%     $8.38    $9.61    $8.40    $7.43     $6.94          1,691,219
-------------------------------------------------------------------------------------------------------------------------
  2002/4th     82%      78%      83%      86%      86%     $8.39    $9.71    $8.44    $7.46     $6.90          1,572,856
-------------------------------------------------------------------------------------------------------------------------
  2003/4th     79%      75%      80%      87%      71%     $8.33    $9.71    $8.26    $7.67     $7.09          3,605,616
-------------------------------------------------------------------------------------------------------------------------
                                               Ft. Worth Area - Flex/Tech
-------------------------------------------------------------------------------------------------------------------------
  1996/4th     87%      94%      90%      81%      89%     $6.32    $6.81    $6.56    $6.06     $1.90            -50,392
-------------------------------------------------------------------------------------------------------------------------
  1997/4th     92%      96%      92%      89%      94%     $6.45    $8.02    $6.89    $6.16     $1.90            973,155
-------------------------------------------------------------------------------------------------------------------------
  1998/4th     88%      89%      91%      91%      94%     $7.02    $8.93    $7.51    $6.30      NA              -39,335
-------------------------------------------------------------------------------------------------------------------------
  1999/4th     89%      87%      89%      93%      94%     $6.62    $6.89    $7.40    $6.04     $2.97            605,732
-------------------------------------------------------------------------------------------------------------------------
  2000/4th     91%      90%      89%      94%      94%     $6.78    $7.46    $7.49    $6.22     $2.97            332,572
-------------------------------------------------------------------------------------------------------------------------
  2001/4th     87%      84%      88%      90%     100%     $7.50    $9.76    $7.71    $6.62     $2.97            569,070
-------------------------------------------------------------------------------------------------------------------------
  2002/4th     88%      85%      89%      90%      94%     $7.47    $8.68    $7.39    $6.35     $2.74          1,583,494
-------------------------------------------------------------------------------------------------------------------------
  2003/4th     87%      85%      86%      91%      89%     $7.86    $9.63    $7.57    $5.92     $4.21            393,779
=========================================================================================================================

As of 4th Quarter 2003, the Dallas area had 63,823,487 SF of flex/tech space. This is broken down into 41,243,717 SF (65%) of multi-tenant space and 22,579,770 (35%) of single tenant space. The Fort Worth area has a total of 13,037,316 SF of flex/tech space of which 7,363,474 SF (56%)is multi-tenant space and 5,673,842 SF (44%)is single tenant space.


Humphries & Associates               II - 28

As of 4th Quarter 2003, MPF/RIS reports 11 buildings containing 1,309,683 SF are under construction in the Dallas area. Three buildings containing 468,486 SF will be owner occupied while 841,197 SF is multi-tenant space. Based upon recent absorption data for the Dallas area, overall occupancies can be anticipated to remain flat over the next year.

As of 4th Quarter 2003, MPF/RIS indicates that five buildings containing 1,413,580 SF of flex/tech space are under construction in the Fort Worth area. Three buildings containing 1,127,333 SF is multi-tenant space and two buildings containing 286,247 is single tenant owner occupied space. Based upon recent absorption data for the Fort Worth area, overall occupancies can be anticipated to remain flat over the next year.

CONCLUSIONS

The Metroplex population, employment and income are all projected to slowly increase over the near term. M/PF, Inc. forecasts Texas and the Metroplex to parallel or out-perform the U.S. growth, export and job creation. Forecasted economic growth in GDP for the U.S. and Texas is estimated at a modest +/-1.5% - 2.0% for 2003.

Job growth in the metroplex is anticipated to be flat to slightly declining over the next year. Any significant job growth is still +/- one-year away. As was indicated by the previous charts, most real estate sectors will have difficulty maintaining existing occupancy levels with slowing job growth along with planned completions. Nevertheless, no sectors are anticipated to have significant oversupplies.

Various unknown influences could have a significant impact on the metroplex future expansion. Some of the major factors include:

1. Slowing in the national economic expansion. Whereas the D/FW metroplex used to be a counter-cyclical area, the current D/FW economy tracks closely the national economy. This is especially true in the tech sector.


Humphries & Associates               II - 29

2. Interest rate sensitivity - Interest rates still remain attractive for housing demand. The low interest rates have been a major contributor to improvement in the single-family market. Any substantial increase in interest rates could slow the recovery of the housing market.

3. Cuts in defense spending in the Metroplex - For the Metroplex, real estate expansion has been significantly influenced by job growth. At this time, no additional defense spending cuts are anticipated for the Metroplex. Conversely, if the War on Terrorism escalates, job growth from this sector can be anticipated to increase.

4. Additional downsizing of the telecom and high-tech industries. Based upon Texas A&M Research center economists, the current recession should begin to show recovery in the second half of 2003.


Humphries & Associates               II - 30

                              NEIGHBORHOOD ANALYSIS

Real estate is an immobile commodity. As such, it is influenced by the surrounding neighborhood. Conditions within the neighborhood can influence buyer/seller opinions concerning real property values within the neighborhood. Therefore, the neighborhood description is important in the valuation of real estate. The defined neighborhood is the general area, which is considered to have the greatest influence on the value of the Subject Property.

The property being appraised is located on the southwest corner of the Dallas Parkway and Addison Circle in the Town of Addison. The Subject neighborhood is considered to be that area generally bound by George Bush Freeway (SH-190) on the north, Preston Road on the east, LBJ Freeway on the south and Midway Road on the west.

The neighborhood is located approximately 12 miles north of the Dallas Central Business District, and approximately 10 miles to the northeast of the Dallas/Fort Worth International Airport.

Street access to the Subject neighborhood is considered good. The area can be accessed via the following thoroughfares:

     Street                       Lanes                   Direction of Travel
     ------                       -----                   -------------------

George Bush Freeway          8-Lane, Divided                   East/West
Trinity Mills Road           6-Lane, Divided                   East/West
Belt Line Road               6-Lane, Divided                   East/West
Spring Valley Road           4-Lane, Divided                   East/West
Alpha Road                   4-Lane, Undivided                 East/West
LBJ Freeway                  8-Lane, Divided                   East/West
Preston Road                 6-Lane, Divided                  North/South
Midway Road                  6-Lane, Divided                  North/South
Marsh Lane                   6-Lane, Divided                  North/South
Dallas North Tollway         8-Lane, Divided                  North/South

Primary access to the Subject neighborhood is provided by the Dallas North Tollway which runs in a north/south direction and LBJ Freeway which runs in an east/west direction. The Dallas North Tollway is a limited access, eight-lane,


Humphries & Associates               III - 1                        D-4Z/04-1990
divided thoroughfare extends from just north of the Dallas Central Business District northward through the Town of Addison to SH-121. The four-lane service road has been extended to FM-720.

LBJ Freeway (IH-635) is a limited access, eight-lane, divided thoroughfare that forms a loop around the City of Dallas. This major freeway forms the south boundary of the Neighborhood. The George Bush Tollway (SH-190) is a limited access, eight-lane, divided tollway that forms the north boundary of the Neighborhood. This tollroad was recently completed and provides access from SH-78 to IH-35E and has greatly enhanced the accessibility in the area.

The other major artery through the area is Belt Line Road. This thoroughfare extends east through North Dallas and Richardson providing access to North Central Expressway and North Dallas Tollway. It also extends west through Carrollton providing access to IH-35. Through the Town of Addison, the land along Belt Line has been built up with a variety of retail shopping centers, restaurants, and hotels.

The Subject area is situated in the northward growth pattern of development of Dallas County. The Subject area is approximately 80% built up with a mixture of small, medium and several mid-rise office buildings in Class "A", "B" and some "C" structures, office/warehouse, office/showroom, high-tech, retail, apartments, hotel and corporate headquarters improvements. Construction ages range from new to 20 + years.

The dominant land use in the southwestern portion of the neighborhood is industrial consisting mainly of office/showroom/tech type properties but also including office/warehouse and manufacturing facilities. The majority of these developments are located in the Metropolitan, Beltwood and Beltway Planned Industrial Parks.

Retail development is concentrated along Belt Line Road and at major intersections through the area. Other large retail facilities are located along Preston Road, LBJ Freeway and the Dallas Neighborhood Analysis, continued


Humphries & Associates               III - 2                        D-4Z/04-1990

North Tollway. Office development is scattered throughout the area with concentrations of low- to mid-rise structures along the Dallas North Tollway and along LBJ Freeway. Apartment and single- family residential development is primarily located in the eastern portion of the neighborhood, east of the Dallas North Tollway. The apartments are typically garden type, constructed in the 1980's or 1990's. Residential development is generally zero line in nature, constructed in the 1990's.

A large concentration of retail development is located along Belt Line Road. This development includes both retail strips and free-standing structures. The predominant use along Belt Line Road is restaurants. In the early 1980's, the Addison area became "wet" allowing package store liquor sales and the sale of alcoholic beverages at restaurants. As a result, Addison became an island surrounded by dry Dallas suburbs, which did not allow alcoholic beverage sales. The result has been the construction of " 100 restaurants in Addison since the early 1980's.

This neighborhood includes many restaurants and large shopping centers. Prestonwood Mall is located just southeast of the Subject Property. This mall has been closed and is being razed for redeveloped with mixed uses. Valley View Mall is located on the northeast corner of LBJ Freeway and Montfort Drive and The Galleria Mall is located on the northeast corner of LBJ Freeway and the Dallas North Tollway.

Office and retail development is located mainly in along the primary roadways such as Belt Line Road, Arapaho Road, Frankford Road and Preston Road. There is a large concentration of low and mid-rise office projects located along the Dallas Parkway and LBJ Freeway. Office development is scattered throughout the neighborhood and is emphasized along Preston Road, Dallas Parkway, Quorum Drive, Midway Road and Arapaho Road. The large majority of this office development was constructed in the early and mid-1980's.

Approximately 3,790,550 SF of new office space was constructed along or near the Dallas Parkway from 1998 through 2002. The majority of the space is mid-rise office development located the Dallas Parkway. The office market experienced


Humphries & Associates               III - 3                        D-4Z/04-1990
strong absorption through mid 2001, however since mid 2001, the area has had a negative absorption.

Multi-family development is primarily located in the northwest portion of the neighborhood along Trinity Mills and Frankford Road and in the eastern portion of the neighborhood along Preston Road, the Dallas Parkway and Westgrove Road. Single-family development is located in the northeast portion of the neighborhood along the interior streets in and around Bent Tree Country Club and Preston Trails Golf Course. The typical home is in the $200,000+ price range.

Vacant land is available throughout the neighborhood, but is concentrated in the northern portion of the neighborhood.

Addison Airport has had a positive impact on the Subject neighborhood. The Subject Property is located on the northeast portion of Addison Airport. The airport is located to the west of the Dallas Parkway, north of Belt Line Road and has a 7,200' lighted runway. Addison Airport has become a major North Dallas private aircraft facility that accommodates corporate jets and is an important secondary facility in the Dallas area. The airport is a full service facility with more than 700 based aircraft and more than 150 jets and turboprop aircraft on site.

Demographic Trends

CACI marketing Systems publishes a report which provides demographic data by zip codes based on the 2000 census. The Subject Property is located in zip code 75248 and census tract 137.04. Selected demographic data for this area is shown as follows:

================================================================================
     2000              2003             2000-2003             2003 Median
  Population        Population        Annual Change         Household Income
--------------------------------------------------------------------------------
    33,863            34,567              +0.6%                 $80,147
================================================================================


Humphries & Associates               III - 4                        D-4Z/04-1990

The low population growth reflects the built-up nature of the area. The median household income levels are in the 96th centile nationally and state-wide.

Conclusions

The general northward growth pattern of the City of Dallas and the general growth of the Cities of Addison/Farmers Branch/Carrollton have led to the residential and commercial development of the area. The neighborhood is still within the growth stage of development. Primary access to the Subject neighborhood is provided by the Dallas North Tollway, LBJ Freeway and George Bush Tollway (SH-190). Land uses in the Subject neighborhood include residential, office, retail, commercial, and industrial. The overall impact of the Subject neighborhood is considered positive due to its excellent accessibility.


Humphries & Associates               III - 5                        D-4Z/04-1990

                                Neighborhood Map


                          [DETAIL MAP OF ADDISON AREA]



Humphries & Associates               III - 6                        D-4Z/04-1990

                                SUBJECT PROPERTY

The Subject Property is a 3.576-acre tract of land improved with a ten-story 293,787 NRSF office building located on the southwest corner of the Dallas Parkway and Addison Circle in the Town of Addison, Dallas County, Texas. The following is a brief legal description of the Subject Property.

      Being Lot 2, Block C of Addison Circle Phase II, an addition to the Town of Addison, Dallas County, Texas.

Size/Frontage/Access/Visibility

The tract contains 3.576 acres or 155,771 SF of land. The tract is located on the southwest corner of Dallas Parkway and Addison Circle. The tract has approximately 302.48' of frontage along the west side of Dallas Parkway and approximately 214.02' of frontage along the north side of Addison Circle.

Dallas Parkway is a three-lane, one-way, southbound access road to the Dallas North Tollway. The tollway is a six-lane, north/south, major tollway that provides access to SH-121 to the north, LBJ Freeway and the Dallas CBD to the south. Addison Circle is a four-lane, east/west secondary roadway that provides access to Dallas Parkway. The south side of the Subject is bordered by Dart (Dallas Area Rapid Transit) rail lines.

The property does not have any frontage along Spectrum Drive to the west, however, access to the parking garage is available via an access easement to this thoroughfare.

Addison Circle is the anchor property and only office tower within the 75-acre Addison Circle development. This master planned development includes 1,334 multi-family units (with future plans for an additional +/- 1,600 units), an 86-unit condominium project and 125,000 SF of boutique, restaurant and service retail space. This project has been extremely well received as each of the components all enjoy occupancy rates of 95% or higher.


Humphries & Associates               IV - 1                         D-4Z/04-1990

Utilities

The Subject tract currently has access to all city-supplied utilities. The current utilities are considered to be of adequate supply for the Subject improvements. The building has high-speed internet access and fiber optics.

Shape/Topography

The Subject tract is irregular "L"-shaped with a level topography. The topography is considered adequate for proper drainage. The Subject is situated at the street grade of Dallas Parkway and Addison Circle. The tract is approximately 20' above the street grade of Dallas North Tollway.

Flood Plain

According to the flood plain map provided by the Federal Emergency Management Agency (Panel #481089-0005A, dated August 23, 2001. No portion of the tract is located in the 100-year flood plain. The owner stated that there have been no historical flood problems. Based on the surrounding development, the Subject is not negatively affected by flood plain.

Easements

Various easements are situated on the Subject Property. These easements are not considered to have a detrimental effect on the development potential of the Subject Property tract. No other easement or private deed restrictions were noted during the course of this appraisal. According to the survey/site plan dated April 26, 2001 and First American Title Insurance Company Title Policy dated August 5, 2002, there are no other easements, encroachments or restrictions negatively affecting the property.

There is a parking garage easement between the Subject Property and Addison Circle Two, Ltd. (Post Properties). This agreement allows Post Properties (adjacent multi-family property owner) to use up to 250 parking garage spaces. Post also paid for approximately 20% of the parking garage at a cost of $825,000 and pays for a portion of the maintenance costs.


Humphries & Associates               IV - 2                         D-4Z/04-1990

Neighboring Land Uses

The land uses immediately surrounding the Subject are the following.

   North         Vacant Land
   East          Office development across Dallas North Parkway
   South         Office development across railroad track
   West          Multi-family development

Zoning

The Subject Property is zoned "UC" Urban Center by the Town of Addison. The purpose of the urban center (UC) district is to encourage the mixing of residential, retail, office, and civic uses within an urban framework, which is small in scale and compatible with adjacent developments. The intensity and design of development within the district is intended to create an environment that is compatible with major civic events, which may be convened within or adjacent to the district. The UC district is to be applied within a special planning area identified in the town's comprehensive plan as the urban center and special events district in order to implement plan objectives and policies therein. The district also is intended to promote flexibility in the development process. It is the intent of this district that development approval shall occur in stages, necessitating approval of a concept plan for the overall development project, a development plan for each phase of such development, and a final development plan for each building site or tract. Some of the allowable uses include residential, hotel, retail, office and mixed use development. The restrictions and permitted uses under these zoning designations are summarized as follows:

Setback Requirements

Minimum Lot Width:                          200'
Minimum Lot Depth:                          200'
Minimum Front Yard:                         10'
Minimum Side Yard:                          10'


Humphries & Associates               IV - 3                         D-4Z/04-1990

Height Regulations

Maximum Height:                             92' - No building shall exceed
                                            50' unless the additional
                                            height is set back from the
                                            setback line one additional
                                            foot for each 2' above the 50'
                                            limit.

Additional Regulations

Maximum Lot Coverage                        92' including above ground parking
                                            structures
Minimum No. of Parking Spaces*              1 per 300 SF of NRA, 979 required
                                            spaces

*Actual number of marked parking spaces is 1,400 (required - 979). Handicapped spaces and a ramp were noted.

For our analysis, the Subject is considered to be a legal, conforming use based on existing zoning restrictions.

                                  Improvements

The Subject Property is comprised of a ten-story office building built in 1999. The improvements contain 293,787 SF of net rentable area and a gross building area of 303,892 SF. The building has a common area factor of 16.98%. Based on the Subject's tenant configuration, the usable area is 272,026 SF. There is a six-level (five floors above and one floor below grade) parking structure containing +/-360,575 SF located to the west of the office building. The building's FAR is 1.89:1, not including the parking structure.

A complete set of building plans was not provided to the appraisers. The major components of construction were identified from personal inspection and are summarized as follows:

                              Construction Summary

Foundation

Reinforced concrete slab with concrete reinforced piers.


Humphries & Associates               IV - 4                         D-4Z/04-1990

Framing

Reinforced concrete frame.

Exterior Walls

Multi-colored brick with cast stone panels. The bricks are non-load bearing. Windows are double pane in aluminum frames.

Roof

Mechanically fastened EPDM, single-ply system over metal decking and truss system. The roof has a slight pitch and has internal drains. The roof has a 10-year warranty against leaks and other failures.

HVAC

The building is air-conditioned via a chillwater system with a penthouse located machine room, consisting primarily of electric motor driven centrifugal water chillers, circulating water pumps, cooling tower, central station air handling unit and temperature control air compressor. The total tonnage installed is approximately 800 tons. An additional 200 tons of building condenser water capacity has been sized in the building risers and cooling tower to allow for tenant miscellaneous water usage.

Plumbing

Assumed to be standard per code. Two sets of restrooms per floor. The restrooms appear to be handicapped accessible and are considered in compliance with ADA. Each floor has a water fountain.

Electrical

Assumed to be standard per code and the wiring is assumed to be copper. The building is served with 7,000 amp, 480 volt, 3 phase electrical service. Two main switchboards are provided for the building; a 4,000 amp switchboard and a 3,000 amp switch board. Each floor has a 480/277-volt distribution panel for general lighting, HVAC equipment and tenant power distribution.


Humphries & Associates               IV - 5                         D-4Z/04-1990

Lighting

The interior lighting is a combination of fluorescent and circular incandescent lights. The exterior and parking lot are lighted.

Interior Walls

Gypsum board, taped, textured and painted or textured wallpaper over metal studs.

Floor

The lobby area has marble flooring. The corridors are carpeted and the office area is a combination of carpet, vinyl tile and ceramic tile flooring. The restrooms have ceramic tile floors.

Ceiling

Suspended ceilings in office areas with some gypsum board, taped and painted in the common areas.

Parking

The property contains a total of 1,400 parking spaces. There are 1,374 spaces in the six-story (5 above and 1 below ground) parking garage plus an additional 26 surface spaces. The parking ratio is 1 space per 210 SF of rentable area. The parking structure is poured-in-place and contains +/- 360,575 SF. Post Properties (adjacent property owner) paid for +/- 20% of the parking garage and has the right to use 250 total parking spaces in the garage for residential/retail tenant use. Handicapped spaces and access ramp were noted.

Suite Doors

Solid wood doors in metal frames. Interior office ceilings are 9' 6" and all interior doors are 9' solid wood in metal frame. All door hardware is considered above building standard.

Stairwells

There are two stairways on each floor.


Humphries & Associates               IV - 6                         D-4Z/04-1990

Security System

The building has hours of 7 AM to 6 PM on Monday through Friday and 8 AM to 1 PM on Saturday. Card entry access after hours. Card access to individual tenant spaces turns electricity and HVAC on to these areas.

Fire Protection

The building includes a complete multiplex system located in a central control station that houses all fire panels and communication devices. An emergency generator provides backup to all emergency life safety systems, including but not limited to, fire protection and fire alarm systems, emergency exit lighting, stair pressurization system, fire pump and elevators. The building and parking garage are 100% wet sprinklered.

Elevators

Six electric passenger elevators with a 3,500 lb. capacity and one electric freight elevator with a 4,500 lb. capacity. All of the elevators were manufactured by Otis Elevators.

Other

Good landscaping with sprinkler system. One high loading door with access to the freight elevator. The building is wired for high speed internet access and has fiber optic capability.

Deferred Maintenance

As of the inspection date (July 8, 2004), the property was found to be in physically very good condition. According to the building manager (Chandra Hamric), no significant items of deferred maintenance exist on the property. She indicated that the building had no latent roof, foundation or environmental problems.


Humphries & Associates               IV - 7                         D-4Z/04-1990

Environmental Hazards

No environmental hazards were noted during the course of the appraisal. Management reports that the property had no latent environmental hazards. However, the appraiser is not qualified to detect such hazards. A Phase I Environmental Site Assessment was not available to the appraisers. According to Chandra Hamric, the Subject does not have any environmental problems. This appraisal assumes no environmental contamination exists. (Please note Assumptions and Limiting Conditions No. 13).

American Disabilities Standards

Upon inspection, parking spaces designated for handicap use were noted. There is an access ramp from the parking area to the building. The restrooms appear to be in ADA compliance. The extent of ADA compliance is unknown. (Please note Assumptions and Limiting Conditions No. 16).

Personal Property

This appraisal does not include a value on personal property such as office furniture, kitchen appliances or tenant equipment. Only the real property of the Subject is included in this appraisal.

Leases

The Subject Property is 99% leased to ten tenants. The leases range from $17.00/SF to $26.67/SF gross plus electricity with a base year stop. The average contract rent is $24.14/SF gross plus electricity.

The following data reflects the square footages for the Subject Property.

           Net Rentable                                 293,787 SF
           Usable Area                                  272,026 SF
           Gross Area                                   303,891 SF

The July 2004 rent roll summary provided by the client follows.


Humphries & Associates               IV - 8                         D-4Z/04-1990

====================================================================================================================================
             Tenant            Suite #    Net        Date          Rent      Annual    Annual Rent           Exp.         Base Yr./
                                        Rentable                 Increase     Rent                         Recovery         Exp.
                                          Area                     Date      Per SF                          Type           Stop
------------------------------------------------------------------------------------------------------------------------------------
Champion Partners, Ltd.          100     9,139     01/01/04-                 $20.00    $182,780.00       Base Yr.+ E        2004
Renewal-No TI's                                    12/31/04
------------------------------------------------------------------------------------------------------------------------------------
Countrywide Mortgage             125     5,335     04/01/04-                 $24.75    $132,041.25       Base Yr.+ E        $6.25
Renewal-No TI's                                    04/30/05
------------------------------------------------------------------------------------------------------------------------------------
Systemware, Inc.                 150     3,344     03/01/00-                 $26.67    $89,184.48        Base Yr.+ E        $6.50
                                                   03/31/07
------------------------------------------------------------------------------------------------------------------------------------
Price Edwards                    150      921         MTM                    $22.50    $20,722.50            None
------------------------------------------------------------------------------------------------------------------------------------
The Staubach Co.                 185     1,389     03/01/00-                 $24.23    $33,655.47        Base Yr.+ E        $6.25
                                                   04/30/09
------------------------------------------------------------------------------------------------------------------------------------
JD Edwards                       200     27,955    05/91/99-                 $23.95    $669,522.24       Base Yr.+ E        $6.25
                                                   02/28/05
------------------------------------------------------------------------------------------------------------------------------------
The Staubach Co.                 300     30,786    05/01/99-                 $24.23    $745,944.78       Base Yr.+ E        $6.25
                                                   04/30/09
------------------------------------------------------------------------------------------------------------------------------------
The Staubach Co.                 400     30,786    05/01/99-                 $24.23    $745,944.78       Base Yr.+ E        $6.25
                                                   04/30/09
------------------------------------------------------------------------------------------------------------------------------------
CTX Mortgage                     500     10,113    01/01/04-    4 Mos.Free   $18.00    $182,034.00       Base Yr.+ E        2004
                                                   04/30/09      05/01/05    $20.00    $202,260.00
$20.00/SF                                                        05/01/06    $21.00    $212,373.00
Tenant Improvement Allowance,                                    05/01/07    $22.50    $227,542.50
no charge for parking                                            05/01/08    $23.00    $232,599.00
------------------------------------------------------------------------------------------------------------------------------------
The Staubach Co.                 525     10,032    05/01/99-     05/01/99-   $24.23    $243,075.36       Base Yr.+ E        $6.25
                                                   04/30/09      04/30/09
------------------------------------------------------------------------------------------------------------------------------------
The Staubach Co.                 550     3,341     06/30/04-    2 Mos.Free   $18.00    $40,092.00        Base Yr.+ E        2004
                                                   04/30/09      05/01/05    $19.00    $63,479.00
$16.50/SF Tenant                                                 05/01/06    $20.00    $66,820.00
Improvement Allowance                                            05/01/07    $21.00    $70,161.00
                                                                 05/01/08    $22.00    $73,502.00
------------------------------------------------------------------------------------------------------------------------------------
Vacant                           560     4,331
------------------------------------------------------------------------------------------------------------------------------------
The Staubach Co.                 575     3,023     07/01/00-                 $26.00    $78,598.00        Base Yr.+ E        $6.25
                                                   04/30/09
------------------------------------------------------------------------------------------------------------------------------------
McLeod USA                       600     30,786    07/01/99-                 $24.64    $758,567.04       Base Yr.+ E        $6.25
                                                   03/31/07
------------------------------------------------------------------------------------------------------------------------------------
McLeod USA                       700     30,786    03/15/99-                 $24.64    $758,567.04       Base Yr.+ E        $6.25
                                                   03/31/07
------------------------------------------------------------------------------------------------------------------------------------
McLeod USA                       800     30,786    04/01/00-                 $25.85    $795,818.10       Base Yr.+ E        $6.25
                                                   03/31/07
------------------------------------------------------------------------------------------------------------------------------------
JD Edwards                       900     30,786    07/01/99-                 $25.11    $773,036.46       Base Yr.+ E        $6.25
                                                   04/30/06
------------------------------------------------------------------------------------------------------------------------------------
Systemware, Inc.                1000     16,772    03/01/00-                 $26.67    $447,309.24       Base Yr.+ E        $6.50
                                                   03/31/07
------------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley                  1025     8,868     02/01/00-                 $24.00    $212,832.00       Base Yr.+ E        $6.50
                                                   01/31/10      02/01/05    $26.00    $230,568.00
------------------------------------------------------------------------------------------------------------------------------------
HSNO                            1050     4,508     01/01/04-    2 Mos.Free   $17.00    $76,636.00        Base Yr.+ E        2004
                                                   08/30/08      03/01/05    $18.00    $81,144.00
$18.00/SF Tenant                                                 03/01/06    $20.00    $90,160.00
Improvement Allowance                                            03/01/07    $21.00    $94,668.00
------------------------------------------------------------------------------------------------------------------------------------
Total                                   293,787                              $24.14*  $6,986,360.74
====================================================================================================================================

      *Average contract rent


Humphries & Associates               IV - 9                         D-4Z/04-1990

The building is 96% leased to eight primary tenants. The following is a brief discussion of these tenants.

Countrywide Mortgage is one of the numerous companies under the Countrywide Credit Industries, Inc.'s umbrella that covers a network of wholly owned financial service companies. Countrywide Credit Industries, Inc. is a Calabassas, California based holding company, which through its principle subsidiary, originates, purchases, sells and services mortgage loans. Founded in 1969, Countrywide Credit Industries, Inc. is a member of the S&P 500 and the Forbes.

Champion Partners, Ltd. Is a privately-owned opportunity driven firm specializing in real estate strategy and implementation within both the property and capital marketplaces. Founded in 1991 and based in Dallas, Texas, Champion has successfully completed real estate development financing, and acquisition assignments throughout the United States including the development of Addison Circle One. Since its inception, champion has been involved in over 45 projects/investments comprised of over 17 million SF of buildings and nearly 1,600 acres of land totaling more than one billion dollars. In conjunction with its principal investment and corporate build-to-suit capabilities, Champion is actively involved in the real estate capital markets, with expertise in sale-leaseback transactions, commercial mortgage securitization, traditional property debt/equity financing, and asset disposition.

JD Edwards & Company provides the complete spectrum of enterprise and business-to-business software and services to enable companies to engage in collaborative commerce with their suppliers, customers and other business partners. JD Edwards & Company develops, markets, and supports highly functional Enterprise Resource Planning software solutions that operate on multiple computing platforms. Headquartered in Denver, Colorado, this company employs 4,900 people. With a 25-year heritage, JD Edwards has built a customer based of more than 6,300 mid-market and large enterprise customers, and generated revenues of nearly $875 million for its 2001 fiscal year.

McLeodUSA was formed in June 1991 as McLeod Telecommunications, Inc. The company provides integrated communications services including local services in 25 Midwest, Southwest, Northwest and Rocky Mountain states. McLeodUSA is one of the nation's largest independent competitive local exchange carriers. The company's business strategy is to provide voice and data services to small and medium-size businesses and residential customers across a 25-state footprint. On April 17, 2002, McLeodUSA emerged from bankruptcy protection only 75 days after the petition was filed. As part of the emergency plan, approximately $3 billion of liabilities were removed and the lead investor, Fortsman Little, purchased $175 million of new stock. (Note: the


Humphries & Associates               IV - 10                        D-4Z/04-1990
bankruptcy filing was only for the holding company and did not include the main operating subsidiary which is the tenant at Addison Circle). McLeodUSA occupies 92,358 SF in the building through 2007.

Systemware, Inc. is a privately held corporation with more than 20 years of experience in the software and technical service industry. Founded in 1981, Systemware is headquartered in Addison Circle with branch offices across the United States. Systemware develops powerful enterprise output management software that supports high volume capture, management, indexing, archival, and presentation of enterprise information. Systemware's consulting division provides technical solutions and supplemental staffing to its client base. The company occupies 20,116 SF in the building through 2007 plus an additional 4,681 SF recently acquired through sublease through 2006.

The Staubach Company is a real estate service firm founded in 1977 by Roger Staubach. The company is a full-service international real estate strategy and services firm that provides innovative solutions for companies seeking office, retail and industrial space. Over 525 professionals and support staff are located in 26 offices in the United States and Mexico. The Staubach Company provides service in more than 140 cities worldwide and in more than 42 countries.

MorganStanley is divided into three business segments; Securities - includes underwriting; distribution and trading; merger, acquisition, restructuring, real estate, project finance and other corporate finance advisory activities; provision of full on-line brokerage and research services; trading of foreign exchange and commodities as well as derivatives on a broad range of asset categories, rates and indices; securities lending; and private equity activities. Asset Management - includes provision of global asset management advice and services to investors through a variety of product lines and brand names. Credit Services - includes the issuance of the Discover Card, the discover Platinum Card, the Morgan Stanley Dean Witter Card, the Private Issue Card and co-branded & affinity cards and the operations of proprietary network of merchant and cash access locations.

CTX Mortgage Company, one of the nation's largest non-bank-affiliated retail mortgage originators, has more than 225 offices and is licensed to do business in 48 states. CTX Mortgage offers FHA/VA, conventional, conforming, jumbo and specialty loans. CTX Mortgage originates approximately 414 billion of loans annually. Centex Financial Services is a wholly-owned subsidiary of Centex Corporation. Established in 1950 in Dallas, Texas, today Centex Corp. is the nation's premier company in building and related services: Home Building, Home Services, Financial Services, Construction Services, and Investment Real Estate. With revenues of approximately $10 billion, Centex is a Fortune 250 company traded on the New York Stock Exchange under the symbol "CTX." The company has approximately 17,000 employees located in more than 1,500 offices and construction job sites across the nation and in the U.K.

The Subject Property is considered to have a strong credit tenant base.


Humphries & Associates               IV - 11                        D-4Z/04-1990

The majority of the leases have base year expense stops of $6.25/SF to $6.50/SF. The new leases have a base year 2004 expense stop while Champion Partners pays no expense reimbursement. According to the building manager, the 2004 operating expenses are projected to be in the +/-$8.60/SF range.

According to Trey Smith (leasing agent), the asking rent for any vacant space is $23.00/SF gross plus electricity with a base year operating expense stop. Mr. Smith stated that the Year 1 rent will be in the $20.00/SF range with annual $1.00/SF rent increases throughout the lease term. The Subject is offering rent concessions in the form of 2 to 4 months of free rent. The Subject's tenant improvement allowance is $15.00/SF to $20.00/SF for new leases and $5.00/SF for renewals.

The typical lease commission is 4.0%. A 6.75% commission is paid if an outside broker is utilized.

J.D. Edwards has subleased its space on the 2nd floor and 9th floor for the remainder of its lease term. McLeod USA has subleased the 7th floor to Credit Solutions of America for the remainder of its lease term.

The owner is working with two tenants to sublease the McLeod USA space on Floor 6 and 8. In addition to subleasing the space for the remainder of the McLeod USA term, the tenants will extend the lease 5-years beyond the March 31, 2007 McLeod USA expiration. According to John Donahue (Asset Manager), the leases will be extended 5-years to 2012. Beginning on June 1, 2007, the 6th floor rent will be $22.00/SF in Year 1, $24.00/SF in Years 2 and 3 and $25.00/SF in Years 4 and 5 with an effective rent of $24.00/SF. The tenant improvement allowance is $11.00/SF. Beginning in June 1, 2007, the 7th floor rent will be $24.50/SF for 30 months and $25.00 for 30 months with an effective rent of $24.75/SF. The tenant improvement allowance is $10.00/SF. The preceding leases are in draft form and are anticipated to be executed within the next 30 days.


Humphries & Associates               IV - 12                        D-4Z/04-1990

The building manager stated that J.D. Edwards and McLeod USA have not had any delinquent payments.

The following is a summary of the most recent leases.

Tenant:                             Champion Partners (Renewal)
Suite:                              100
Size/SF:                            9,139 SF
Term:                               12 Months (1/1/04 - 12/31/04)
Rent/SF:                            $20.00/SF
Finishout Allowance:                None

Tenant:                             Countrywide (Renewal)
Suite:                              125
Size/SF:                            5,335 SF
Term:                               12 Months (5/1/04 - 4/30/05)
Rent/SF:                            $24.75/SF
Finishout Allowance:                None

Tenant:                             CTX Mortgage (New Lease)
Suite:                              500
Size/SF:                            10,113 SF
Term:                               64 Months (1/1/04 - 4/30/09)
Rent/SF:                            Free rent in Months 1-4
                                    $18.00/SF (Year 1)
                                    $20.00/SF (Year 2)
                                    $21.00/SF (Year 3)
                                    $22.50/SF (Year 4)
                                    $23.00/SF (Year 5)
Effective Rent:                     $19.59/SF
Finishout Allowance:                $20.00/SF


Humphries & Associates               IV - 13                        D-4Z/04-1990

Tenant:                             The Staubach Company (New Lease)
Suite:                              550
Size/SF:                            3,341 SF
Term:                               59 Months (6/3/04 - 4/30/09)
Rent/SF:                            Free rent in Months 1-2
                                    $18.00/SF (Year 1)
                                    $19.00/SF (Year 2)
                                    $20.00/SF (Year 3)
                                    $21.00/SF (Year 4)
                                    $22.00/SF (Year 5)
Effective Rent:                     $20.34/SF
Finishout Allowance:                $16.50/SF

Tenant:                             HSNO (New Lease)
Suite:                              1050
Size/SF:                            4,508 SF
Term:                               56 Months (1/1/04 - 8/30/08)
Rent/SF:                            Free rent in Months 1-2
                                    $17.00/SF (Year 1)
                                    $18.00/SF (Year 2)
                                    $20.00/SF (Year 3)
                                    $21.00/SF (Year 4)
Effective Rent:                     $18.77/SF
Finishout Allowance:                $18.00/SF

Parking Revenue

Due to the recent decline in the office market, the Subject no longer charges for parking spaces. However, the existing tenants are still paying for parking under the terms of their leases. This account includes the Parking Revenue received under all existing leases at Addison Circle One. The tenant's parking option states that some tenants may convert non-reserved parking spaces to reserved parking spaces. The following is a summary of the parking revenue.


Humphries & Associates               IV - 14                        D-4Z/04-1990

----------------------------------------------------------------------------------------------------------
                               Parking Revenue Schedule                                            Monthly
                                                                                                    Rent
----------------------------------------------------------------------------------------------------------
Suite 125 - Countrywide              32 non-reserved parking spaces @ $35.00                        1,120
                                     2 reserved parking spaces @ $80.00                               160
----------------------------------------------------------------------------------------------------------
Suite 150 Systemware                 53 non-reserved parking spaces @ $35.00                        1,855
      1000                           25 reserved parking spaces @ $80.00                            2,000
----------------------------------------------------------------------------------------------------------
Suite 185 - The Staubach Co.         190 non-reserved parking spaces @ $30.00                       5,700
      200, 400, 525, 575             148 reserved parking spaces @ $40.00                           5,920
----------------------------------------------------------------------------------------------------------
Suite 200 - J.D. Edwards             111 non-reserved parking spaces @ $25.00                       2,775
                                     111 non-reserved parking spaces @ $30.00                       3,330
                                     13 reserved parking space @ $80.00                             1,040
----------------------------------------------------------------------------------------------------------
Suite 500 - CTX Mortgage             36 non-reserved parking spaces @ $0.00                             0
                                     4 reserved parking spaces @ $0.00                                  0
----------------------------------------------------------------------------------------------------------
Suite 600 - McLeod USA               329 non-reserved parking spaces @ $30.00                       9,870
      700, 800                       40 reserved parking spaces @ $80.00                            3,200
----------------------------------------------------------------------------------------------------------
Suite 1025 - Morgan Stanley          5 non-reserved parking spaces @ $30.00                           150
                                     5 reserved parking spaces @ $80.00                               400
----------------------------------------------------------------------------------------------------------
Suite 1050 - HSNO                    18 non-reserved parking spaces @ $0.00                             0
----------------------------------------------------------------------------------------------------------
                                                                                                  $37,520
                                                                                                      x12
----------------------------------------------------------------------------------------------------------
Total                                1,082 Spaces                                                $450,240
----------------------------------------------------------------------------------------------------------

Conclusions

The Subject Property consists of a ten-story office building containing 293,787 SF and a six-level parking garage located on the southwest corner of Dallas Parkway and Addison Circle in the Town of Addison, Dallas County, Texas. The improvements are considered to be in very good condition. Please refer to the following pages for various exhibits concerning the Subject Property.


Humphries & Associates               IV - 15                        D-4Z/04-1990

                                   Tax Exhibit

In Texas, all real estate is assessed at 100% of appraised value. Property values are set by central appraisal districts for all taxing authorities within that district.

The 2004 taxes for the Subject are shown below based on the certified 2004 assessed value and certified 2003 tax rates provided by the Dallas County Appraisal District. The following is a summary of the 2004 assessed value.

==========================================================================================
 Year               Improved Value              Land Value                  Total Value
------------------------------------------------------------------------------------------
 2004                $32,386,025                $2,336,565                  $34,722,590
                     $110.24/SF                 $15.00/SF                   $118.19/SF
==========================================================================================

The Subject Property is located within the taxing jurisdictions of Dallas County, the Town of Addison and the Dallas ISD. The following is a breakdown of the real estate taxes for the Subject Property.

======================================================================================================
               Taxing Authority           2004 Assessed Value        2003 Tax Rate             Total
------------------------------------------------------------------------------------------------------
City of Addison                               $34,722,590               $0.42280             $146,807
------------------------------------------------------------------------------------------------------
Dallas ISD                                    $34,722,590               $1.63950              569,277
------------------------------------------------------------------------------------------------------
Dallas County*                                $34,722,590               $0.54116              187,905
------------------------------------------------------------------------------------------------------
Total                                         $34,722,590               $2.60346             $903,989
                                              $118.19/SF                                     $3.08/SF
======================================================================================================

*Includes community college and hospital district.

Based on our appraised value, it is our conclusion that the 2004 assessed value is considered favorable. According to the Dallas County Tax Assessor, there are no past due taxes.


Humphries & Associates               IV - 16                        D-4Z/04-1990

                     [PICTURE OF FRONT OF SUBJECT PROPERTY]

                                SUBJECT PROPERTY


                      [PICTURE OF SIDE OF SUBJECT PROPERTY]

                                SUBJECT PROPERTY


Humphries & Associates               IV - 17                        D-4Z/04-1990

                           [PICTURE OF PARKING GARAGE]

                                 PARKING GARAGE


                               [PICTURE OF LOBBY]

                                     LOBBY


Humphries & Associates               IV - 18                        D-4Z/04-1990

                           [PICTURE OF TYPICAL SPACE]

                                  TYPICAL SPACE


                           [PICTURE OF TYPICAL SPACE]

                                 TYPICAL SPACE


Humphries & Associates               IV - 19                        D-4Z/04-1990

                           [PICTURE OF TYPICAL SPACE]

                                 TYPICAL SPACE


                           [PICTURE OF INTERIOR VIEW]

                                  INTERIOR VIEW


Humphries & Associates               IV - 20                        D-4Z/04-1990

                                Legal Description

Being a tract of land situated in G.W. Fisher Survey, Abstract No. 482, Town of Addison, Dallas County, Texas and being all of Lot 2, Block C, of the Amended Final Plat of Addison Circle Phase II, an addition to the Town of Addison as recorded in Volume 2000153, Page 00015 of the Deed Records Dallas County, Texas (D.R.D.C.T.) and being all of that land described in instrument to Champion Addison One Limited Partnership as recorded in Volume 97224, Page 00007 D.R.D.C.T.) and being more particularly described as follows;

BEGINNING at an X cut set in brick pavers at the intersection of the northerly right-of-way line of the Dallas Area Rapid Transit Property Acquisition Corporation tract as described in Volume 91008, Page 1390 (D.R.D.C.T.) and the westerly right-of way line of the Dallas North Tollway;

THENCE departing the westerly right-of-way line of said Dallas North Tollway and along the Northerly right-of-way line of said Dallas Area Rapid Transit Property Acquisition Corporation tract South 66 degrees 45 minutes 01 seconds West a distance of 642.54 feet to a 5/8 inch iron rod found with Huitt-Zollars cap at the common southerly corner of Lot 1 and Lot 2, Block C of said Addison Circle Phase II;

THENCE departing the northerly line of said Dallas Rapid Transit Property Acquisition Corporation tract and along the common line of said Lot 1 and Lot 2 the following;

North 22 degrees 28 minutes 21 seconds West a distance of 61.15 feet to a point for corner;

North 00 degrees 55 minutes 13 seconds East a distance of 156.58 feet to a point for corner;

North 66 degrees 45 minutes 01 seconds East a distance of 343.62 feet to a point for corner;

North 17 degrees 01 minutes 01 seconds West a distance of 60.70 feet to an X cut found in brick pavers;

North 72 degrees 58 minutes 59 seconds East a distance of 68.46 feet to a P.K. nail found in brick pavers;

North 17 degrees 01 minutes 01 seconds West a distance of 0.51 feet to a P.K. nail found in brick pavers;

North 72 degrees 58 minutes 59 seconds East a distance of 0.67 feet to a point for corner;

North 17 degrees 01 minutes 01 seconds West a distance of 30.57 feet to a point for corner;

North 72 degrees 58 minutes 59 seconds East a distance of 0.54 feet to a point for corner;

North 17 degrees 01 minutes 01 seconds West a distance of 31.75 feet to an X cut found in brick pavers, said point being the common northerly corner of said Lot 1 and Lot 2 and being on the southerly right-of-way line of Addison Circle, a 109.00 foot right-of-way as recorded in Volume 97217, Page 3056 (D.R.D.C.T.);

THENCE departing the common lot line of said Lot 1 and Lot 2 and along the southerly right-of-way line of said Addison Circle North 72 degrees 58 minutes 59 seconds East a distance of 214.02 feet to an X cut found in brick pavers, said point being at the intersection of the southerly line of said Addison Circle and the westerly right-of-way line of said Dallas North Tollway and being the beginning of a non-tangent curve to the left having a radius of 1997.84 feet, a central angle of 02 degrees 27 minutes 01 seconds and being subtended by a chord which bears South 08 degrees 44 minutes 33 seconds East at a distance of
85.43 feet;

THENCE along the westerly right-of-way line of said Dallas North Tollway and along said curve to the left an arc distance of 85.45 feet to an X cut found in brick pavers, said point being the beginning of a compound curve to the left having a radius of 2964.79 feet, a central angle of 01 degrees 54 minutes 29 seconds and being subtended by a chord which bears South 12 degrees 05 minutes 47 seconds East at a distance of 98.73 feet;

THENCE continuing along the westerly right-of-way line of said Dallas North Tollway and along said compound curve to the left an arc distance of 98.74 feet to an X cut found in concrete;

THENCE continuing along the westerly right-of-way line of said Dallas North Tollway South 13 degrees 03 minutes 02 seconds East a distance of 118.29 feet to the POINT OF BEGINNING and containing 3.576 acres of land, more or less.

NOTE: This survey relies on commitment for Title Insurance by First American Title Insurance Company, GF No. 01R02623 CR0, with an effective date of February 8, 2001 and issued February 16, 2001 for all matters of record. No additional search for encumbrances was provided by Huitt-Zollars, Inc. and the following affect the subject tract as noted.

                                    Easements


a. Easement to Town of Addison, filed December 12, 1990, recorded in Volume 90241, Page 2799, Deed Records of Dallas County, Texas.

b. Easement to City of Addison, filed June 25, 1980, recorded in Volume 80126, Page 480, Deed Records of Dallas County, Texas.

c. 10' water line easements, utility easement and Texas Utilities Electric Company easements shown on the plat recorded in Volume 2000153, Page 15, Map Records of Dallas County, Texas.

d. Texas Turnpike Authority drainage easement and slope easement shown on the plat recorded in Volume 97217, Page 3056, Map Records of Dallas, County, Texas. (Released by letter from North Texas Tollway Authority to Gaylord Properties, L.P. dated November 4, 1997.)

e. 10' private electric easements, 10' street light easement, variable width TXU Electric easements. 10' TXU Gas easement & variable width encroachment easements shown on the plat recorded in Volume 2000153, Page 15, Map Records of Dallas County, Texas.

f. Any and all utilities located upon subject property as set out in Ordinance No. 085-021, a certified copy of which was filed October 23, 1997, recorded in Volume 97207, Page 1340, Deed Records, Dallas County, Texas.

g. Terms and conditions contained in Unity Agreement by and between Addison Circle Two, Ltd. and Gaylord Properties, L.P., filed November 13, 1997, recorded in Volume 97223, Page 1, Deed Records, Dallas County, Texas.

h. Terms and conditions contained in Assignment of Leases and Rents dated November 13, 1997 by CHAMPION ADDISON ONE LIMITED PARTNERSHIP to NATIONSBANK OF TEXAS, N.A., filed of record on November 17, 1997 and recorded in Volume 97224, Page 00076 of the Deed Records of Dallas County, Texas.

i. UCC-1 Financing Statement between CHAMPION ADDISON ONE LIMITED PARTNERSHIP (Debtor) and NATIONSBANK OF TEXAS, N.A. (Secured Party), filed of record on November 17, 1997 and recorded in Volume 97224, page 00084, Deed of Trust Records, Dallas County, Texas.

j. Terms and conditions contained in Memorandum of Lease dated November 13, 1997, by and between CHAMPION ADDISON ONE LIMITED PARTNERSHIP, (Lessor) and ADDISON CIRCLE TWO, LTD. (Lessee), filed of record on November 17, 1997 and recorded in Volume 97224, Page 00091, of the Deed Records of Dallas County, Texas. Memorandum also filed November 20, 1998, recorded in Volume 98229, Page 556, Deed of Records of Dallas County, Texas.

k. Terms and Conditions contained in Party Wall Agreement dated November 13, 1997, by and between CHAMPION ADDISON ONE LIMITED PARTNERSHIP and ADDISON CIRCLE TWO, LTD. filed November 17, 1997 and recorded in Volume 97224, Page 00097 of the Deed Records of Dallas County, Texas.

l. Terms, provisions, conditions, and easements contained in instrument fled January 6, 1999, recorded in Volume 99004, Page 404, Deed Records of Dallas County, Texas.

SURVEYOR'S CERTIFICATION

This survey substantially complies with the current Texas Society of Professional Surveyors Standards and Specifications for a Category 1A, Condition II Survey.

No part of the subject property lies within a 100-year flood plain as defined by the U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973, amended. The subject property is located in designated Zone B and C as explained on community panel number 481089 0005 A of the Flood Insurance Rate Map, City of Addison, Texas, dated July 16, 1980. Areas of local drainage are not noted on this map.

For Huitt-Zollars, Inc.

                                 Flood Plain Map


                           [FLOOD INSURANCE RATE MAP]

                                   Zoning Map


                           [ZONING MAP OF ADDISON, TX]

                                Site Plan/Survey


                           [ADDISON CIRCLE SITE PLAN]

                                   Floor Plan


                  [FLOOR PLAN FOR 3RD/4TH FLOOR ADDISON CIRCLE]

                                   Floor Plan


                    [FLOOR PLAN FOR 5TH FLOOR ADDISON CIRCLE]

                                   Floor Plan


                  [FLOOR PLAN FOR 6TH/7TH FLOOR ADDISON CIRCLE]

                                   Floor Plan


                    [FLOOR PLAN FOR 8TH FLOOR ADDISON CIRCLE]

                                   Floor Plan


                    [FLOOR PLAN FOR 9TH FLOOR ADDISON CIRCLE]

                                   Floor Plan


                   [FLOOR PLAN FOR 10TH FLOOR ADDISON CIRCLE]

                                 Bldg Elevation


                   [DRAWING OF SOUTH ELEVATION ADDISON CIRCLE]

                                   Floor Plan


               [FLOOR PLAN FOR GARAGE GROUND FLOOR ADDISON CIRCLE]

                                   Floor Plan


                    [FLOOR PLAN FOR 1ST FLOOR ADDISON CIRCLE]

                                   Floor Plan


                    [FLOOR PLAN FOR 2ND FLOOR ADDISON CIRCLE]

                              HIGHEST AND BEST USE

Highest and Best Use may be defined as that legal use which will yield the highest net present value to the land, or that land use which may reasonably be expected to produce the greatest net return over a given period of time.

The principle of Highest and Best Use determination is a function of neighborhood land use trends, property size, shape, zoning, and other physical factors, as well as the market environment in which the property must compete. Investors continually attempt to maximize profits on invested capital. The observation of investor activities in the area is an indication of that use which can be expected to produce the greatest net return to the land.

The principle of conformity holds, in part, that conformity in use is usually a highly desirable adjunct of real property, since it creates and/or maintains maximum value, and it is maximum value which affords the owner maximum returns.

In arriving at the estimate of Highest and Best Use, the Subject Site is analyzed "as if vacant and available for development" and "as improved".

"AS IF" VACANT

Possible Use

The first constraint imposed on the Subject tract is the possible use as dictated by the physical aspects of the site. The size and location within a given block are the most important determinants of value. In general, the larger the tract, the greater its potential to achieve economies of scale and flexibility in development.

The size of the parcel, considered within the constraints of the zoning has considerable influence on its ultimate development. The key determinant in developing the site is the permitted size of the project. More land permits


Humphries & Associates                V - 1                         D-4Z/04-1990
higher density development and higher floor to area ratios permit more floor area to land. When there is more land, the structure tends to rise in proportion to the size of the tract. Location is important when considering the Subject's proximity to open plazas, retail trade areas, work force areas, residential areas, public transportation, etc.

The Subject site contains 155,771 SF of land located on the southwest corner of Dallas Parkway and Addison Circle in the Town of Addison. The tract is irregular in shape with a level topography. The tract is not negatively affected by the 100-year flood plain. Therefore, the Subject's development potential is not considered to be negatively affected by its shape or flood hazard, and utilities are available to the site.

The Subject is considered to have generally good physical characteristics for most types of office development.

Legally Permissible

The potential use of a property is affected by public restrictions (zoning, building codes, environmental regulations, etc.) and by private restrictions (deed restrictions). According to the title policy and survey, there are no easements or restrictions affecting the use of the Subject Property. No other private restrictions were noted during the course of this appraisal. Pubic restrictions affecting the use of the Subject Property include the allowable land uses and development restrictions in the "UC" Urban Center zoning district by the Town of Addison. (See Subject Property section for zoning restrictions).

We assume that only common restrictions (utility easements, building setback requirements, etc.) exist, and they are not of any consequence to hinder the development of the site.


Humphries & Associates                V - 2                         D-4Z/04-1990

Financially Feasible/Maximally Productive

The potential uses of a property that meet the criteria of being physically possible and legally permissible are analyzed further to determine financial feasibility. If a potential use is capable of satisfying a required rate of return on investment and providing a sufficient return on the land, the use is financially practical within some price limit.

The land use which meets the criteria of being physically possible and legally permissible is office development. Uses on similar land tracts have been improved with office development.

Market Overview

The following chart shows the estimated years supply of office space in the DFW RealSmart Far North Dallas Submarket.

                       Office Space Supply as of July 2004

Existing Space                                                14,216,531  SF
Less: Occupied Space (76%)                                   -10,804,564  SF
                                                             -----------

Current Supply                                                 3,411,967  SF
Plus: Projected New Supply of Space                                    0  SF
                                                             -----------

Total Amount of Space Available                                3,411,967  SF

Average 1998 - 1st Quarter 2004 Absorption                       112,857  SF

Estimated Supply of Office Space                                   30.23  Years

The submarket's occupancy of 76% is below stabilized levels. The Far North Dallas submarket has absorbed 705,359 SF since 1998. However, the submarket experienced negative absorption of -642,927 SF, -488,384 SF and -442,562 SF during 2001, 2002 and 2003, respectively due to the national and regional recession. During the first quarter the submarket experienced strong absorption of 396,088 SF. Discussions with the leasing agents of the rent comparables


Humphries & Associates                V - 3                         D-4Z/04-1990
indicate that the leasing activity has dramatically increased during 2004 because of the recovering economy. Recent construction in the Dallas area has involved speculative, pre-leased and owner-occupied facilities.

"As Vacant" Highest and Best Use

Comparing the valuations arrived at via the Cost Approach (not including depreciation) versus the Income and Market Approaches, office development appears to remain feasible at this time if a property were able to lease to stabilized levels. However, the market conditions currently indicate an oversupply of office space in the Subject's neighborhood. It can be reasonably concluded that the Highest and Best Use of the Subject Property, as vacant and available to be put to its Highest and Best Use, is for office development at some future date when market conditions indicate development to be feasible. A significantly pre-leased or owner-occupied building would be an alternative highest and best use in today's market environment.

"As Improved"

As mentioned previously, the Subject site is improved with a ten-story office building containing 293,787 SF and a six-level parking garage. The property was constructed in 1999 and is currently in very good condition.

The current Subject improvements represent a legal conforming efficient use of the Subject site. The building is adequately competing in the marketplace for tenants and is currently 99% leased, generally on a long-term basis. Additionally, there is not an alternative legal use that would justify redevelopment of the Subject site at this time. Therefore, it is the appraisers' opinion that the current improvements represent the Highest and Best Use of the Subject Property as improved.


Humphries & Associates                V - 4                         D-4Z/04-1990

                                 LAND VALUATION

The valuation estimate for the Subject land tract is based upon the analysis of similar land transactions found in the market in which the Subject Property must compete.

These sales are found by a search of the Deed Records or by conversations with Brokers or other real estate professionals. In Texas, there is no "full disclosure" law - we must verify the sales price by conversation with the buyer, seller, or other involved persons.

Major dissimilarities between the sales and the sale price are generally as follows:

      TIME - The sales are analyzed to determine the amount of appreciation or decline in land values as time has progressed. Older sales are adjusted accordingly to reflect value levels.

      LOCATION - The sales are compared to the Subject Property to isolate any locational differences. If a sale is considered to be superior in location when compared to the Subject Property, a downward adjustment is made to the sale. The opposite occurs when the sale is considered to be in an inferior location - upward adjustment.

      UTILITY - The comparative differences here generally involve size, shape, utilities, flood prone areas, topography, road frontage or other items that affect the use of the sales and the Subject Property.

Our policy is to include all similar sales, but to adjust only the most comparable sales. The rationale being that the most comparable sales require less adjustments and result in more reliable value estimates, but we feel the reader should have the benefit of knowing the general market.

The market sales are on the following pages.


Humphries & Associates               VI - 1                         D-4Z/04-1990

                                   LAND SALE 1


Location:                    NE/S Dallas Parkway and SW/S Knoll Trail, just
                             south of Westgrove, Dallas

Grantor:                     Lucille G. Murchison

Grantee:                     Stone Plaza Associates, Ltd.

Sale Date:                   05/23/00

Size:                        1.182 Acres or 51,478 SF

Zoning:                      GO-A

Legal Desc.:                 B.C. Myers Survey, Abstract No. 964, Dallas

Recordation:                 2000202/4553

Price:                       $900,028

Per Unit:                    $17.48/SF

Terms:                       Cash to Seller

Verified:                    Buyer

Frontage:                    Dallas Parkway and Knoll Trail

Uses:                        Improved with a three story office building

Utilities:                   All Available

Flood Area:                  None

Topography:                  Level

Shape:                       Irregular

Comments:                    This tract is located approximately 4,000' north of
                             the Subject Property.

Mapsco:                      4-V


Humphries & Associates               VI - 2                         D-4Z/04-1990

                                 LAND SALE NO. 2


Location:                    NWC Dallas Parkway and International Parkway,
                             Farmers Branch

Grantor:                     BCK and Partners, LP

Grantee:                     Wilcox International Place II, Ltd.

Sale Date:                   10/2/00

Size:                        8.163 acres or 355,558 SF

Zoning:                      Commercial

Legal Description:           Lot 1, Block B, International Place, Farmers Branch

Recordation:                 2000191/7872

Price:                       $10,311,182

Equivalent:                  $29.00/SF

Verified:                    Todd Ashbrook, Buyer (972-759-7800)

Topography:                  Level

Frontage:                    Dallas Parkway & International Parkway

Uses:                        Improved with a 15-story office building

Flood Plain:                 None

Shape:                       Rectangular

Utilities:                   All Available

Mapsco:                      D-14M

Comments:                    This tract is located approximately 7,500' south of
                             the Subject Property.


Humphries & Associates               VI - 3                         D-4Z/04-1990

                                   LAND SALE 3


Location:                    W/S Dallas Parkway, North of Spring Valley Road,
                             Addison

Grantor:                     Ewing 8, JV

Grantee:                     The Mody Group, LP

Sale Date:                   10/15/01

Size:                        1.492 Acres or 65,083 SF

Zoning:                      Commercial

Legal Desc.:                 Lot 1, Anderson & White Addition, Addison

Recordation:                 2001100/2079

Price:                       $2,464,000

Per Unit:                    $37.86/SF

Terms:                       Cash to Seller

Verified:                    Michelle Kramer, Appraiser (281-493-3445)

Frontage:                    Dallas Parkway

Uses:                        Future retail development

Utilities:                   All available

Flood Area:                  None

Topography:                  Level

Shape:                       Rectangular

Comments:                    The tract was improved with a vacant 7,000 SF
                             automobile dealership. The buyer will raze the improvements and construct a retail store.

Mapsco:                      14-M


Humphries & Associates               VI - 4                         D-4Z/04-1990

                                   LAND SALE 4


Location:                    N/S Park Boulevard, just west of Dallas Tollway,
                             Plano

Grantor:                     Willow Bend Associates, LP

Grantee:                     Bank of Texas,  N.A.

Sale Date:                   12/21/01

Size:                        1.464 acres or 63,771 SF

Zoning:                      Commercial

Legal Desc.:                 Pt. Lot 8, The Shops at Willow Bend Addition, Plano

Recordation:                 0116/4705

Price:                       $1,600,000

Per Unit:                    $25.09/SF

Terms:                       Cash to Seller

Verified:                    Brian Glaser, Broker (214-954-0600)

Frontage:                    Park Boulevard

Uses:                        Improved with a Bank of Texas office building

Utilities:                   All available

Flood Area:                  None

Topography:                  Level

Shape:                       Rectangular

Comments:                    This tract is a pad site to The Shops at Willow
                             Bend Mall.

Mapsco:                      655-Q


Humphries & Associates               VI - 5                         D-4Z/04-1990

                                 LAND SALE NO. 5


Location:                    SWC Spring Valley Road & Noel Road, Dallas

Grantor:                     Oomesh Parshotam & Vikram Parshot

Grantee:                     Spring Valley Houston CVS, LP

Sale Date:                   2/28/02

Size:                        2.343 Acres or 102,080 SF

Zoning:                      MU-3

Legal Description:           Block 7006, City of Dallas

Recordation:                 2002041/2315

Price:                       $3,000,000

Equivalent:                  $29.39/SF

Verified:                    Kent Hope, Seller (972-239-3288)

Topography:                  Level

Frontage:                    2 Streets

Uses:                        Future office development

Flood Plain:                 None

Shape:                       Rectangular

Utilities:                   All Available

Mapsco:                      D-14M

Comments:                    This tract will be developed with an office
                             building. The tract is located approximately
                             1,000' east of the Dallas North Tollway. This sale is located approximately 8,000' southeast of the Subject Property.


Humphries & Associates               VI - 6                         D-4Z/04-1990

                                 LAND SALE NO. 6


Location:                    E/S Noel Road, north of Peterson Lane, Dallas

Grantor:                     USC Investment Partnership, LP

Grantee:                     Galleria Hotel Venture, LP

Sale Date:                   2/1/02

Size:                        1.253 Acres or 54,595 SF

Zoning:                      Commercial

Legal Description:           Pt. Lot 2, Block C/7017, Dallas

Recordation:                 2002022/08299

Price:                       $1,637,850

Equivalent:                  $30.00/SF

Verified:                    Phil Herrington, Buyer (501-376-6959)

Topography:                  Level

Frontage:                    1 Street

Uses:                        Future hotel development

Flood Plain:                 None

Shape:                       Rectangular

Utilities:                   All Available

Mapsco:                      D-14R

Comments:                    The tract is located across Noel Road from the
                             Galleria Mall, office town and Westin Hotel.


Humphries & Associates               VI - 7                         D-4Z/04-1990

                                 Land Sales Map


                    [MAP SHOWING LOCATION OF LAND SALES 1-6]



Humphries & Associates               VI - 8                         D-4Z/04-1990

====================================================================================

      Sale #              Date           Size (SF)       Sale Price/SF      Zoning
------------------------------------------------------------------------------------
        1                05/00             51,478            $17.48       GO-A
------------------------------------------------------------------------------------
        2                10/00            355,558            $29.00       Commercial
------------------------------------------------------------------------------------
        3                10/01             65,083            $37.86       Commercial
------------------------------------------------------------------------------------
        4                12/01             63,771            $25.09       Commercial
------------------------------------------------------------------------------------
        5                02/02            102,080            $29.39       MU-3
------------------------------------------------------------------------------------
        6                02/02             54,595            $30.00       Commercial
------------------------------------------------------------------------------------
     Average                              115,428            $28.14
------------------------------------------------------------------------------------
     Subject                              155,771              -
====================================================================================

Sales 2 and 5 are considered most comparable to the Subject based on their physical characteristics and proximity to the Subject. These are both recent sales which were purchased for immediate development. These tracts are in the Subject's immediate vicinity with a similar zoning as the Subject Property. These sales will be analyzed in an adjustment grid on a following page.

The following adjustment grid analyzes the most comparable sales to the Subject Property ("+" adjustments indicate that the comparable sale is inferior to the Subject and must be adjusted upward; "-" adjustments indicate that the comparable sale is superior to the Subject and must be adjusted downward; and "0" indicates that the comparable sale and Subject are similar overall in this factor of comparison and no adjustment is warranted).


Humphries & Associates               VI - 9                         D-4Z/04-1990

===============================================================================================
                                       ADJUSTMENT GRID
-----------------------------------------------------------------------------------------------
                                   Subject                  Sale 2                Sale 5
-----------------------------------------------------------------------------------------------
Sale Date                                                   10/00                 02/02
-----------------------------------------------------------------------------------------------
Size (SF)                          155,771                 355,558               102,080
-----------------------------------------------------------------------------------------------
Zoning                               UC                   Commercial               MU-3
-----------------------------------------------------------------------------------------------
Shape                             Irregular              Rectangular           Rectangular
-----------------------------------------------------------------------------------------------
Frontage                           2 Sides                 2 Sides               2 Sides
-----------------------------------------------------------------------------------------------
Flood Plain                         None                     None                  None
-----------------------------------------------------------------------------------------------
Topography                          Level                   Level                 Level
-----------------------------------------------------------------------------------------------
Condition of Sale                                        Arm's Length          Arm's Length
-----------------------------------------------------------------------------------------------
Property Rights Transferred                               Fee Simple            Fee Simple
-----------------------------------------------------------------------------------------------
Terms                                                        Cash                  Cash
-----------------------------------------------------------------------------------------------
Price/SF                                                    $29.00                $29.39
-----------------------------------------------------------------------------------------------
ADJUSTMENTS
-----------------------------------------------------------------------------------------------
Financing Terms                                              -0-                   -0-
-----------------------------------------------------------------------------------------------
Property Rights                                              -0-                   -0-
-----------------------------------------------------------------------------------------------
Condition of Sale                                            -0-                   -0-
-----------------------------------------------------------------------------------------------
Market Conditions                                            -0-                   -0-
-----------------------------------------------------------------------------------------------
Adjusted Price/SF                                           $29.00                $29.39
-----------------------------------------------------------------------------------------------
Frontage/Access/Visibility                                   -0-                   -0-
-----------------------------------------------------------------------------------------------
Size                                                         -0-                   -0-
-----------------------------------------------------------------------------------------------
Zoning                                                       -0-                   -0-
-----------------------------------------------------------------------------------------------
Shape                                                        -5%                   -5%
-----------------------------------------------------------------------------------------------
Flood Plain                                                  -0-                   -0-
-----------------------------------------------------------------------------------------------
Total Adjustment                                             -0-                   -0-
-----------------------------------------------------------------------------------------------
Adj. Price/SF                                               $27.55                $27.92
===============================================================================================


Humphries & Associates               VI - 10                        D-4Z/04-1990

                           Explanation of Adjustments

Financing Terms

All sales were sold for cash or at market terms. No adjustment for financing terms is appropriate.

Real Property Rights Conveyed

This adjustment is considered for any differences in the real property rights being conveyed in the sale. Properties in which less than the full Fee Simple Estate is transferred frequently sell for a lower price. If the leasehold estate is conveyed, any improvements constructed may exhibit a different expense structure (and net income stream) than an improved property where land and building are held in common ownership. Because these factors can have an impact on value, one of the initial steps in the valuation process is a determination of real property interests that have been conveyed. All sales were sold in Fee Simple. No adjustment will be made.

Conditions of Sale

All sales are considered to be arm's length transactions. No adjustment for conditions of sale will be made.

Market Conditions (Time)

Market conditions may change between the time of sale of a comparable property and the date of the appraisal of the Subject. Under such circumstances, the price of the comparable property would be different at the later time (the date of the appraisal), and an adjustment would have to be made to the actual transaction price. Changed market conditions often result from various causes such as inflation, deflation, changing demand, and changing supply.

The sales occurred within the past 3.5 years and are considered market transactions. Limited vacant land tracts are available along the Dallas North Tollway. No significant increase or decrease in land prices has occurred during this period. Thus, no adjustment for this factor is considered necessary.


Humphries & Associates               VI - 10                        D-4Z/04-1990

Frontage/Access/Visibility

The Subject Property is located on the southwest corner of the Dallas Parkway and Addison Circle in the City of Addison. The Dallas Parkway is a one-way (southbound) access road to Dallas North Tollway. The tollway is a major north/south thoroughfare that provides access to SH-121 and SH-190 to the north and LBJ Freeway and Dallas CBD to the south. Addison Circle is a four-lane, east/west secondary roadway that provides access to the Dallas Parkway. The south side of the Subject is bordered by a DART (Dallas Area Rapid Transit) rail lines. The Subject is located in an area heavily developed with mid to high-rise office buildings and hotels. The Subject's overall location is considered good.

Sale 2 is located on the northwest corner of the Dallas Parkway and International Parkway in the City of Farmers Branch. The Dallas Parkway is a one-way (southbound) access road to Dallas North Tollway. The tollway is a major north/south thoroughfare that provides access to SH-121 and SH-190 to the north and LBJ Freeway and Dallas CBD to the south. International Parkway is a secondary east/west secondary roadway that provides access to the Dallas Parkway. This sale is located in an area heavily developed with mid to high-rise office buildings and hotels. The overall location is considered good.

Sale 5 is located on the southwest corner of Spring Valley Road and Noel Road approximately 1,000' east of the Dallas North Tollway in the City of Dallas. Spring Valley Road is a six-lane, east/west primary roadway that provides access to the Dallas North Tollway to the west and Central Expressway (US-75) to the east. This sale is located in an area heavily developed with office, hotel and retail uses. The overall location is considered good.

The Subject and comparable sales are located along major thoroughfares in close proximity to each other. The overall location, access and visibility of the Subject and comparable sales is considered similar and no adjustment is considered necessary.


Humphries & Associates               VI - 12                        D-4Z/04-1990

Size

Typically, smaller land tracts sell for more on a per square foot basis compared to larger land tracts. The Subject Property contains 155,771 SF of land. Sale 2 contains 355,558 SF and Sale 5 contains 102,080 SF. An analysis of the available land sales did not reveal an adjustment. Therefore, no adjustment is considered reasonable.

Shape/Topography

The Subject Property is an "L" shaped tract with a level topography. Both comparable sales are rectangular in shape with a level topography. The Subject irregular shape is considered to create some loss in development utility and a downward adjustment is warranted. A market-extracted adjustment is not available from the comparable sales. For our analysis, a subjective downward adjustment of 5% is considered reasonable and will be applied to Sale 2 and 5.

Zoning

The Subject and comparable sales allow for similar commercial uses and no adjustment is warranted. The Subject Property and comparables were purchased for office development.

Conclusion

The comparable sales have an adjusted range of $27.55/SF to $27.92/SF with an average of $27.74/SF. Both of the comparable sales are considered to be good indicators of value and will be given equal emphasis indicating the middle of the range. For our analysis, a range of $27.50/SF to $28.00/SF is considered reasonable. The price/SF is applied to the Subject land area as follows:

                            $27.50    x    155,771 SF    =    $4,283,703
                            $28.00    x    155 771 SF    =    $4,361,588


Estimated Market Value of Subject Land    Say,            $4,325,000  Rounded
                                                              ($27.77/SF)


Humphries & Associates               VI - 13                        D-4Z/04-1990

                        VALUE INDICATED BY COST APPROACH

The Cost Approach is based upon the principle of substitution, which affirms that no prudent investor would pay more for a property than the cost to acquire the land and construct improvements of equal desirability and utility without undue delay. Because cost and market value are closely related when properties are new, the Cost Approach is a good indication of market value for new or relatively new properties. When improvements are older or do not represent the Highest and Best Use of the land as though vacant, the accuracy of the Cost Approach is limited due to the difficulty of estimating accrued depreciation.

The procedure involved in deriving a value estimate by the Cost Approach is shown below.

1. Estimate the value of the Subject Property as though vacant and available to be developed to its highest and best use.

2. Estimate the replacement cost of the improvements (the cost of construction of improvements having equal utility to the Subject Improvements).

3. Estimate the accrued depreciation in the improvements (physical deterioration, functional obsolescence, and external obsolescence) and deduct estimated depreciation from the replacement cost of the improvements.

4. Add the depreciated replacement cost of the improvements to land value. This total is the value estimate by the Cost Approach.

Current construction costs (including material costs, labor costs, equipment costs, indirect costs, etc.) for all types of buildings are maintained in our files. In addition to this basic data, we have access to the Marshall Valuation Services cost data. This service allows for an estimate of construction costs by component characteristics, construction type and quality, and location.

The Marshall Valuation Service cost range used as a basis for our analysis adhere to the following guidelines.


Humphries & Associates               VII - 1                        D-4Z/04-1990

What is Included

- Normal interest on building funds during the period of construction and processing fee or service charge is included.

-     Sales taxes on materials are included.

-     Normal site preparation including excavation for foundation and backfill.

-     Utilities from structure to lot line figured for typical setback.

- Contractor's overhead and profit including job supervision, workman's compensation, fire and liability insurance, unemployment insurance, etc., are included.

- Actual costs used are final costs to the developer which contain architect's and engineer's fees. These in turn include plans, plan checks, surveys and building permits.

For our analysis, these soft cost items are separated out and shown as individual line items.

What is Not Included

- Cost of buying or assemblage of land; demolition; off-site costs, any other cost of doing business not directly attributable to the basic structure.

- Unusual or extraordinary land improvement costs (e.g., pilings or hillside foundations).

- Costs of land planning or preliminary concept and layout for large developments are not included, nor is interest or taxes on the land.

- Discounts or bonuses paid for financing are considered a cost of doing business.

- Furnishings and fixtures, usually not found in the general contract, that are peculiar to a definite tenant, such as seating or kitchen equipment, etc.

- Marketing costs to create occupancy including model or advertising expenses, or temporary operation of property owners associations.

- All allowance for developer's overhead and profit which is typically based on a percentage of the total project cost.


Humphries & Associates               VII - 2                        D-4Z/04-1990

This program provides an estimate of current construction costs by component characteristics, construction quality, and location based upon actual construction costs of similar properties.

Depreciation

Physical Depreciation

Depreciation is defined as a loss in value from the replacement cost of improvements and is caused by physical deterioration, functional obsolescence, and/or external obsolescence. Physical deterioration is evidenced by normal wear and tear over the economic life of the improvements and is either curable or incurable. The improvements were considered in very good condition upon inspection and no deferred maintenance will be deducted in this report.

The Subject Improvements were completed in 1999 and are approximately 5 years old. According to Marshall Valuation Service, the Subject Property is considered a Good/Excellent Class A office building. These type of buildings of equivalent design and construction typically have an economic life of approximately 45 to 50 years. The Subject has been well maintained and its effective age is considered to be equal to its actual age. The effective age of the Subject is estimated to be 5 years. Based upon a projected 50-year economic life, incurable physical deterioration is estimated at 10% (5 ) 50 = 0.10).

Functional Obsolescence

Functional obsolescence is caused by property characteristics such as functional inadequacy or superadequacy and is either curable or incurable.

The design and amenity package of the Subject Improvements are equal to the competing office projects in the immediate area. Therefore, no deduction for Functional Obsolescence is considered necessary.


Humphries & Associates               VII - 3                        D-4Z/04-1990

Economic Obsolescence

Economic obsolescence is defined as an impairment of desirability or useful life arising from factors external to the property, such as economic forces or environmental changes which affect supply/demand relationships in the market. Loss in the use and value of a property arising from the factors of economic obsolescence is to be distinguished from loss in value from physical deterioration and functional obsolescence, both of which are inherent in a property.

Economic obsolescence is extremely difficult to quantify and the results are often highly subjective.

A method of measuring economic obsolescence is rent loss, which is the difference between the effective rental rates and the stabilized rentals associated with the lease-up. The property is currently 99% leased at market rates, therefore no deduction for economic obsolescence is necessary.

Developer's Profit

The Cost Approach value estimate includes indirect costs such as construction period interest expense, architectural and engineering fees, loan fees, and contractor's overhead and profit. An allowance is also made for developer's overhead and profit because the Cost Approach value estimate must correlate with the Income and Market Approaches to value. Developer's profit typically ranges from 5% to 15% of total project costs.

As stated earlier, Post Properties paid for approximately 20% of the parking garage at a cost of +/- $825,000. In the following cost analysis, the parking garage square footage will be reduced by 20% to reflect Post Properties' position in the parking garage.

On the following pages is a value estimate for the Subject Property via the Cost Approach followed by the Commercial Cost Estimator 7.


Humphries & Associates                VII - 4                       D-4Z/04-1990

7/19/2004                        Summary Report                          Page: 1
================================================================================

Estimate Number            :  0
Estimate ID                :  Addison Circle
Property Owner             :  FSP
Property Address           :  15601 Dallas Parkway
Property City              :  Addison
State/Province             :  Texas
ZIP/Postal Code            :  75001

Section 1

Occupancy                                 Class               Height     Rank
                                 -------------------------    ------     ----
  100% Office Building           Reinforced concrete frame     14.00      3.5
  Tota1 Area                     : 303,891
  Number of Stories (Building)   : 10.00
  Number of Stories (Section)    : 1.00
  Shape                          : 2.00

Components                           Units/%                   Other
                                     -------                   -----
  Exterior Walls:
    Stud - Brick Veneer               100%
  HVAC (Heating):
    Package Unit                      100%
  Sprinklers:
    Sprinklers                        100%
  Elevators:
    Passenger #                          5
    Freight Power #                      1

Section 2

Occupancy                                 Class               Height     Rank
                                 -------------------------    ------     ----
  100% Parking Structure         Reinforced concrete frame      8.00      2.0
  Total Area                     : 288,460
  Number of Stories (Building)   : 6.00
  Number of Stories (Section)    : 1.00
  Shape                          : 2.00

Components                               Units/%                Other
                                         -------                -----
  Exterior Walls:
    Brick with Clay Tile Back-up          100%
  Sprinklers:
    Sprinklers                            100%
  Elevators:
    Passenger #                              2

    Cost as of       07/2004

                                  Units/%             Cost            Total
                                  -------             ----            -----
  Basic Structure
    Base Cost                     592,351             54.32         32,178,954
    Exterior Walls                592,351             11.95          7,077,688
    Heating & Cooling             303,891              6.27          1,905,397
    Elevators                           8        158,614.63          1,268,917


                          Cost Data by Marshall & Swift
                                      VII-5

7/19/2004                        Summary Report                          Page: 2
================================================================================

Estimate Number              :  0
ZIP/Posta1 Code              :  75001

    Sprinklers                    592,351              1.52           90 1,964
  Basic Structure Cost            592,351             73.15         43,332,920

  Miscellaneous
    Concrete Paving                20,000              3.00             60,000
    Landscaping, Lighting, Etc.    50,000              1.00             50,000
  Total Cost                      592,351             73.34         43,442,920



                          Cost Data by Marshall & Swift
                                      VII-6

                            Segregated Cost Estimate

Total Office Building, Parking Garage and Other Costs(1)            $42,617,920
Plus: Developer's Overhead and Profit @ 10%                           4,261,792
                                                                    -----------

Total Replacement Cost of Improvements                              $46,879,712

Less Depreciation
      Physical
         Deferred Maintenance - Physical Curable                              0
         Physical Incurable @ 10% of Replacement Cost                -4,687,971
      Functional                                                              0
      Economic
         Rent Loss & Lease Commissions                                        0
         Economic Obsolescence                                                0
                                                                    -----------

Depreciated Replacement Cost of Improvements                        $42,191,741
Plus: Land Value                                                      4,325,000
                                                                    -----------

Estimated Value Via Cost Approach "As Is"                           $46,516,741

                                                             Say,   $46,500,000

Cost Analysis (Per 303,891 Square Foot of Gross Building Area)

Total Building and Other Costs                                  $154.26/SF

Depreciated Replacement Cost of Improvements                    $138.84/SF

Estimated Value Via Cost Approach                               $153.02/SF


(1) The total construction costs have been reduced by $825,000 to reflect Post Properties participation in the parking garage.


Humphries & Associates               VII - 7                        D-4Z/04-1990

                                 MARKET ANALYSIS

According to the Appraisal Institute's The Appraisal of Real Estate book, 12th Edition, 2002, market analysis is defined as "The identification and study of the market for a particular economic good or service." Based upon the highest and best use "As Improved" for the Subject Property being a continued use as an office building, the appraisers have surveyed the current office market conditions in the Dallas area and the Subject submarket. Three sources of data will be used to gauge the overall office market conditions. They are (1) D/FW RealSmart, (2) CoStar and (3) interviews with area leasing agents in competing office buildings.

D/FW RealSmart Report (Dallas/Fort Worth Area)

D/FW RealSmart publishes an office survey on a semi-annual basis for the D/FW area. This area is divided into 32 office submarkets (sectors). The Subject Property is located in the Far North Dallas Submarket (Sector 11).

Office buildings that lease office space as their primary function with at least 20,000 SF of space are included in the D/FW RealSmart report. All figures represent multi-tenant space unless otherwise stated. Office buildings are generally placed into classes that characterize their general market appeal. Age characteristics are an important part of this classification system. The classes are defined as follows.

Class "A"

This class of space has an excellent location and access to attract the highest quality tenants. They must also be well managed professionally. Usually, this type of structure has new and high quality finish.

Class "B"

Most have a good location with fairly high quality management, construction and tenancy. This type of building must show very little functional obsolescence and deterioration.


Humphries & Associates              VIII - 1                        D-4Z/02-1716

Class "C"

This class of space is usually 15 - 25 years old, but maintaining steady occupancy.

Given the Subject Property's location, rent levels, age and tenant profile, it is considered to exhibit Class B characteristics.

The following summary indicates the historical market factors of absorption, occupancy and rental rates by class over the last 12.25 years for the Dallas/Ft. Worth area.

===========================================================================================================
                                             ABSORPTION (000'S)
-----------------------------------------------------------------------------------------------------------
                           Dallas Area                           Fort Worth Area
------------  --------------------------------------  --------------------------------------  -------------
   Year          Class A      Class B     Class C        Class A     Class B      Class C       Total D/FW
------------  --------------------------------------  --------------------------------------  -------------
   1992           -447.1        130.5      -220.5         -63.5       -89.8        -93.7          -784.1
------------  --------------------------------------  --------------------------------------  -------------
   1993          1,016.5        579.4       315.1         206.6       106.5         55.2         2,279.4
------------  --------------------------------------  --------------------------------------  -------------
   1994          2,671.3      1,355.5       299.4        -597.6       368.5         93.7         4,190.8
------------  --------------------------------------  --------------------------------------  -------------
   1995          1,885.6        942.0       -68.5         505.6       245.5         81.2         3,600.4
------------  --------------------------------------  --------------------------------------  -------------
   1996          1,394.1        695.9       340.7         331.1         206         54.4         3,022.2
------------  --------------------------------------  --------------------------------------  -------------
   1997          1,427.7      1,225.2       127.5         204.8       154.7         -5.7         3,134.3
------------  --------------------------------------  --------------------------------------  -------------
   1998            716.7        -88.2        95.5          79.5        25.6        109.4           938.6
------------  --------------------------------------  --------------------------------------  -------------
   1999          2,577.9        182.4       130.7         595.0       246.2        -35.8         1,976.0
------------  --------------------------------------  --------------------------------------  -------------
   2000          4,351.1        213.9      -921.0         560.6      -575.2        -66.1         3,563.1
------------  --------------------------------------  --------------------------------------  -------------
   2001           -964.7     -2,460.2      -832.0          97.8        59.6       -150.7        -4,249.9
------------  --------------------------------------  --------------------------------------  -------------
   2002         -2,779.9      1,907.2      -794.0        -353.1      -186.3        -30.4        -3,133.0
------------  --------------------------------------  --------------------------------------  -------------
   2003         -2,025.7     -1,636.4      -816.4        -515.3      -311.9       -213.2        -5,518.8
------------  --------------------------------------  --------------------------------------  -------------
1st Qtr. 04        603.0        350.8       160.9         136.6       172.2        261.1         1,684.5
============  ======================================  ======================================  =============


Humphries & Associates              VIII - 2                        D-4Z/02-1716

As can be seen, 1992 was a down year while a dramatic recovery was staged in 1993, which continued through 2000. The D/FW area experienced a dramatic negative absorption of -4,249,949 SF during 2001 due to the national recession and events of September 11, 2001. The negative absorption continued during 2002 with a total of -3,133,009 SF. The Dallas and Ft. Worth areas had negative absorption of -4,478,487 SF and -1,040,278F, respectively during 2003.

As of late 2003, the national and regional economy was improving. During the 1st Quarter 2004, the Dallas area absorbed 1,114,654 SF while the Fort Worth area absorbed 569,882 SF for a total absorption of 1,684,536 SF.

==================================================================================================
                                             OCCUPANCY
--------------------------------------------------------------------------------------------------
                              Dallas Area                             Fort Worth Area
---------------  ---------------------------------------  ----------------------------------------
     Year           Class A      Class B      Class C         Class A      Class B       Class C
---------------  ---------------------------------------  ----------------------------------------
     1992             79%          72%          45%             85%          76%           57%
---------------  ---------------------------------------  ----------------------------------------
     1993             82%          74%          44%             85%          82%           58%
---------------  ---------------------------------------  ----------------------------------------
     1994             86%          76%          55%             81%          85%           60%
---------------  ---------------------------------------  ----------------------------------------
     1995             89%          78%          62%             86%          88%           72%
---------------  ---------------------------------------  ----------------------------------------
     1996             91%          79%          64%             92%          91%           78%
---------------  ---------------------------------------  ----------------------------------------
     1997             93%          85%          67%             89%          87%           80%
---------------  ---------------------------------------  ----------------------------------------
     1998             87%          80%          72%             88%          91%           82%
---------------  ---------------------------------------  ----------------------------------------
     1999             80%          80%          73%             88%          90%           85%
---------------  ---------------------------------------  ----------------------------------------
     2000             86%          82%          69%             90%          81%           84%
---------------  ---------------------------------------  ----------------------------------------
     2001             81%          75%          69%             92%          88%           85%
---------------  ---------------------------------------  ----------------------------------------
     2002             78%          73%          69%             86%          87%           82%
---------------  ---------------------------------------  ----------------------------------------
     2003             75%          71%          67%             80%          83%           80%
---------------  ---------------------------------------  ----------------------------------------
 1st Qtr. 04          76%          71%          68%             81%          86%           83%
===============  =======================================  ========================================


Humphries & Associates              VIII - 3                        D-4Z/02-1716

Increased occupancy levels were witnessed in virtually every class from 1993 to 1997 in the D/FW area. The occupancy levels generally peaked during 1997 and trended downward since until bottoming out in 2003. The occupancy increased slightly in the 1st Quarter 2004.

==================================================================================================
                                           RENTAL TRENDS
--------------------------------------------------------------------------------------------------
                              Dallas Area                             Fort Worth Area
--------------  ----------------------------------------  ----------------------------------------
    Year           Class A       Class B      Class C         Class A       Class B      Class C
--------------  ----------------------------------------  ----------------------------------------
    1992            $15.80       $11.57        $ 9.62          $15.49       $11.97        $ 9.70
--------------  ----------------------------------------  ----------------------------------------
    1993            $15.25       $11.31        $ 9.24          $15.19       $11.88        $ 9.74
--------------  ----------------------------------------  ----------------------------------------
    1994            $15.87       $11.92        $ 9.49          $15.16       $12.10        $ 9.72
--------------  ----------------------------------------  ----------------------------------------
    1995            $17.41       $12.68        $ 9.65          $16.22       $12.89        $ 9.92
--------------  ----------------------------------------  ----------------------------------------
    1996            $20.43       $14.76        $10.85          $18.98       $14.85        $11.11
--------------  ----------------------------------------  ----------------------------------------
    1997            $23.40       $16.98        $12.02          $22.47       $16.38        $12.30
--------------  ----------------------------------------  ----------------------------------------
    1998            $24.96       $18.28        $13.55          $21.78       $17.05        $12.97
--------------  ----------------------------------------  ----------------------------------------
    1999            $24.73       $18.55        $14.42          $22.61       $17.59        $13.77
--------------  ----------------------------------------  ----------------------------------------
    2000            $24.53       $18.81        $14.75          $23.44       $17.94        $14.33
--------------  ----------------------------------------  ----------------------------------------
    2001            $23.70       $18.45        $14.78          $24.71       $17.93        $15.11
--------------  ----------------------------------------  ----------------------------------------
    2002            $21.89       $17.25        $14.39          $22.93       $17.64        $15.10
--------------  ----------------------------------------  ----------------------------------------
    2003            $21.06       $16.41        $13.71          $21.28       $17.64        $14.16
--------------  ----------------------------------------  ----------------------------------------
 1st Qtr. 04        $20.87       $16.45        $13.51          $21.57       $17.70        $14.46
==============  ========================================  ========================================

As with increasing occupancy levels, the same is shown for rental rate growth. Rental rates began to increase in 1995 and exhibited substantial increases through 1998. The rental rate increase slowed after 1998 and has experienced minimal decreases through 2002. During 2003, the rental rates experienced further declines. As with the occupancy levels, rental rates appear to have bottomed out and have begun to increase in 2004.


Humphries & Associates              VIII - 4                        D-4Z/02-1716

The following chart summarizes the 1st Quarter 2004 D/FW RealSmart office data for the Dallas area.

===========================================================================================
                                                                     Avg. Absorption Last
                                   Rate              Occupancy              12 Mos.
-------------------------------------------------------------------------------------------
All Buildings                     $18.73                73%               -1,597,500
-------------------------------------------------------------------------------------------
Class A Building                  $20.87                76%                -386,789
-------------------------------------------------------------------------------------------
Class B Building                  $16.45                71%                -955,340
-------------------------------------------------------------------------------------------
Class C Building                  $13.51                68%                -255,371
===========================================================================================

Sector #11 - Far North Dallas

The following is a summary of the 1st Quarter 2004 rate structure for the Subject sector.

======================================================================================
                                Total          Class A        Class B       Class C
--------------------------------------------------------------------------------------
Rents                           $19.54         $20.37         $15.88        $14.94
--------------------------------------------------------------------------------------
Occupancy                        76%             76%            72%           84%
--------------------------------------------------------------------------------------
Absorption 12 Mos.             226,823         348,406       -108,000       -13,583
======================================================================================

The following chart indicates the rents and absorption trends for this sector over the past 5 years.


Humphries & Associates              VIII - 5                        D-4Z/02-1716

==============================================================================================================================
                         Occupancy                      Annual Full-Service                     Quarterly Absorption
                                                             Rent/Sq Ft                               (Sq Ft)
------------  ------------------------------  -------------------------------------  -----------------------------------------
  Year/Qtr      All      A      B      C          All       A         B        C         All         A          B        C
------------  ------------------------------  -------------------------------------  -----------------------------------------
 1998/1st       .92%   .91%    .93%   .98%      $22.15    $23.69   $18.18    $9.50     -248,517   -242,430     -7,043      956
------------  ------------------------------  -------------------------------------  -----------------------------------------
 1998/2nd       .90%   .88%    .93%   .98%      $22.72    $24.09   $18.42   $13.14      117,988     96,848     23,139   -1,999
------------  ------------------------------  -------------------------------------  -----------------------------------------
 1998/3rd       .88%   .87%    .92%   .98%      $23.14    $24.23   $18.42   $11.44      348,439    344,898      1,540    2,001
------------  ------------------------------  -------------------------------------  -----------------------------------------
 1998/4th       .84%   .83%    .93%   .98%      $23.27    $24.43   $18.37   $11.44      -53,476    -74,027     20,551        0
------------  ------------------------------  -------------------------------------  -----------------------------------------
 1999/1st       .86%   .84%    .92%   100%      $23.27    $24.46   $18.88   $12.09      625,117    631,450     -8,332    1,999
------------  ------------------------------  -------------------------------------  -----------------------------------------
 1999/2nd       .83%   .81%    .89%   100%      $23.27    $24.37   $19.05   $12.09      -20,933     61,496    -82,429
------------  ------------------------------  -------------------------------------  -----------------------------------------
 1999/3rd       .84%   .83%    .89%   100%      $23.08    $24.12   $19.04   $12.09      200,611    202,634     -2,023
------------  ------------------------------  -------------------------------------  -----------------------------------------
 1999/4th       .83%   .81%    .89%   100%      $22.99    $24.03   $19.04   $12.98      160,125    143,634     16,491
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2000/1st       .83%   .81%    .89%   100%      $22.99    $24.03   $19.04   $12.98            0          0          0
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2000/2nd       .83%   .81%    .89%   100%      $22.99    $24.03   $19.04   $12.98            0          0          0
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2000/3rd       .83%   .82%    .90%   100%      $22.83    $23.81   $19.12   $12.98      356,544    328,581     27,963
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2000/4th       .86%   .85%    .93%   100%      $23.19    $24.19   $19.43   $12.99      397,246    341,183     56,063
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2001/1st       .91%   .91%    .91%   100%      $23.52    $24.47   $19.49   $12.99      681,998    734,209    -52,211
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2001/2nd       .87%   .88%    .86%   .70%      $23.51    $24.48   $19.37   $14.30     -564,542   -359,190   -126,357  -78,995
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2001/3rd       .86%   .86%    .86%   .74%      $23.41    $24.40   $19.45   $15.57     -205,471   -206,734      4,263   -3,000
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2001/4th       .82%   .81%    .85%   .79%      $22.61    $23.60   $19.19   $15.21     -554,912   -535,149    -34,118   14,355
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2002/1st       .77%   .76%    .84%   .80%      $21.40    $22.20   $18.77   $15.29     -366,120   -340,420    -29,276    3,576
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2002/2nd       .75%   .73%    .82%   .68%      $21.55    $22.61   $17.60   $16.52     -328,326   -276,131    -39,264  -12,931
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2002/3rd       .76%   .73%    .85%   .97%      $20.89    $21.87   $17.33   $14.60      139,485     77,054     59,735    2,696
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2002/4th       .76%   .74%    .83%   .97%      $20.61    $21.61   $16.99   $13.88       66,577    113,513    -46,936
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2003/1st       .74%   .73%    .75%   .91%      $20.15    $20.98   $16.87   $14.56     -273,297    -63,043   -210,254
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2003/2nd       .74%   .73%    .79%   .87%      $20.06    $20.98   $16.59   $12.82       56,476    -31,926     91,004   -2,602
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2003/3rd       .73%   .72%    .74%   .90%      $19.88    $20.67   $16.81   $12.95     -197,692    -78,286   -122,606    3,200
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2003/4th       .73%   .74%    .68%   .78%      $19.77    $20.59   $16.25   $14.10      -28,049    153,628   -157,132  -24,545
------------  ------------------------------  -------------------------------------  -----------------------------------------
 2004/1st       .76%   .76%    .72%   .84%      $19.54    $20.37   $15.88   $14.94      396,088    304,990     80,734   10,364
============  ==============================  =====================================  =========================================

During the past 6.25 years, the Far North Dallas submarket absorbed 705,359 SF of office space. This equates to an average absorption of 112,857 SF. The submarket experienced negative absorption of -642,927 SF, -488,384 SF and -442,562 SF during 2001, 2002 and 2003, respectively. However, during the first quarter the submarket experienced strong absorption of 396,088 SF. Discussions with the leasing agents of the rent comparables indicate that the leasing activity has dramatically increased during 2004.

Since the 1st Quarter of 2001, the overall occupancy steadily declined from 91% to 73% in the 4th Quarter 2003. The positive absorption 1st Quarter 2004 caused the occupancy to increase three points to 76%.


Humphries & Associates              VIII - 6                        D-4Z/02-1716

There has been 143,472 SF of office construction during the past two years. No new construction has occurred since the 3rd Quarter of 2002. As of the date of appraisal, no office space is under construction in the Far North Dallas Submarket.

Rental rates in the Far North Dallas Submarket have decreased from $22.15/SF as of 1st Quarter 1998 to $19.54/SF as of 1st Quarter 2004. Rental rates peaked in the 1st Quarter of 2001 and $23.51/SF and have steadily decreased to its current level. The average rental for Class A space is $20.37/SF.

The appraiser has access to Costar Office Market Survey. Costar surveys office buildings in the D/FW area on a monthly basis. According to Costar, the Subject Property is located in the Quorum/Bent Tree submarket. This submarket is bounded by Frankford Road to the north, Alpha Road on the south, Hillcrest Road to the east and Josey Lane to the west. The following chart summarizes the office market conditions as of July 2004.


Humphries & Associates              VIII - 7                        D-4Z/02-1716

=======================================================================================================================
                                     Quorum/Bent Tree Overall Office Market Summary
=======================================================================================================================
                                     % Vacant Available             SF Vacant Available             Est. Rent/SF
                               -------------------------------  --------------------------  ---------------------------
   Date   Bldg    RBA/SF        Direct     Sublet     Total       Direct   Sublet   Total     Direct  Sublet    Total
----------------------------  --------------------------------  --------------------------  ---------------------------
 Current   255   20,854,758    3,898,449  448,716   4,347,165      18.7%    2.2%    20.8%     $18.27  $14.73   $17.94
----------------------------  --------------------------------  --------------------------  ---------------------------
  Q2/04    255   20,854,758    3,930,050  380,839   4,310,889      18.8%    1.8%    20.7%     $18.27  $15.44   $18.03
----------------------------  --------------------------------  --------------------------  ---------------------------
  Q1/04    255   20,854,758    4,185,784  372,213   4,557,997      20.1%    1.8%    21.9%     $18.54  $15.75   $18.28
----------------------------  --------------------------------  --------------------------  ---------------------------
  Q4/03    254   20,854,758    3,855,292  336,512   4,191,804      18.5%    1.6%    20.1%     $18.68  $15.82   $18.48
----------------------------  --------------------------------  --------------------------  ---------------------------
  Q3/03    254   20,854,758    3,854,390  333,033   4,187,423      18.5%    1.6%    20.1%     $18.82  $16.51   $18.64
----------------------------  --------------------------------  --------------------------  ---------------------------
  Q2/03    250   20,837,258    3,544,774  404,029   3,948,803      17.0%    1.9%    19.0%     $18.90  $15.83   $18.56
----------------------------  --------------------------------  --------------------------  ---------------------------
  Q1/03    250   20,837,258    3,477,548   89,161   3,566,709      16.7%    0.4%    17.1%     $19.17  $12.89   $19.05
----------------------------  --------------------------------  --------------------------  ---------------------------
  Q4/02    248   20,827,835    3,535,443  576,615   4,112,058      17.0%    2.8%    19.7%     $19.69  $14.62   $19.08
----------------------------  --------------------------------  --------------------------  ---------------------------
  Q3/02    246   20,795,553    3,237,986  643,080   3,881,066      15.6%    3.1%    18.7%     $20.41  $15.99   $19.80
----------------------------  --------------------------------  --------------------------  ---------------------------
  Q2/02    244   20,787,566    3,113,385  762,468   3,875,853      15.0%    3.7%    18.6%     $21.42  $17.44   $20.70
----------------------------  --------------------------------  --------------------------  ---------------------------
  Q1/02    244   20,787,566    3,132,788  848,645   3,981,433      15.1%    4.1%    19.2%     $21.90  $17.84   $21.13
----------------------------  --------------------------------  --------------------------  ---------------------------
  Q4/01    242   20,031,834    2,520,823  944,179   364659002      12.6%    4.7%    17.3%     $22.69  $18.02   $21.69
============================  ================================  ==========================  ===========================

The direct vacancy rate steadily increased from 12.6% as of 4th Quarter 2001 to 18.7% in July 2004. The vacancy has been in the +/-18-20% range during the past 12 months. Including sublet space, the overall vacancy rate is 20.8% as of July 2004.

The average direct rental rate in the Quorum/Bent Tree Submarket is $18.27/SF as of July 2004. Rental rates have generally trended downward since peaking at $22.69/SF in the 1st Quarter 2002. The average sublet rental rate is $14.73/SF.


Humphries & Associates              VIII - 8                        D-4Z/02-1716

============================================================================================================================
                                  Quorum/Bent Tree Office Absorption & Construction Summary
============================================================================================================================
                                 Delivered Inventory              Net Absorption                   Gross Absorption
                               ------------------------  ---------------------------------  --------------------------------
 Date     Bldg    RBA/SF         # of Bldgs.    RBA         Direct     Sublet     Total       Direct     Sublet     Total
-----------------------------  ------------------------  ---------------------------------  --------------------------------
 Current    255   20,854,758          0          0           28,594    -66,480   -37,886      179,615    23,038    202,653
-----------------------------  ------------------------  ---------------------------------  --------------------------------
  Q2/04     255   20,854,758          0          0          -41,440    -87,766   -129,206     405,986    51,713    457,699
-----------------------------  ------------------------  ---------------------------------  --------------------------------
  Q1/04     255   20,854,758          1        6,000       -102,830    -49,575   -152,405     419,124    83,905    503,029
-----------------------------  ------------------------  ---------------------------------  --------------------------------
  Q4/03     254   20,854,758          0          0          -15,625      2,059   -13,566      522,402    50,302    572,704
-----------------------------  ------------------------  ---------------------------------  --------------------------------
  Q3/03     254   20,854,758          4        11,500      -311,802     97,497   -214,305     492,668   218,940    711,608
-----------------------------  ------------------------  ---------------------------------  --------------------------------
  Q2/03     250   20,837,258          0          0         -202,052     44,686   -157,366     383,783   129,819    513,602
-----------------------------  ------------------------  ---------------------------------  --------------------------------
  Q1/03     250   20,837,258          2        9,423       -104,369    129,788     25,419     472,403   254,779    727,182
-----------------------------  ------------------------  ---------------------------------  --------------------------------
  Q4/02     248   20,827,835          2        32,282      -167,760     22,243   -145,517     548,165   118,849    667,014
-----------------------------  ------------------------  ---------------------------------  --------------------------------
  Q3/02     246   20,795,553          2        7,987       -199,319    110,326    -88,993     402,339   171,351    573,690
-----------------------------  ------------------------  ---------------------------------  --------------------------------
  Q2/02     244   20,787,566          0          0           27,569     88,265   115,834      373,129   2199890    593,019
-----------------------------  ------------------------  ---------------------------------  --------------------------------
  Q1/02     244   20,787,566          2       755,732       237,338    192,358   429,696      729,617   342,226   1,068,843
-----------------------------  ------------------------  ---------------------------------  --------------------------------
  Q4/01     242   20,031,834          0          0         -106,770     16,299    -90,471     375,429   167,549    542,978
=============================  ========================  =================================  ================================

The Quorum/Bent Tree submarket had a total net absorption of -458,766 SF since 4th Quarter 2001. Sublet space experienced positive absorption of 499,700 SF during the same period.

Discussions with leasing agents of the rent comparables indicate that the leasing activity has increased significantly during the past six months.

Office Market Survey

To further isolate and define current office market trends in the Subject submarket, competing office buildings were surveyed by Bryan E. Humphries &


Humphries & Associates              VIII - 9                        D-4Z/02-1716

Associates. These office buildings are similar to the Subject Improvements in terms of age, condition, design and location. The following is a summary of the lease comparables for office buildings included in our survey. At the end of this section, these lease comparables are shown in detail.

=====================================================================================================
                                                                       Effective
      Comparable          Size (SF)     Year Built     Occupancy     Lease Rate/SF     Lease Type
-----------------------------------------------------------------------------------------------------
1. Millennium I            362,000         2000           91%        $23.00-$23.50    + Electricity
-----------------------------------------------------------------------------------------------------
2. Tollway Plaza           182,638         1999           96%        $21.00-$22.00    + Electricity
-----------------------------------------------------------------------------------------------------
3. Centura Tower I         412,521         1999           92%           $19.50        + Electricity
-----------------------------------------------------------------------------------------------------
4. Colonnade III           377,639         1998           90%        $20.00-$22.00    + Electricity
-----------------------------------------------------------------------------------------------------
Average                    333,700         1999           92%           $21.57        + Electricity
-----------------------------------------------------------------------------------------------------
Subject Property           293,787         1999          100%           $24.14*       + Electricity
=====================================================================================================

* The subject has contract rents ranging from $17.00/SF to $26.67/SF plus electricity. The average contract rent is $24.14/SF.


Humphries & Associates              VIII - 10                       D-4Z/02-1716

                       OFFICE BUILDING LEASE COMPARABLE 1

                      [PICTURE OF FRONT OF OFFICE BUILDING]

                                  Millennium I
                              15455 Dallas Parkway
                                 Addison, Texas

Year Built:                 2000
No. Floors:                 14
Rentable SF:                362,000 SF
Current Occupancy:          91%
SF Available:               32,580 SF

Rental Rate:                The asking rate is $24.00/SF plus Electricity.
                            Actual leases are at $23.00 to $23.50/SF plus
                            Electricity

Finishout:
        New Lease:          $25.00/SF for 1st generation shell space & $20.00/SF
                            for 2nd generation space.
        Renewal:            Negotiable
Lease Commissions:          4.5%
Building Factor:            NA
Construction:               Masonry and glass exterior


Humphries & Associates              VIII - 11                       D-4Z/02-1716

Lease Terms & Conditions

Expenses pass-thru using the first lease year as the base year. The owner projects the 2004 expense stop at $7.41/SF with electricity reimbursements at $1.50/SF.

Parking:                    Surface concrete and seven-level parking garage
As of:                      7/04
Verified:                   Nancy Reddin, Broker (972/663-9700)

Comments:                   Fourteen-story office building located on the
                            northwest corner of Dallas Parkway and Arapaho Road just south of the Subject Property. The parking garage is available at no charge, however reserved spaces are $75 per month per space. The individual tenant electricity is +/- $1.50/SF. Free rent of 1 to 2 months is available on a three year lease. Five year leases get four months free.


Humphries & Associates              VIII - 12                       D-4Z/02-1716

                       OFFICE BUILDING LEASE COMPARABLE 2

                      [PICTURE OF FRONT OF OFFICE BUILDING]

                                  Tollway Plaza
                              15950 Dallas Parkway
                                 Addison, Texas

Year Built:                 1999
No. Floors:                 8
Rentable SF:                182,638 SF
Current Occupancy:          96%
SF Available:               7,306 SF

Rental Rate:                The asking rate is $23.00/SF + electricity. Actual
                            leases are at $21.00/SF to $22.00/SF plus
                            Electricity.

Finishout:
        New:                Negotiable
        Renewal:            Negotiable
Lease Commissions:          4.5%
Building Factor:            16.0%
Construction:               Glass and metal exterior


Humphries & Associates              VIII - 13                       D-4Z/02-1716

Lease Terms & Conditions

Expense pass-through using the first lease year as the base year. The 2004 operating expense is estimated at $8.00/SF.

Parking:                    Surface concrete and multi-level parking garage
As of:                      7/04
Verified:                   Bob Buell (972/404-3131)

Comments:                   Eight-story office building located along the east
                            side of Dallas Parkway just north of the Subject
                            Property. There is a multi-level parking garage.
                            There is no charge for non-reserved parking spaces and a monthly charge of $50 for reserved spaces. The broker stated that rent concessions in the form of reducing the rental rate $1.00/SF to $2.00/SF are being offered.


Humphries & Associates              VIII - 14                       D-4Z/02-1716

                       OFFICE BUILDING LEASE COMPARABLE 3

                      [PICTURE OF FRONT OF OFFICE BUILDING]

                                 Centura Tower I
                              14185 Dallas Parkway
                                  Dallas, Texas

Year Built:                 1999
No. Floors:                 15
Rentable SF:                412,521 SF
Current Occupancy:          92%
SF Available:               33,002 SF

Rental Rate:                The asking rental rate is $22.50/SF to $23.00/SF +
                            electricity. Actual leases are being executed at $19.50/SF plus electricity.

Finishout:
        New:                $28.00/SF to $30.00/SF for new leases
        Renewal:            Negotiable
Commissions:                4.5%
Building Factor:            16.0%
Construction:               Masonry exterior


Humphries & Associates              VIII - 15                       D-4Z/02-1716

Lease Terms & Conditions

Expense pass-through using the first lease year as the base year. The 2004 base year stop is $7.50/SF.

Parking:                    Surface concrete and 8 level parking garage
As of:                      07/04

Verified:                   J. Dale Ray (972/770-4000)

Comments:                   Fifteen-story veneer office building located on the
                            southwest corner of Dallas Parkway and Arapaho Road.
                            The broker stated that rent concessions in the form of reducing the rental rate $2.50/SF to $3.00/SF are being offered.


Humphries & Associates              VIII - 16                       D-4Z/02-1716

                       OFFICE BUILDING LEASE COMPARABLE 4

                      [PICTURE OF FRONT OF OFFICE BUILDING]

                                  Colonnade III
                              15305 Dallas Parkway
                                 Addison, Texas

Year Built:                 1998
No. Floors:                 16
Rentable SF:                377,639 SF
Current Occupancy:          90%
SF Available:               37,764 SF

Rental Rate:                Effective rental rates are $20.00/SF to $22.00/SF +
                            electricity
Finishout:
        New:                $15.00/SF for new lease
        Renewal:            Negotiable
Lease Commissions:          4.5%
Building Factor:            15%
Construction:               Granite and glass exterior


Humphries & Associates              VIII - 17                       D-4Z/02-1716

Lease Terms & Conditions

Expenses pass-thru using the first lease year as the base year. The estimated 2004 operating expense is $9.00/SF.

Parking:                    Surface concrete and multi-level parking garage

As of:                      7/04

Verified:                   James Esquivel (972/851-7062)

Comments:                   Sixteen-story office building located on the
                            southwest corner of Dallas Parkway and Arapaho
                            Road just south of the Subject Property. Free rent up to six months is available. There is no charge for the parking garage.


Humphries & Associates              VIII - 18                       D-4Z/02-1716

                               Rent Comparable Map


                 [MAP SHOWING LOCATIONS OF RENT COMPARABLES 1-4]


Humphries & Associates              VIII - 19                       D-4Z/02-1716

                       VALUE INDICATED BY INCOME APPROACH

The Income Approach is based on the theory that the value of a property is the present worth of the net income it will produce during the remainder of its economic life. The Income Approach requires estimates of rental income, vacancy/collection loss, and operating expenses for a property. Several techniques are available for processing the resultant net income estimate into a value by the Income Approach.

The analysis of the external market influences have identified the following trends that affect the income and expenses that the Subject Property should command:

1. Job growth in the metroplex is anticipated to be 25,000 to 50,000 over the next year. This is an improvement from the 29,900 job loss in 2001 and 77,500 job loss in 2002. Based on the year-to-date 12/03 Texas Labor Market review, job growth for 2003 is anticipated to be slightly negative. For 2004, job growth is predicted to once again be positive. Most real estate sectors will have difficulty maintaining existing occupancy levels with slowing job growth along with planned completions. Nevertheless, no sectors are anticipated to have significant oversupplies.

2. Both DFW RealSmart and CoStar indicate the Subject's Submarket to be below stabilized occupancy levels. The average rental rate is $19.54/SF according to 1st Quarter 2004 DFW RealSmart and $18.27/SF according to July 2004 CoStar. Discussions with leasing agents indicate that overall leasing activity has significantly increased during the past six months.

Rental Income

In order to estimate the gross rental income that the Subject Property should command, comparable buildings in the Subject market area were analyzed as compared to the existing lease structure of the Subject.

Lease Comparable Analysis

The market area lease comparables were detailed before this report section and are summarized as follows.


Humphries & Associates               IX - 1                          D4Z/04-1990

==============================================================================================================
                                                                            Effective Lease
        Comparable            Size (SF)      Year Built     Occupancy           Rate/SF         Lease Type
--------------------------------------------------------------------------------------------------------------
1. Millennium I                362,000          2000           91%           $23.00-$23.50     + Electricity
--------------------------------------------------------------------------------------------------------------
2. Tollway Plaza               182,638          1999           96%           $21.00-$22.00     + Electricity
--------------------------------------------------------------------------------------------------------------
3. Centura Tower I             412,521          1999           92%              $19.50         + Electricity
--------------------------------------------------------------------------------------------------------------
4. Colonnade III               377,639          1998           90%           $20.00-$22.00     + Electricity
--------------------------------------------------------------------------------------------------------------
Average                        333,700          1999           92%              $21.57         + Electricity
--------------------------------------------------------------------------------------------------------------
Subject Property               293,787          1999           99%              $24.14*        + Electricity
==============================================================================================================

*The subject has contract rents ranging from $17.00/SF to $26.67/SF plus electricity. The average contract rent is $24.14/SF.

The Subject Property and rent comparables are recently constructed office buildings located in close proximity to each other. The comparables are direct competitors with the Subject Property and are considered good indicators of a market rent.

The comparables have effective rents ranging from $19.50/SF to $23.50/SF plus electricity. The Subject has contract rents ranging from $17.00/SF to $26.67/SF plus electricity with an average of $24.14/SF. The Subject's most recent leases start at $17-20.00/SF with annual $1.00/SF increases thus increasing the effective rent to the $20.00/SF to $21.00/SF range. The Subject and rent comparables are offering free rent of 1 to 4 months for a five year lease.

Subject's Existing Lease Analysis

The Subject Property is 99% leased with contract rents averaging $24.14/SF. The Subject is considered similar to the comparables in terms of overall location and finishout. The comparables range from 8-16 stories and have secured parking structures. The comparables are located along or in close proximity to the Subject Property and Dallas North Tollway.


Humphries & Associates               IX - 2                          D4Z/04-1990

Considering the condition of the tenant spaces for the Subject Property, the Subject's older contract leases appear to be slightly above market. A rental rate in the middle of the comparable range is considered reasonable. For our analysis, a reasonable market rental rate for the Subject is estimated at $20.50/SF plus electricity.

Estimated Market Lease Rate

Rental Rate:               $20.50/SF (Free rent is projected during the next
                           12 months)

Term:                      5 Years

Conditions:                Gross lease plus electricity with base year expense
                           stops.

Finishout:                 When tenants renew their leases or new tenants
                           sign leases, an alteration charge (finishout) is incurred. The amount of finishout spent on renewing tenants will be $7.50/SF. New tenants will receive $15.00/SF for a finishout allowance.

Commissions:               Blended 5.0% for new and 1.0% for renewal tenants.

Parking Revenue and Fiber Income

The Subject charges for non-reserved and reserved parking spaces from the parking garage. There are currently 1,082 leased spaces, which generates a monthly and annual income of $37,520 and $450,240, respectively. The first year parking revenue is $450,240 and will be utilized in our report.

In addition, the Subject has an annual income of $2,400 through 2007 from Airband for Fiberoptics. This amount will be utilized in this report.

Expense Reimbursements

The Subject is leased on a gross basis plus electricity with a base year stop. Any increase over the base year stop is passed through to the tenants on a prorata basis for reimbursement. The Subject has base year operating expense stops of $6.25/SF and $6.50/SF. The new tenants have a 2004 base year stop that is projected by management to be in the $8.60/SF to $9.25/SF range.
The 921


Humphries & Associates               IX - 3                          D4Z/04-1990

SF Price Edwards space in Suite 150 does not have any expense recoveries or individual tenant electricity expense. According to the lease, the base year operating expense stop for the majority of the building (237,702 SF) is $6.25/SF. These stops will be applied appropriately to each tenant in the cash flow.

Vacancy/Collection Loss Estimate

In projecting annual vacancy/collection loss for the Subject Property, consideration is given to the current vacancy rate of the Subject Property (1%), 8% vacancy rate of the rent comparables, 24% vacancy of the DFW RealSmart survey and 18.7% vacancy indicated by the CoStar survey. According to Miller Commercial's Year-End 2003 North Texas Investment Survey, the typical holding period for properties like the Subject is 7.6 years. The Subject is currently 99% leased, of which 70% of the space is leased for +/-3-6 more years. Approximately 30% of the building is leased for +/- 5 years. As indicated by the rent comparables, typically Class A investment grade office buildings outperform the overall market. Long-term leases to high quality tenants allow these properties to maintain high occupancy and rent levels during market downturns. Therefore, over a stabilized holding period of say 10 years, a stabilized vacancy rate of 5.0% is considered appropriate.

The following chart summarizes the expiration date per year of various spaces.


Humphries & Associates               IX - 4                          D4Z/04-1990

==============================================================================================================
     Suite           Tenant                            Expiration Date              SF          % of Bldg.
--------------------------------------------------------------------------------------------------------------
      100        Champion Partners                          12/31/04               9,139
--------------------------------------------------------------------------------------------------------------
                                                             Total                 9,139           3.1%
--------------------------------------------------------------------------------------------------------------
                                                  Year 2005
--------------------------------------------------------------------------------------------------------------
      200        JD Edwards                                 02/28/05               27,955
--------------------------------------------------------------------------------------------------------------
      900        JD Edwards                                 02/28/05               30,786
--------------------------------------------------------------------------------------------------------------
      125        Countrywide                                04/30/05               5,335
--------------------------------------------------------------------------------------------------------------
                                                             Total                 64,076          21.8%
--------------------------------------------------------------------------------------------------------------
                                                  Year 2007
--------------------------------------------------------------------------------------------------------------
      150        Systemware                                 03/31/07               3,344
--------------------------------------------------------------------------------------------------------------
      1000       Systemware                                 03/31/07               16,772
--------------------------------------------------------------------------------------------------------------
      600        McLeod USA                                 04/30/07               30,786
--------------------------------------------------------------------------------------------------------------
      700        McLeod USA                                 04/30/07               30,786
--------------------------------------------------------------------------------------------------------------
      800        McLeod USA                                 04/30/07               30,786
--------------------------------------------------------------------------------------------------------------
                                                             Total                112,474          38.3%
--------------------------------------------------------------------------------------------------------------
                                                  Year 2008
--------------------------------------------------------------------------------------------------------------
      1050       HSNO                                       08/30/08               4,508           1.5%
--------------------------------------------------------------------------------------------------------------
                                                  Year 2009
--------------------------------------------------------------------------------------------------------------
      185        The Staubach Company                       04/30/09               1,389
--------------------------------------------------------------------------------------------------------------
      300        The Staubach Company                       04/30/09               30,786
--------------------------------------------------------------------------------------------------------------
      400        The Staubach Company                       04/30/09               30,786
--------------------------------------------------------------------------------------------------------------
      525        The Staubach Company                       04/30/09               10,032
--------------------------------------------------------------------------------------------------------------
      550        The Staubach Company                       04/30/09               3,341
--------------------------------------------------------------------------------------------------------------
      575        The Staubach Company                       04/30/09               3,023
--------------------------------------------------------------------------------------------------------------
                                                             Total                 79,357          27.0%
--------------------------------------------------------------------------------------------------------------
                                                  Year 2010
--------------------------------------------------------------------------------------------------------------
      1025       Morgan Stanley                             01/31/10               8,868
--------------------------------------------------------------------------------------------------------------
                                                             Total                 8,868           3.0%
==============================================================================================================


Humphries & Associates               IX - 5                          D4Z/04-1990

Operating Expense Estimate

The building was completed in early 1999. The appraiser was supplied with income and expense statements for the years 2000 through 2003 as well as the 2004 budget. These statements are summarized as follows.

---------------------------------------------------------------------------------------------------------------
                                        Addison Circle Operating Statement
                                            2000 and 2001 - 293,787 SF
---------------------------------------------------------------------------------------------------------------
                                                    2000 Amount     2000 Per SF      2001 Amount    2001 Per SF
---------------------------------------------------------------------------------------------------------------
Rental Income                                        $6,364,237       $21.66          $6,705,254        $22.82
---------------------------------------------------------------------------------------------------------------
Expense Recoveries                                      561,301         1.91             624,825          2.13
---------------------------------------------------------------------------------------------------------------
Parking Income                                          532,425         1.81             463,320          1.58
---------------------------------------------------------------------------------------------------------------
Other Income                                             42,009         0.14              32,784          0.11
---------------------------------------------------------------------------------------------------------------
Total Income                                         $7,499,972       $25.53          $7,826,183        $26.64
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Expenses
---------------------------------------------------------------------------------------------------------------
Real Estate Taxes                                    $1,109,935       $ 3.78          $1,153,423        $ 3.93
---------------------------------------------------------------------------------------------------------------
Insurance                                                42,761         0.15              42,123          0.14
---------------------------------------------------------------------------------------------------------------
Utilities*                                              158,900         0.54             262,588          0.89
---------------------------------------------------------------------------------------------------------------
Janitorial                                              268,080         0.91             253,817          0.86
---------------------------------------------------------------------------------------------------------------
Maintenance & Repairs                                   531,046         1.81             135,923          1.80
---------------------------------------------------------------------------------------------------------------
General & Administrative **                             189,808         0.65             197,974          0.67
---------------------------------------------------------------------------------------------------------------
Management Fee                                          130,175         0.44             135,923          0.46
---------------------------------------------------------------------------------------------------------------
Total Operating Expense                              $2,430,705       $ 8.27          $2,573,676        $ 8.76
---------------------------------------------------------------------------------------------------------------
Net Operating Income                                 $5,069,267       $17.25          $5,252,507        $17.88
---------------------------------------------------------------------------------------------------------------
*Utility expense does not include individual tenant electricity expense.
**The 2001 general and administrative expense includes $2,508 in non-billable expenses.
---------------------------------------------------------------------------------------------------------------


Humphries & Associates               IX - 6                          D4Z/04-1990

--------------------------------------------------------------------------------------------------------------------------------
                                              Addison Circle Operating Statement
                                                  2002, 2003 and 2004 Budget
                                                          293,787 SF
--------------------------------------------------------------------------------------------------------------------------------
                                                    2002       2002               2003        2003              Budget 2004
--------------------------------------------------------------------------------------------------------------------------------
                                                  Amount        PSF             Amount         PSF             Amount     PSF
--------------------------------------------------------------------------------------------------------------------------------
Rental Income                                   $6,708,929     $22.84         $6,998,628      $23.82         $6,879,844  $23.42
--------------------------------------------------------------------------------------------------------------------------------
Reimbursement - Operating Exp.                    $910,010      $3.10         $1,080,114       $3.68           $834,491   $2.84
--------------------------------------------------------------------------------------------------------------------------------
Parking Income                                    $452,316      $1.54           $475,320       $1.62           $405,360   $1.38
--------------------------------------------------------------------------------------------------------------------------------
Other Income                                       $20,618      $0.07            $25,446       $0.09            $34,200   $0.12
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Total Income                                    $8,091,873     $27.54         $8,579,508      $29.20         $8,153,895  $27.75
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Utilities*                                       -$189,989     -$0.65          -$322,290      -$1.10          -$139,924  -$0.48
--------------------------------------------------------------------------------------------------------------------------------
Repair/Maintenance                               -$594,398     -$2.02          -$565,842      -$1.93          -$581,885  -$1.98
--------------------------------------------------------------------------------------------------------------------------------
Janitorial/Cleaning                              -$232,639     -$0.79          -$241,935      -$0.82          -$262,355  -$0.89
--------------------------------------------------------------------------------------------------------------------------------
Real Estate Taxes                              -$1,169,623     -$3.98        -$1,283,767      -$4.37          -$871,706  -$2.97
--------------------------------------------------------------------------------------------------------------------------------
Insurance                                         -$73,397     -$0.25           -$70,437      -$0.24           -$83,025  -$0.28
--------------------------------------------------------------------------------------------------------------------------------
General/Administrative                           -$191,662     -$0.65           -$72,531      -$0.25          -$223,629  -$0.76
--------------------------------------------------------------------------------------------------------------------------------
Management Fee                                   -$141,391     -$0.48          -$216,291      -$0.74          -$220,653  -$0.75
--------------------------------------------------------------------------------------------------------------------------------
Non-Recoverable Expenses                                $0      $0.00           -$31,587      -$0.11           -$94,908  -$0.32
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                       -$2,593,099     -$8.83        -$2,804,680      -$9.55        -$2,478,085  -$8.43
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Net Operating Income                            $5,498,774     $18.72         $5,774,828      $19.66         $5,675,810  $19.32
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Less: Leasing Commissions                               $0      $0.00                 $0       $0.00                 $0   $0.00
--------------------------------------------------------------------------------------------------------------------------------
Less: Tenant Improvements                               $0      $0.00                 $0       $0.00                 $0   $0.00
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Cash Flow                                       $5,498,774     $18.72         $5,774,828      $19.66         $5,675,810  $19.32
--------------------------------------------------------------------------------------------------------------------------------

*Utility expense does not include individual tenant electricity

In addition to the previously shown data, an income/expense analysis published by BOMA International (known as the "BOMA Experience Exchange Report") will be utilized. This publication reports operating income and expense data for office buildings by geographic area. 2003 BOMA report using 2002 data for all suburban office buildings and suburban office buildings 100,000 SF - 299,999 SF in the Dallas area is summarized as follows.


Humphries & Associates               IX - 7                          D4Z/04-1990

A summary of the BOMA expense data and key components of the Subject Property's operating levels are presented as follows.

===========================================================================================================
                                                  PER SF
-----------------------------------------------------------------------------------------------------------
                                                                       Dallas All       Dallas Suburban
                                         Subject Property               Suburban       100,000 - 299,999
-----------------------------------------------------------------------------------------------------------
                                     2002                2003            2002               2002
-----------------------------------------------------------------------------------------------------------
Management                          $0.48               $0.74            $0.49              $0.52
-----------------------------------------------------------------------------------------------------------
Payroll                             $0.00(1)            $0.00(1)         $0.45              $0.51
-----------------------------------------------------------------------------------------------------------
Real Estate Taxes                   $3.98               $4.37            $3.13              $2.99
-----------------------------------------------------------------------------------------------------------
Insurance                           $0.25               $0.24            $0.21              $0.20
-----------------------------------------------------------------------------------------------------------
Utilities                           $0.65(2)            $1.102           $1.62              $1.61
-----------------------------------------------------------------------------------------------------------
Maintenance/Repair(3)               $2.02               $1.93            $1.73              $1.60
-----------------------------------------------------------------------------------------------------------
Janitorial                          $0.79               $0.82            $0.79              $0.79
-----------------------------------------------------------------------------------------------------------
Administrative                      $0.65               $0.25            $0.25              $0.15
-----------------------------------------------------------------------------------------------------------
Advertising                         $0.00               $0.00            $0.06              $0.07
-----------------------------------------------------------------------------------------------------------
Miscellaneous                       $0.00               $0.11            $0.00              $0.00
-----------------------------------------------------------------------------------------------------------
Totals                              $8.83               $9.55            $8.73              $8.44
-----------------------------------------------------------------------------------------------------------
Tenant Finish/Lease
Commissions                           NA                  NA             $3.13              $1.85
===========================================================================================================

(1) The Subject's payroll expense is included in maintenance/repairs.
(2) Does not include individual tenant space electricity. The BOMA data typically considers the landlord paying the utilities.
(3) Includes roads, grounds, landscaping and security.

Based upon the actual expenses of the Subject and the BOMA data, the following stabilized expense categories are appropriate for the Subject. Consideration is given to the physical characteristics of the Subject Improvements and to the estimated market lease rate.


Humphries & Associates               IX - 8                          D4Z/04-1990

Management

Represents a charge for management of the investment and includes all aspects of management supervision. Management expense is estimated as a percentage of effective gross income. Considering the Subject Property is a ten tenant building with long-term leases in effect, a first-year management expense is estimated at 3.0% of effective gross income.

Payroll

Includes payroll, payroll taxes, and payroll benefits for administrative, grounds and maintenance personnel. The Subject's payroll expense is in the +/-$0.90/SF to $1.00/SF range. Under the Subject's accounting practices, the payroll expense is included in the Maintenance/Repairs and General/Administrative categories. BOMA indicates a payroll expense of $0.45/SF to $0.51/SF. For our analysis, a reasonable payroll expense of $0.50/SF is considered reasonable and will be included in the Maintenance/Repairs category.

Janitorial

This includes all fees for outside contractors associated with general cleaning operation of the Subject. The 2002 and 2003 janitorial expense was $0.79/SF and $0.82/SF, respectively. According to the 2004 budget, the 2004 Janitorial expense is estimated at $0.89/SF. The BOMA data indicated a janitorial expense of $0.79/SF. The janitorial expense is estimated to be $0.85/SF.

Real Estate Taxes

Includes all real estate taxes applicable to the Subject Property. Based upon the 2004 assessed value of $34,722,590 ($118.19/SF) and the applicable 2003 ad valorem tax rates (2.60346%), real estate taxes for the Subject Property are approximately $903,989 or $3.08/SF. For our analysis, the current assessed value is considered reasonable and will be utilized. Post Properties reimburses the owner 3.5714% of the real estate taxes for its portion of the parking garage. This equates to $32,285 ($903,989 x 3.5714%) or $0.11/SF. The net real estate tax expense is $871,704 ($903,989 - $32,285) or $2.97/SF.

Insurance

Includes all one-year charges for fire, liability, compensation, and theft insurance in addition to insurance premiums. Post Properties reimburses the owner for 3.5714% of the insurance expense for its interest in the parking garage. The following costs are net of the Post reimbursement. The


Humphries & Associates               IX - 9                          D4Z/04-1990

2002 and 2003 insurance expense was $0.25/SF to $0.24/SF, respectively. The 2004 insurance premium is $83,025 or $0.28/SF. For our analysis, a first year insurance expense is based on the actual premium of $83,025 or $0.28/SF.

Maintenance and Repairs

Accounts for all items of general maintenance and repair, structural repair, exterior painting, heating, roofing repairs, etc. Also included in this category is landscaping maintenance, parking, roads and security items. Items such as tenant modifications are considered capital expenditures and are not considered expense items in the analysis. Maintenance is a volatile expense item. It will normally include a certain amount of capital items, which would traditionally be covered under a reserve heading. Maintenance will vary significantly from project to project and is a function of building age, design, condition, etc. The Subject is a multi-tenant office building that is approximately 5 years old and is in very good condition. The 2002 and 2003 expenses were $2.02/SF and $1.93/SF, respectively including +/-$0.50/SF for payroll and payroll benefits. The 2004 budget projects a maintenance/repairs expense of $1.98/SF. BOMA indicates a M/R expense of $1.73/SF to $1.60 and a payroll expense of $0.45/SF to $0.51/SF for a total expense of $2.18/SF and $2.11/SF. The Subject is a new structure with many of the typical maintenance and repair items under warranty. Given its age, size, occupancy and good condition, maintenance and repairs are estimated at $2.00/SF. A portion of the Maintenance/Repairs is considered to be payroll.

Reserves for Replacement

Replacement Reserves consist of a sinking fund that is established for replacements of certain components other than the building itself. The annual amount is based upon the cost of replacement divided by the useful life of the component. In actual practice, such items are replaced using operating revenues and are capitalized over the economic life of the item. Because the capitalization rates used to capitalize the net operating income (calculated in the proforma shown later in this section) do not factor in reserves, this amount will not be included in the Maintenance/Repairs expense estimate for the proforma used in our direct capitalization.


Humphries & Associates               IX - 10                         D4Z/04-1990

===============================================================================================================
                                         Replacement Reserves Calculation
---------------------------------------------------------------------------------------------------------------
                                                                      Sinking Fund
     Reserve Item           Economic Life       Replacement Cost       Factor @ 7%     Replacement Reserves
---------------------------------------------------------------------------------------------------------------
Roof Cover                    30 Years            $ 146,878              0.0105              $  1,542
---------------------------------------------------------------------------------------------------------------
HVAC                          25 Years            $1,905,397             0.0244              $ 46,492
---------------------------------------------------------------------------------------------------------------
Paving                        30 Years            $  60,000              0.0105              $    630
---------------------------------------------------------------------------------------------------------------
Total Replacement Reserves                                                                   $ 48,664
                                                                                             $0.17/SF
===============================================================================================================

The replacement reserves are estimated at $0.15/SF. The sales used in the market typically do not include a deduction for reserves. For our direct capitalization, no deduction for reserves will be made. Reserves will be deducted in our cash flow analysis.

Utilities

The individual tenant spaces are individually metered for electricity. The tenants pay for their electricity cost. The landlord is responsible for the common area electricity, water and sewer expenses. Post Properties reimburses the owner for 3.5714% of the utility expense for its interest in the parking garage. The following costs are net of the Post Properties reimbursements. The Subject's 2002 and 2003 utility expense was $0.65/SF and $1.10/SF net of individual tenant electricity reimbursement. The 2004 budget indicates a utility expense of $0.48/SF. The BOMA utility expense of $1.62/SF and $1.61/SF is high because it includes individual unit electricity. For our analysis, the first-year utility expense is projected at $1.00/SF.

General/Administration/Advertising, Leasing Costs/Miscellaneous

This expense includes items such as professional fees, dues and subscriptions, telephone, postage, office equipment supplies, advertising/promotions, leasing expenses and an allowance for expenses not included in any of the previous expense categories including expense leakage during vacant periods. The category also includes +/-$0.42/SF for payroll and payroll benefits. The Subject Property is 99% leased to ten tenants and has incurred minimal marketing expenses. The Subject is encumbered generally with long-term leases and will have minimal advertising expense. The Subject's 2002 and 2003 General & Administrative expense was $0.65/SF and $0.25/SF. The 2004 budget projects a $0.76/SF General and Administrative expense. The stabilized general/administrative, advertising/promotion and miscellaneous expenses are estimated at $0.75/SF.


Humphries & Associates               IX - 11                         D4Z/04-1990

Based on the previous income, vacancy and expense analysis, the following stabilized proforma is deemed appropriate for the Subject.

                            ADDISON CIRCLE I PROFORMA
                                   293,787 NRA

Income                                                               Total      Per SF
------                                                               -----      ------

Gross Rental Income                                                $6,986,361   $ 23.78
Plus: Parking Garage & Airband Revenue                                452,640      1.54
Plus: Recoveries*                                                     562,568      1.91
                                                                   ----------   -------

Total Income                                                       $8,001,569   $ 27.24
Less Vacancy @ 5%                                                    -400,078    - 1.36
                                                                   ----------   -------
Effective Gross Income                                             $7,601,491   $ 25.87

Expenses
--------

Management Fees                               3.0%     $ 228,045
Property Tax                                $2.97/SF     871,704
Insurance                                   $0.28/SF      83,025
Utilities                                   $1.00/SF     293,787
Maint./Repair                               $2.00/SF     587,574
Janitorial                                  $0.85/SF     249,719
Gen./Admin./Misc                            $0.75/SF     220,340
                                                       ---------

Total Expenses                                                     $2,534,194   $  8.63
                                                                   ----------   -------

Net Operating Income                                               $5,067,297   $ 17.25

*Calculated in the first year of the Discounted Cash Flow Analysis.


Humphries & Associates               IX - 12                         D4Z/04-1990

Capitalization

Several capitalization techniques are available to process income into an indication of value. The appropriate technique is determined by the quality/quantity of available market data and by area market conditions. The capitalization methods that are most widely used by appraisers are Direct Capitalization and Yield Capitalization.

Direct Capitalization

Direct capitalization techniques are used to convert a single year's estimated income into a value indication. This is accomplished by dividing the income estimate by an income rate or multiplying the income estimate by an income factor. In direct capitalization, a precise distinction between return on and return of capital is not made. However, a satisfactory rate of return for the investor and return of capital invested are implicit in the rates or factors used in direct capitalization because they are derived from similar investment properties.

Direct capitalization will be used in this analysis because of the availability of current market data. The direct capitalization formula applicable to this method is as follows:

                             Net Operating Income
        Property Value = ---------------------------
                         Overall Capitalization Rate

To derive a capitalization rate for the Subject Property, four sources of information will be analyzed such as local office building sales, the Year-End 2003 Miller Commercial survey, the 1st Quarter 2004 Korpacz Investor Survey and the 1st Quarter 2004 American Council of Life Insurance Survey. This information was obtained from various surveys conducted nationally and locally in the Dallas/Fort Worth and North Texas area.


Humphries & Associates               IX - 13                         D4Z/04-1990

Local Office Building Sales Survey

The following surveys, recent office building sales in the Subject area and the Dallas area were acquired from involved parties. These sales are adjusted to the equivalent of cash as addressed in the Market Approach section of this appraisal.

The following is a summary of recent sales of office buildings in the Dallas area. These sales are all within similar market environments as the Subject and are considered to reflect a probable range of investor attitudes toward the Subject Property.

=================================================================================================================================
                                                    OFFICE BUILDING SALES SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
                                                                           Net                         Stabilized
                         Sale      Occu. at        Year                  Rentable                        Sales          Proforma
        Sale             Date        Sale         Built     Condition    Area (SF)  Stories     GIM    Price/NRSF         OAR*
---------------------------------------------------------------------------------------------------------------------------------
1. 5950 Sherry           06/02       99%           1999        Good      196,997       9       7.50x   $ 194.93           8.82%
--------------------------------------------------------------------------------------------------------------------------------
2. Premier Place         05/03       85%           1986        Good      395,901      21       6.50x   $ 136.40           8.02%
--------------------------------------------------------------------------------------------------------------------------------
3. Granite Tower         09/03       99%           1999        Good      240,145      10       6.36x   $ 139.92           8.86%
--------------------------------------------------------------------------------------------------------------------------------
4. Millennium I          10/03       91%           2000        Good      362,000      14       6.28x   $ 144.34           9.25%
--------------------------------------------------------------------------------------------------------------------------------
5. Park Place            10/03       92%           1986        Good      177,296      14       7.04x   $ 175.98           8.10%
--------------------------------------------------------------------------------------------------------------------------------
   Average                  --       93%           1994          --      274,468      14       6.74x   $ 158.31           8.61%
--------------------------------------------------------------------------------------------------------------------------------
   Subject                  --       99%           1999        Good      293,787      10          --         --             --
================================================================================================================================

*Overall rates are not considered to include reserves.

The comparable sales have OARs ranging from 8.02% to 9.25% with an average of 8.61%. Sales 1 and 5 are considered most similar to the Subject. These sales have an OAR range of 8.10% to 8.82% and average 8.46%.


Humphries & Associates               IX - 14                         D4Z/04-1990

Miller Commercial Survey

The data shown in the following table was published in a Year-End 2003 real estate investment survey by Miller Commercial, Inc. This survey indicates the capitalization rates and discount rates which were derived from sales of various real estate properties in the North Texas area.

====================================================================================================
                                       Capitalization Rates
----------------------------------------------------------------------------------------------------
                                Going-In                    Stabilized                   Reversion
----------------------------------------------------------------------------------------------------
Apartments                        7.1%                         8.1%                        8.3%
Offices                           8.8%                         9.4%                        9.6%
-------                           ----                         ----                        ----
Retail                            9.1%                         9.9%                        10.1%
Industrial                        8.6%                         9.0%                         9.6%
Hotel                             9.5%                        10.5%                        11.0%
----------------------------------------------------------------------------------------------------
                                                       Discount Rates
----------------------------------------------------------------------------------------------------
Apartments                                         7.5% - 10.0% -  9.3% Average
Offices                                            9.0% - 11.0% - 10.2% Average
-------                                            ------------
Retail                                             8.5% - 11.0%  - 9.5% Average
Industrial                                         8.0% - 11.5% -  9.2% Average
Hotels                                            10.5% - 12.5% - 11.5% Average
====================================================================================================

This survey data indicates a going-in rate for investment quality Class A and B office properties of 8.8%, a stabilized rate of 9.4%, a reversion rate of 9.6% and a weighted average discount rate of 10.2%.

Korpacz Real Estate Investor Survey

The 1st Quarter 2004 Korpacz Real Estate Investor Survey summarizes the expected rates of return, property selection criteria, and investment outlook of a representative sample of large institutional investors in the U.S. The following chart shows the results of the 1st Quarter 2004 survey for office properties.


Humphries & Associates               IX - 15                         D4Z/04-1990

---------------------------------------------------------------------------------------
                              Korpacz Real Estate Investor
                              SurveyDallas Office Buildings
                                    1st Quarter 2004
---------------------------------------------------------------------------------------
                                           Range                             Average
---------------------------------------------------------------------------------------
Overall Cap Rate                       6.00%-10.50%                           8.77%*
---------------------------------------------------------------------------------------
Residual Cap Rate                      7.50%-11.00%                           9.27%
---------------------------------------------------------------------------------------
Discount Rate (IRR)                    8.50%-12.25%                          10.51%
---------------------------------------------------------------------------------------

*All cash transaction capitalization rate.

Residual capitalization rates ranged from 7.50% to 11.0% with an average of 9.27%. Discount rates ranged from 8.50% to 12.25% with an average of 10.51%.

Debt Coverage Ratio Estimation of a Capitalization Rate

Derivation of a capitalization rate using this technique is based on the following formula:

            Ro = DCR X Rm X M

Where:

      Ro     =   Capitalization Rate
      DCR    =   Debt Coverage Ratio
      Rm     =   Mortgage Constant
      M      =   Loan to Value Ratio

Based on the 1st Quarter 2004 Investment Bulletin of the American Council of Life Insurance Survey of mortgage loan commitments for commercial properties, the following terms were indicated for office properties. This publication represents 2/3rds of the commercial mortgage held by U.S. life insurance companies. The following chart summarizes the data by loan size from $25,000,000 and over and for all loans.


Humphries & Associates               IX - 16                         D4Z/04-1990

================================================================================================================================
                                     Survey of Mortgage Commitments on Commercial Properties
--------------------------------------------------------------------------------------------------------------------------------
                                                                                Averages
--------------------------------------  ----------------------------------------------------------------------------------------
 Property Type   No. of       Amount        Loan      Contract     Yield/      Debt       Loan/    Cap        %        Maturity
   Loan Size      Loans     Committed      Amount    Int. Rate     Fees      Coverage     Value    Rate    Constant    (Yrs/Mos)
--------------------------------------  ----------------------------------------------------------------------------------------
                              ($000)       ($000)
--------------------------------------  ----------------------------------------------------------------------------------------
All Loans          129      1,706,843      13,231      5.21%        5.30       2.08      62.1%     8.7%      7.1%         9/3
--------------------------------------  ----------------------------------------------------------------------------------------
>$25M               15        946,242      63,083      5.08%        5.19       2.43      57.7%     8.7%      6.5%         8/6
======================================  ========================================================================================

                                    All Loans
                                    ---------

                             Ro = 2.08 x .071 x .621

                             Ro = 9.17%

                                  $25M and Over
                                  -------------

                             Ro = 2.43 x .065 x .577

                             Ro = 9.11%

The 9.17% and 9.11% can be compared to the 8.7% capitalization rates listed by the Investment Bulletin. The 8.7% capitalization rate represents the NOI/Value upon which the loan was based.

Capitalization Rate Summary

A summary of the rates of the various publications, market sales and debt coverage ratio estimation, and the American Council of Life Insurance survey, is presented as follows:


Humphries & Associates               IX - 17                         D4Z/04-1990

================================================================================================================
                                             Going-In       Stabilized       Terminal         Discount Rate
----------------------------------------------------------------------------------------------------------------
Miller Commercial                               8.8%           9.4%            9.6%               10.2%
----------------------------------------------------------------------------------------------------------------
Korpacz Survey                                 9.27%           8.77%           8.77%             10.51%
----------------------------------------------------------------------------------------------------------------
Debt Coverage Ratio - All Loans                 NA             9.17%             NA                 NA
----------------------------------------------------------------------------------------------------------------
Debt Coverage Ratio $25M & Over                 N/A            9.11%            N/A                N/A
----------------------------------------------------------------------------------------------------------------
American Council of Life
Insurance - All Loans                           N/A             8.7%            N/A                N/A
----------------------------------------------------------------------------------------------------------------
American Council of Life
Insurance - $25M & Over                         NA              8.7%             NA                 NA
----------------------------------------------------------------------------------------------------------------
Market Sales                                    N/A            8.61%            N/A                N/A
================================================================================================================

All of the capitalization rates described by the surveys apply to typically "A" and some "B" quality properties that are considered investment quality near or at stabilized levels.

The rates indicated by the surveys range from 8.77% to 9.6%. The OAR for the Subject is best indicated by the improved sales, which range from 8.02% to 9.25% and average 8.61%. The Subject is most similar to Sales 1 and 5 which have OAR's of 8.10% to 8.82% with an average of 8.46%. For our analysis, an OAR of 8.75% to 9.00% is considered reasonable and will be utilized.

The following charts show the Estimated Market Value Range via Direct Capitalization.


Humphries & Associates               IX - 18                         D4Z/04-1990

=========================================================================================
      Stabilized Net Income           Overall Rate           "As Is" Value Estimate
-----------------------------------------------------------------------------------------
           $5,067,297                     8.75%                   $57,911,966
-----------------------------------------------------------------------------------------
           $5,067,297                     9.00%                   $56,303,300
=========================================================================================

Estimated Value Range Via Income Approach
   Via Direct Capitalization, "As Is",            $56,300,000   to   $58,000,000

Cash Flow (Yield Capitalization)

The discounted cash flow analysis is a yield capitalization technique and is applicable to existing improvements such as the Subject Property or to proposed improvements. A typical discounted cash flow analysis projects rental income, occupancy levels, and operating expenses over a typical holding period based upon historical and projected future market trends.

The annual cash flows are discounted into a present worth over a range of discount rates (rates of return) currently required by investors in properties similar to the Subject Property. A discounted cash flow analysis is considered to be most representative of the potential performance of a property in an unbalanced market because it allows for increases/decreases in income, occupancy, and expenses over the projected holding period. The following is an explanation of each segment of the discounted cash flow analysis, utilizing the ARGUS software program.

      The gross potential rental income for the Subject is based on the existing contract leases. The current market rent for all lease space within the Subject is estimated at $20.50/SF plus electricity with a base year expense stop. The one vacant space will lease in January 2005 at $20.50/SF with two months of free rent. Free rent of two months will be applied to leases rolling during the next 12 months and will no longer be used after that period.

      Based on information discussed in the Market Analysis and Income Approach sections of this report, market rents are projected to increase at 3.5% per year beginning in Year 2 of the cash flow. Rent growth is projected to spike to 10% per year in Years 3 and 4, then slow to 3.5% for the remaining term. Miller Commercial projects rent growth of approximately 1.29% in Year 1, 2.79% in Year 2 and 4.42% in Year 3 and thereafter. After the contract rents roll to the projected 5-year lease term, the rents will continue to increase 3.5% annually.


Humphries & Associates               IX - 19                         D4Z/04-1990

      The Subject has ancillary income in the form of parking revenue and fiberoptic revenue. Due to the downturn in the office market, parking revenue is no longer attainable in today's market. As market conditions continue to improve, the Subject will be able to charge for parking. This is estimated to occur during the next 12-18 months. Based on the Subject leases that currently pay for parking, only Countrywide Mortgage's lease will expire within the next 18 months. However, Countrywide just renewed its lease in January of 2004 and continues to pay for parking. Based on the preceding, the first year parking revenue of $450,240 and fiberoptic revenue of $2,400 are projected to increase 3.5% annually throughout the DCF.

2. BOMA indicates that, excluding the taxes and insurance expense, expenses have increased +/-2.3% annually during the past 10 years. Miller Commercial projects expense growth of 2.93% in Year 1, 3.42% in Year 2 and 3.58% in Year 3 and thereafter. With the exception of management, all expenses will be increased 3.5% per year beginning in Year 2. Management is calculated at 3% of the effective gross income.

3. Stabilized vacancy/credit loss is estimated at 5% for the entire cash flow period. In the cash flow, vacancy/credit loss is a calculated function of lease turnover during the holding period and vacancy and collection loss. A vacancy period of 6 months with a renewal probability of 75% is applied to each tenant. This results in an average vacancy over the 10-year cash flow of +/-3%. Therefore, a 2.0% general vacancy has been included.

4. With the Subject estimated to be leased at market rents, as tenants' leases expire, it is estimated that 75% will renew their leases and 25% will vacate. Lease commissions are estimated at a market rate of 5.0% for new tenants, 1% for renewals, and 3.0% as a blended rate. Finishout costs for new tenants are estimated at a market rate of $15.00/SF. For renewing tenants a finishout estimate of $7.50/SF is applied. A 5-year term is applied to any new lease.

5. The typical new lease will be on a gross basis with a base year expense stop on all operating expenses. The tenant will pay the individual unit electricity. The Price Edwards space (management office) in Suite 175 does not pay any expense reimbursements. When this spaces roll to market, the space will pay expense reimbursements.

6. A deduction of $44,068 is applied to the first year of the cash flow for replacement reserves. This amount is increased at 3.5% per year in Years 2-10.

7. The cash flow program is based on a 10-year holding period with reversion occurring at the end of the 10th year. The reversion sale price is calculated based on the 10th year NOI divided by the appropriate reversion capitalization rate.


Humphries & Associates               IX - 20                         D4Z/04-1990

      In order to arrive at the appropriate reversion cap rate, several sources were considered. These sources include stabilized capitalization rates from actual sales of office buildings in the Dallas area as well as the year-end 2003 Miller Commercial Survey and 1st Quarter 2004 Korpacz Survey. The results of these surveys are summarized earlier in this section.

      As is shown in the surveys, a premium is usually attached to reversionary capitalization rates due to increased risk as compared to going-in capitalization rates. Therefore, we have estimated an appropriate reversionary capitalization rate for the Subject Property at 9.0%. The reversion rate is typically slightly greater than the capitalization rate used in the direct capitalization. Additionally, selling expenses are estimated at 2% of the reversionary sale price.

8. In order to select an appropriate discount rate for the cash flow, a year-end 2003 investment survey by Miller Commercial and 1st Quarter 2004 Korpacz Investment Survey will be utilized. The results of these surveys are listed as follows.

                         Office Building Discount Rates
                         ------------------------------

                                           Range                   Average
                                           -----                   -------

     Miller Commercial Survey            9.0% - 11.0%               10.2%
     Korpacz                            8.5% - 12.25%              10.51%

Based on these surveys and considering the Subject's good location, long-term leases and credit strength of the tenants, a discount rate range of 10.0% to 10.5% is used to estimate the present value of the cash flows.

he DCF and present value calculations are presented on the following pages.


Humphries & Associates               IX - 21                         D4Z/04-1990

               SCHEDULE OF PROSPECTIVE CASH FLOW - ADDISON CIRCLE
           In Inflated Dollars for the Fiscal Year Beginning 7/1/2004

                                   Year 1      Year 2       Year 3       Year 4       Year 5       Year 6       Year 7
For the Years Ending              Jun-2005    Jun-2006     Jun-2007     Jun-2008     Jun-2009     Jun-2010     Jun-2011
POTENTIAL GROSS REVENUE
Base Rental Revenue              6,960,695    6,897,302    6,920,905    6,839,981    7,059,222    7,548,945    8,061,299
Absorption & Turnover Vacancy     -250,152       -3,257     -437,510            0     -416,194     -371,636      -29,679
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Scheduled Base Rental Revenue    6,710,543    6,894,045    6,483,395    6,839,981    6,643,028    7,177,309    8,031,620

Expense Reimbursement Revenue
Management Fee                      49,920       47,219       44,685       29,185       32,282       16,883       17,509
Real Estate Taxes                  193,776      185,379      184,292      126,537      141,057       74,785       73,503
Insurance                           18,458       17,657       17,553       12,054       13,438        7,123        6,997
Utilities                           65,307       62,477       62,111       42,645       47,538       25,205       24,773
Maintenance/Repairs                130,616      124,954      124,226       85,291       95,081       50,406       49,546
Janitorial                          55,512       53,107       52,792       36,250       40,410       21,424       21,058
General/Administrative              48,979       46,856       46,583       31,985       35,656       18,905       18,579
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Total Reimbursement Revenue        562,568      537,649      532,242      363,947      405,462      214,731      211,965

Parking Garage                     450,240      465,998      482,308      499,189      516,661      534,744      553,460
Airband                              2,400        2,484        2,571        2,661        2,754        2,850        2,950
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL POTENTIAL GROSS REVENUE    7,725,751    7,900,176    7,500,516    7,705,778    7,567,905    7,929,634    8,799,995
General Vacancy                   -154,515     -158,004     -150,010     -154,116     -151,358     -158,593     -176,000
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
EFFECTIVE GROSS REVENUE          7,571,236    7,742,172    7,350,506    7,551,662    7,416,547    7,771,041    8,623,995
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
OPERATING EXPENSES
Management Fee                     227,137      232,265      220,515      226,550      222,496      233,131      258,720
Real Estate Taxes                  871,704      902,214      933,791      966,474    1,000,300    1,035,311    1,071,547
Insurance                           83,025       85,931       88,938       92,051       95,273       98,608      102,059
Utilities                          293,787      304,070      314,712      325,727      337,127      348,927      361,139
Maintenance/Repairs                587,574      608,139      629,424      651,454      674,255      697,854      722,278
Janitorial                         249,719      258,459      267,505      276,868      286,558      296,588      306,968
General/Administrative             220,340      228,052      236,034      244,295      252,845      261,695      270,854
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL OPERATING EXPENSES         2,533,286    2,619,130    2,690,919    2,783,419    2,868,854    2,972,114    3,093,565
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
NET OPERATING INCOME             5,037,950    5,123,042    4,659,587    4,768,243    4,547,693    4,798,927    5,530,430
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
LEASING & CAPITAL COSTS
Tenant Improvements                722,995       60,703    1,129,548            0       48,497    1,244,935      749,043
Leasing Commissions                171,293       14,236      281,536            0       12,847      329,783      198,422
Replacement Reserves                44,068       45,610       47,207       48,859       50,569       52,339       54,171
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL LEASING & CAPITAL COSTS      938,356      120,549    1,458,291       48,859      111,913    1,627,057    1,001,636
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
CASH FLOW BEFORE DEBT SERVICE    4,099,594    5,002,493    3,201,296    4,719,384    4,435,780    3,171,870    4,528,794
  & TAXES                       ==========   ==========   ==========   ==========   ==========   ==========   ==========

RESALE AMOUNT
  Gross Proceeds from Sale      55,977,222   56,922,689   51,773,189   52,980,478   50,529,922   53,321,411   61,449,222
  Commissions & Other Costs     -1,119,544   -1,138,454   -1,035,464   -1,059,610   -1,010,598   -1,066,428   -1,228,984
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
NET PROCEEDS FROM SALE          54,857,678   55,784,235   50,737,725   51,920,868   49,519,324   52,254,983   60,220,238
                                ==========   ==========   ==========   ==========   ==========   ==========   ==========

                                     Year 8      Year 9        Year 10
For the Years Ending                Jun-2012    Jun-2013       Jun-2014
POTENTIAL GROSS REVENUE
Base Rental Revenue                 8,359,222    8,937,585    9,240,402
Absorption & Turnover Vacancy        -276,129     -285,792      -23,711
                                   ----------   ----------   ----------
Scheduled Base Rental Revenue       8,083,093    8,651,793    9,216,691

Expense Reimbursement Revenue
Management Fee                         25,202       20,270       29,870
Real Estate Taxes                     106,007       82,903      122,133
Insurance                              10,097        7,896       11,631
Utilities                              35,728       27,942       41,162
Maintenance/Repairs                    71,455       55,879       82,324
Janitorial                             30,370       23,750       34,988
General/Administrative                 26,796       20,956       30,874
                                   ----------   ----------   ----------
Total Reimbursement Revenue           305,655      239,596      352,982

Parking Garage                        572,831      592,880      613,631
Airband                                 3,053        3,160        3,271
                                   ----------   ----------   ----------
TOTAL POTENTIAL GROSS REVENUE       8,964,632    9,487,429   10,186,575
General Vacancy                      -179,293     -189,749     -203,732
                                   ----------   ----------   ----------
EFFECTIVE GROSS REVENUE             8,785,339    9,297,680    9,982,843
                                   ----------   ----------   ----------
OPERATING EXPENSES
Management Fee                        263,560      278,930      299,485
Real Estate Taxes                   1,109,051    1,147,868    1,188,043
Insurance                             105,631      109,328      113,155
Utilities                             373,779      386,861      400,402
Maintenance/Repairs                   747,558      773,723      800,803
Janitorial                            317,712      328,832      340,341
General/Administrative                280,334      290,146      300,301
                                   ----------   ----------   ----------
TOTAL OPERATING EXPENSES            3,197,625    3,315,688    3,442,530
                                   ----------   ----------   ----------
NET OPERATING INCOME                5,587,714    5,981,992    6,540,313
                                   ----------   ----------   ----------
LEASING & CAPITAL COSTS
Tenant Improvements                         0    1,388,501       57,599
Leasing Commissions                         0      367,814       15,258
Replacement Reserves                   56,067       58,029       60,060
                                   ----------   ----------   ----------
TOTAL LEASING & CAPITAL COSTS          56,067    1,814,344      132,917
                                   ----------   ----------   ----------
CASH FLOW BEFORE DEBT SERVICE       5,531,647    4,167,648    6,407,396
  & TAXES                          ==========   ==========   ==========

RESALE AMOUNT
  Gross Proceeds from Sale         62,085,711   66,466,578   72,670,144
  Commissions & Other Costs        -1,241,714   -1,329,332   -1,453,403
                                   ----------   ----------   ----------
NET PROCEEDS FROM SALE             60,843,997   65,137,246   71,216,741
                                   ==========   ==========   ==========


Humphries & Associates               IX - 22                         D4Z/04-1990

                           PROSPECTIVE PRESENT VALUE
               Cash Flow Before Debt Service plus Property Resale
                    Discounted Monthly over a 10-Year Period

                                For the                   P.V. of       P.V. of        P.V. of        P.V. of        P.V. of
Analysis                         Year        Annual      Cash Flow     Cash Flow      Cash Flow      Cash Flow      Cash Flow
 Period                         Ending     Cash Flow      @ 8.50%       @ 9.00%        @ 9.50%       @ 10.00%       @ 10.50%
 ------                         ------     ---------      -------       -------        -------       --------       --------

Year 1                          Jun-2005   4,099,594     3,951,410     3,943,273      3,935,196      3,927,177      3,919,217
Year 2                          Jun-2006   5,002,493     4,408,808     4,377,600      4,346,761      4,316,287      4,286,169
Year 3                          Jun-2007   3,201,296     2,656,726     2,628,931      2,601,551      2,574,575      2,547,998
Year 4                          Jun-2008   4,719,384     3,534,825     3,477,772      3,421,900      3,367,182      3,313,585
Year 5                          Jun-2009   4,435,780     3,070,636     3,007,683      2,946,304      2,886,453      2,828,086
Year 6                          Jun-2010   3,171,870     1,998,625     1,947,277      1,897,474      1,849,163      1,802,294
Year 7                          Jun-2011   4,528,794     2,634,927     2,555,739      2,479,280      2,405,443      2,334,127
Year 8                          Jun-2012   5,531,647     2,995,255     2,893,512      2,795,672      2,701,568      2,611,042
Year 9                          Jun-2013   4,167,648     2,043,791     1,963,347      1,886,417      1,812,832      1,742,431
Year 10                         Jun-2014   6,407,396     2,942,014     2,815,793      2,695,533      2,580,927      2,471,685
                                          ----------   -----------   -----------    -----------    -----------    -----------
Total Cash Flow                           45,265,902    30,237,017    29,610,927     29,006,088     28,421,607     27,856,634
Property Resale @ 9% Cap Rate             71,216,741    31,498,126    30,082,721     28,736,965     27,457,137     26,239,727
                                                       -----------   -----------    -----------    -----------    -----------
Total Property Present Value                           $61,735,143   $59,693,648    $57,743,053    $55,878,744    $54,096,361
                                                       ===========   ===========    ===========    ===========    ===========

Rounded to Thousands                                   $61,735,000   $59,694,000    $57,743,000    $55,879,000    $54,096,000
                                                       ===========   ===========    ===========    ===========    ===========

Per SqFt                                               $    210.14   $    203.19    $    196.55    $    190.20    $    184.13

PERCENTAGE VALUE DISTRIBUTION

Assured Income                                               23.09%        23.67%         24.27%         24.87%         25.48%
Prospective Income                                           25.89%        25.93%         25.96%         25.99%         26.01%
Prospective Property Resale                                  51.02%        50.40%         49.77%         49.14%         48.41%
                                                       ===========   ===========    ===========    ===========    ===========
                                                               100%          100%           100%           100%           100%

                                     P.V. of        P.V. of
Analysis                            Cash Flow      Cash Flow
 Period                             @ 11.00%       @ 11.50%
 ------                             --------       --------

Year 1                              3,911,314      3,903,467
Year 2                              4,256,403      4,226,984
Year 3                              2,521,812      2,496,009
Year 4                              3,261,084      3,209,649
Year 5                              2,771,158      2,715,630
Year 6                              1,756,816      1,712,682
Year 7                              2,265,236      2,198,677
Year 8                              2,523,941      2,440,121
Year 9                              1,675,065      1,610,589
Year 10                             2,367,533      2,268,213
                                  -----------    -----------
Total Cash Flow                    27,310,362     26,782,021
Property Resale @ 9% Cap Rate      25,081,431     23,979,130
                                  -----------    -----------
Total Property Present Value      $52,391,793    $50,761,151
                                  ===========    ===========

Rounded to Thousands              $52,392,000    $50,761,000
                                  ===========    ===========

Per SqFt                          $    178.33    $    172.78

PERCENTAGE VALUE DISTRIBUTION

Assured Income                          26.10%         26.72%
Prospective Income                      26.03%         26.04%
Prospective Property Resale             47.87%         47.24%
                                  ===========    ===========
                                          100%           100%


Humphries & Associates               IX - 23                         D4Z/04-1990

              SUPPORTING SCHEDULE -- AVERAGE SQUARE FEET OCCUPANCY

                                     Year 1      Year 2      Year 3      Year 4      Year 5
For the Years Ending                Jun-2005    Jun-2006    Jun-2007    Jun-2008    Jun-2009
                                    --------    --------    --------    --------    --------
TENANT                     SUITE
Champion Partners           100        7,616      9,139      9,139        9,139       9,139
Country Wide                125        4,446      5,335      5,335        5,335       5,335
Systemwide                  150        3,344      3,344      2,787        3,344       3,344
Price Edwards & Co.         175          921        768        921          921         921
Staubach                    185        1,389      1,389      1,389        1,389       1,158
JD Edwards                  200       23,296     27,955     27,955       27,955      27,955
Staubach                    300       30,786     30,786     30,786       30,786      25,655
Staubach                    400       30,786     30,786     30,786       30,786      25,655
CTX Mortgage                500       10,113     10,113     10,113       10,113       8,428
Staubach                    525       10,032     10,032     10,032       10,032       8,360
Staubach                    550        3,341      3,341      3,341        3,341       2,784
Staubach                    575        3,023      3,023      3,023        3,023       2,519
McLeod USA                  600       30,786     30,786     25,655       30,786      30,786
McLeod USA                  700       30,786     30,786     25,655       30,786      30,786
McLeod USA                  800       10,848     10,848      9,040       10,848      10,848
McLeod USA                  800        4,545      4,545      3,788        4,545       4,545
McLeod USA                  800       15,393     15,393     12,828       15,393      15,393
JD Edwards                  900       25,655     30,786     30,786       30,786      30,786
Systemware                 1000       16,772     16,772     13,977       16,772      16,772
Morgan Stanley             1025        8,868      8,868      8,868        8,868       8,868
HSNO                       1050        4,508      4,508      4,508        4,508       3,757
Vacant Space                560        2,166      4,331      4,331        4,331       4,331
                                     -------    -------    -------      -------     -------
TOTAL AMOUNT PER YEAR                279,419    293,634    275,041      293,787     278,124
                                     =======    =======    =======      =======     =======
AVERAGE PERCENT OCCUPANCY              95.11%     99.95%     93.62%      100.00%      94.67%

                                Year 6       Year 7      Year 8      Year 9      Year 10
For the Years Ending           Jun-2010     Jun-2011    Jun-2012    Jun-2013     Jun-2014
                               --------     --------    --------    --------     --------
TENANT
Champion Partners                7,616        9,139       9,139       9,139        9,139
Country Wide                     5,335        4,446       5,335       5,335        5,335
Systemwide                       3,344        3,344       3,065       3,065        3,344
Price Edwards & Co.                921          768         921         921          921
Staubach                         1,389        1,389       1,389       1,389        1,389
JD Edwards                      23,296       27,955      27,955      27,955       27,955
Staubach                        30,786       30,786      30,786      30,786       30,786
Staubach                        30,786       30,786      30,786      30,786       30,786
CTX Mortgage                    10,113       10,113      10,113      10,113       10,113
Staubach                        10,032       10,032      10,032      10,032       10,032
Staubach                         3,341        3,341       3,341       3,341        3,341
Staubach                         3,023        3,023       3,023       3,023        3,023
McLeod USA                      30,786       30,786      28,221      28,221       30,786
McLeod USA                      30,786       30,786      28,221      28,221       30,786
McLeod USA                      10,848       10,848       9,944       9,944       10,848
McLeod USA                       4,545        4,545       4,166       4,166        4,545
McLeod USA                      15,393       15,393      14,110      14,110       15,393
JD Edwards                      25,655       30,786      30,786      30,786       30,786
Systemware                      16,772       16,772      15,374      15,374       16,772
Morgan Stanley                   7,390        8,868       8,868       8,868        8,868
HSNO                             4,508        4,508       4,508       4,508        3,757
Vacant Space                     3,609        4,331       4,331       4,331        4,331
                               -------      -------     -------     -------      -------
TOTAL AMOUNT PER YEAR          280,274      292,744     284,414     284,414      293,036
                               =======      =======     =======     =======      =======
AVERAGE PERCENT OCCUPANCY        95.40%       99.65%      96.81%      96.81%       99.74%


Humphries & Associates               IX - 24                         D4Z/04-1990

                             PROPERTY SUMMARY REPORT

TIMING & INFLATION
Analysis Period:                      July 1, 2004 to June 30, 2014; 10 years
Inflation Method:                     Fiscal
General Inflation Rate:               3.5%

PROPERTY SIZE & OCCUPANCY
Property Size:                        293,787 Square Feet
Alternate Size:                       1 Square Foot
Number of rent roll tenants:          22
Total Occupied Area:                  289,456 Square Feet
                                      98.53% during first month of analysis

GENERAL VACANCY
Method:                               Percent of Potential Gross Revenue
Amount:                               2.00%

PROPERTY PURCHASE & RESALE
Purchase Price:                       --
Resale Method:                        Capitalize Net Operating Income
Cap Rate:                             9.00%
Cap Year:                             Year 10
Commission/Closing Cost:              2.00%
Net Cash Flow from Sale:              $71,216,741

PRESENT VALUE DISCOUNTING
Discount Method:                      Monthly
Unleveraged Discount Rate:            10.00%
Unleveraged Present Value:            $55,878,744 at 10.00%


Humphries & Associates               IX - 25                         D4Z/04-1990

The present value of the cash flows and reversion is summarized:

                                                            Discount Rate
                                                            -------------

                                                        10.5%           10.0%
                                                        -----           -----

PW - 10 Year Hold - 10th Year Cap                    $54,096,000     $55,879,000

Value Indicated by Yield Capitalization
                          Say,                       $54,000,000     $55,800,000

Income Approach Summary

The values indicated by the direct capitalization and yield capitalization methods are shown as follows:

Value Range Indicated by Direct
Capitalization                                       $56,300,000 to  $58,000,000

Value Indicated by Yield Capitalization              $54,000,000     $55,800,000

Both the yield capitalization and direct capitalization techniques are considered reliable values. Therefore, the Leased Fee "As Is" Market Value estimated via the Income Approach is:

      Leased Fee "As Is" Market Value............. $54,500,000 ($185.51/SF)


Humphries & Associates               IX - 26                         D4Z/04-1990

                              MARKET DATA APPROACH

Humphries & Associates D-4Z/04-1990 An indication of value can be obtained by comparison with other similarly improved properties that have sold in the Market. This approach is also called the Direct Sales Comparison Approach.

The critical element in the application of this approach is the determination of what constitutes "the market". It may or may not be appropriate to consider only those sales in the immediate vicinity of the Subject. The Appraiser must apply judgment in selecting those available sales which would compete in the market with the Subject Property for investor monies.

There are several units of comparison which may be used to compare one operating property against another. These comparison units include:

1. The Gross Rent/Income Multiplier - Purchasers pay so many times gross earnings when they purchase income producing real estate (Sales Price/Gross Income). The Gross Income estimate for the Subject Property reflects its ability to compete in the market. The location, condition, size, etc. of the Subject is reflected in this Gross Income estimate. So, no comparison adjustments are necessary when market multipliers are used with the Gross Income estimate of the Subject Property to arrive at a value indication (Estimated Gross Income x GRM/GIM).

2. Price/SF, Price/Unit, or other comparatives require subjective adjustments to compensate for dissimilarities between the sales and the Subject Property. Generally, such comparisons are less reliable then GRM analysis. However, in periods of market instability, with high vacancies and rental reductions, concessions, etc., the sales price per SF indicator becomes much more reliable.

A summary of office building sales that have sold in the market area will be shown. The sales are all within similar market environments as the Subject and are considered to reflect a probable range of investor attitudes given the current market environment toward the Subject. The summary will be followed by detailed pages of each sale.


Humphries & Associates               X - 1                           D4Z/04-1990

====================================================================================================================================
                                                 OFFICE BUILDING SALES SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
        Sale           Sale Date    Occu. at     Year     Condition   Net Rentable  Stories     GIM        Stabilized       Proforma
                                      Sale       Built                 Area (SF)                        Sales Price/NRSF      OAR*
------------------------------------------------------------------------------------------------------------------------------------
1. 5950 Sherry           06/02         99%       1999       Good        196,997        9       7.50x        $194.93          8.82%
------------------------------------------------------------------------------------------------------------------------------------
2. Premier Place         05/03         85%       1986       Good        395,901        21      6.50x        $136.40          8.02%
------------------------------------------------------------------------------------------------------------------------------------
3. Granite Tower         09/03         99%       1999       Good        240,145        10      6.36x        $139.92          8.86%
------------------------------------------------------------------------------------------------------------------------------------
4. Millennium I          10/03         91%       2000       Good        362,000        14      6.28x        $144.34          9.25%
------------------------------------------------------------------------------------------------------------------------------------
5. Park Place            10/03         92%       1986       Good        177,296        14      7.04x        $175.98          8.10%
------------------------------------------------------------------------------------------------------------------------------------
   Average                  --         93%       1994         --        274,468        14      6.74x        $158.31          8.61%
------------------------------------------------------------------------------------------------------------------------------------
   Subject                  --         99%       1999       Good        293,787        10        --              --            --
====================================================================================================================================

*Overall rates are not considered to include reserves.

      The comparables have sales prices ranging from $136.40/SF to $194.93/SF with an average of $158.31. The Subject is most similar to Sale 1 and Sale
      5. These sales range from $175.98/SF to $194.93/SF with an average of $185.46/SF. Sale 1 and 5 will be adjusted to the Subject Property in the following grid.


Humphries & Associates               X - 2                           D4Z/04-1990

                                 IMPROVED SALE 1

                    [PICTURE OF SHERRY LANE OFFICE BUILDING]

Name:                               5950 Sherry Lane Office Building
Address:                            5950 Sherry Lane, Dallas, Texas 75225
Mapsco:                             D-25W

Grantor:                            Blackstone Partners
Grantee:                            RREEF Sherry Lane, LP
Sale Date:                          6/28/02
Recordation:                        2002118/9267

Sales Data
Sale Price                          $38,400,000, Cash to Seller

General Data
Land Area:                          1.341 Acres or 58,391 SF
NRA:                                196,997 SF
FAR:                                3.37:1

Improvement Data
Year Built:                         1999
Net Rentable Area:                  196,997 SF


Humphries & Associates               X - 3                           D4Z/04-1990

No. of Stories:                     9
Type Construction:                  Steel frame with brick veneer
Condition:                          Good
Parking:                            Surface concrete and underground garage

Economic Data

Occupancy at Sale:                  99%

      =========================================================
      Income & Expense Data                 Proforma    Per SF
      ---------------------------------------------------------
      Potential Gross Income             $ 5,121,922   $ 26.00
      ---------------------------------------------------------
      Less: Vacancy @ 5%                    -256,096     -1.30
      ---------------------------------------------------------
      EGI                                $ 4,865,826   $ 24.70
      ---------------------------------------------------------
      Less Expense                        -1,477,478     -7.50
      ---------------------------------------------------------
      NOI                                $ 3,388,348   $ 17.20
      =========================================================

Units of Comparison                 Proforma

OAR                                 8.82%
GIM:                                7.50x
Adjusted Sales Price/NLSF:          $194.93
Verified:                           Barry Brown, Broker (214/265-0880)

Comments

The actual income and expense data at the time of sale was provided by the broker. Contract rents are in the $25.00/SF - $26.00/SF full service plus electricity range. The tenants include UBS PaineWebber, McCurley, Kinser, McCurley, & Nelson LLP, Heidrick & Struggles International, Inc., FleetBoston, Financial Corp., Coldwell Banker, Dr. Pepper/Seven Up Bottling Group, Virginia Cook Realtors, Kessler & Collins PC, Broadband Venture Partners, Guy Carpenter &Co., Inc., Stonegate Securities, Inc., Corporate Search Partners, Luce & Williams, Ltd., Public Strategies, Inc., Trammell Crow Co., Lacerte Technologies, Inc., Hampshire Capital Corp., Westwood Companies, Donald A. Berg Investments.


Humphries & Associates               X - 4                           D4Z/04-1990

                                 IMPROVED SALE 2

                    [PICTURE OF PREMIER PLACE BUILDING]

Name:                               Premier Place
Address:                            5910 Central Expressway, Dallas, Texas 75206
Mapsco:                             D-36E

Grantor:                            New Premplace Corporation
Grantee:                            Premier Place Associates, LP
Sale Date:                          5/22/03
Recordation:                        2003099/3952

Sales Data
Sale Price                          $54,000,000, Cash to Seller

General Data
Land Area:                          3.173 Acres or 138,226 SF
NRA:                                395,901 SF
FAR:                                2.86:1

Improvement Data
Year Built:                         1986
Net Rentable Area:                  395,901 SF


Humphries & Associates               X - 5                           D4Z/04-1990

No. of Stories:                     21
Type Construction:                  Steel frame with glass exterior
Condition:                          Good
Parking:                            Surface concrete with underground parking
                                    and a parking garage.

Economic Data

Occupancy at Sale:                  85%

       ==================================================================
       Income & Expense Data                           Proforma    Per SF
       ------------------------------------------------------------------
       Potential Gross Income                       $ 8,301,321   $21.00
       ------------------------------------------------------------------
       Less: Vacancy @ 5%                              -415,066    -1.05
       ------------------------------------------------------------------
       EGI                                          $ 7,886,255   $19.95
       ------------------------------------------------------------------
       Less Expense                                  -3,557,709    -9.00
       ------------------------------------------------------------------
       NOI                                          $ 4,328,546   $10.95
       ==================================================================

Units of Comparison                 Proforma

OAR                                 8.02%
GIM:                                6.50x
Sales Price/NLSF:                   $136.40
Verified:                           Jeff Stone, Broker (214/265-0880)

Comments

The actual income and expense data at the time of sale was provided by the broker. The tenants include Merrill Lynch, America First Insurance, Drexel Development Company, Hatfield Halcomb Architects, Kleinert Engineering, Southwest Housing Management Corp., Twin Creek Partners, Thomas & Blackwood, LLP, Odyssey Information Services, Docucorp International, MillerParker, Berkshire Mortgage Finance, Mitsui Bussan Logistics, CABC, Buchanan & Burke, Insurance Designers of Dallas, Pope Law Firm, Hillcrest Mortgage, Texas Capital Bancshares, Sandia Development, etc.


Humphries & Associates               X - 6                           D4Z/04-1990

                                 IMPROVED SALE 3

                    [PICTURE OF GRANITE TOWER BUILDING]

Name:                               Granite Tower
Address:                            4055 Valley View Lane, Farmers Branch 75244
Mapsco:                             D-14P

Grantor:                            GPI Tower, Ltd.
Grantee:                            GIP Granite, LP
Sale Date:                          9/22/03
Recordation:                        2003188/11280

Sales Data
Sale Price                          $33,600,000, Cash to Seller

General Data
Land Area:                          5.576 Acres or 242,870 SF
NRA:                                240,145 SF
FAR:                                0.99:1

Improvement Data
Year Built:                         1999
Net Rentable Area:                  240,145 SF


Humphries & Associates               X - 7                           D4Z/04-1990

No. of Stories:                     10
Type Construction:                  Steel and reinforced concrete with granite
                                    and glass exterior
Condition:                          Good
Parking:                            Surface concrete and multi-level parking
                                    structure.

Economic Data

Occupancy at Sale:                  99%

       ======================================================
       Income & Expense Data             Proforma      Per SF
       ------------------------------------------------------
       Potential Gross Income          $5,283,190      $22.00
       ------------------------------------------------------
       Less: Vacancy @ 5%                -264,160       -1.10
       ------------------------------------------------------
       EGI                             $5,019,030      $20.90
       ------------------------------------------------------
       Less Expense                    -2,041,233       -8.50
       ------------------------------------------------------
       NOI                             $3,388,347      $12.40
       ======================================================

Units of Comparison                 Proforma

OAR                                 8.86%
GIM:                                6.36x
Sales Price/NLSF:                   $139.92
Verified:                           Gary Carr, Broker (972/458-4800)

Comments

The building is located on the northwest quadrant of LBJ Freeway (IH-635) and Midway Road in the City of Farmers Branch. The actual income and expense data at the time of sale was provided by the broker. The building was 99% leased at the time of sale. Tenants include Carreker Corp., TMP Worldwide, Purchasing Management International, United Dominion Realty Trust, Wachovia Maesk Sealand, EdSoft Software Corp., Lay Machinery, Time Warner Telecom, Adecco, Granite Tower Mgt., Bell South Wireless Sales, PSN Inc., Ciber Enterprise Out Sourcing, Xilnx, IBS, Inc., CBIZ Benefits and Insurance Services.


Humphries & Associates               X - 8                           D4Z/04-1990

                                 IMPROVED SALE 4

                        [PICTURE OF MILLENIUM I BUILDING]

Name:                               Millennim I Office Building
Address:                            15455 Dallas Parkway, Dallas, Texas 75001
Mapsco:                             D-14D

Grantor:                            MIL Phase I Dallas, LP
Grantee:                            RREEF Millenium 1, LP
Sale Date:                          10/9/03
Recordation:                        2003201/5644

Sales Data
Sale Price                          $52,250,000, Cash to Seller

General Data
Land Area:                          3.339 Acres or 145,466 SF
NRA:                                362,000 SF
FAR:                                2.49:1

Improvement Data
Year Built:                         2000
Net Rentable Area:                  362,000 SF


Humphries & Associates               X - 9                           D4Z/04-1990

No. of Stories:                     14
Type Construction:                  Steel frame with glass and stone veneer
Condition:                          Good
Parking:                            Surface concrete and parking garage

Economic Data

Occupancy at Sale:                  91%

       ===============================================================
       Income & Expense Data                     Proforma      Per SF
       ---------------------------------------------------------------
       Potential Gross Income                  $8,326,000      $22.00
       ---------------------------------------------------------------
       Less: Vacancy @ 5%                        -416,300       -1.15
       ---------------------------------------------------------------
       EGI                                     $7,909,700      $21.85
       ---------------------------------------------------------------
       Less Expense                            -3,077,000       -8.50
       ---------------------------------------------------------------
       NOI                                     $4,832,700      $13.35
       ===============================================================

Units of Comparison                 Proforma

OAR                                 9.25%
GIM:                                6.28x
Adjusted Sales Price/NLSF:          $144.34
Verified:                           Gary Carr, Broker (972/458-2678)

Comments

The actual income and expense data at the time of sale was provided by the broker. The tenants include Cushman & Wakefield, Muse Stancil, SAS Institute, Dresser, Inc., Mentor Graphics, Medhost, ING Financial Services, Fortis Capital, Home Box Office, Frost Bank, WiPro, First Magnus Financial, Opus, Sanofi Synthelabo, Crystal Decisions, Dynamic Design, Meritax, New Horizon, Wynne-Jackson, Integrrsource, Mind Electric, M 2 Konstruction, Graham Glass, Regus Business Centre, California Carwash Systems, Diversity Job Link, C-Tech and Natural Tax Resource Group.


Humphries & Associates               X - 10                          D4Z/04-1990

                                 IMPROVED SALE 5

                [PICTURE OF PARK PLACE ON TURTLE CREEK BUILDING]

Name:                               Park Place on Turtle Creek
Address:                            2911 Turtle Creek Boulevard, Dallas, Texas
                                    75204
Mapsco:                             D-45B

Grantor:                            Park Place on Turtle Creek, LP
Grantee:                            CF Turtle Creek Office, LP
Sale Date:                          10/15/03
Recordation:                        2003205/0047

Sales Data
Sale Price                          $31,200,000, Cash to Seller

General Data
Land Area:                          1.234 Acres or 54,134 SF
NRA:                                177,296 SF
FAR:                                3.28:1

Improvement Data
Year Built:                         1986
Net Rentable Area:                  177,296 SF


Humphries & Associates               X - 11                          D4Z/04-1990

No. of Stories:                     14
Type Construction:                  Steel frame with stone and glass veneer
Condition:                          Good
Parking:                            Surface concrete and underground garage

Economic Data

Occupancy at Sale:                  92%

       ==============================================================
       Income & Expense Data                     Proforma      Per SF
       --------------------------------------------------------------
       Potential Gross Income                  $4,432,400      $25.00
       --------------------------------------------------------------
       Less: Vacancy @ 5%                        -221,620       -1.25
       --------------------------------------------------------------
       EGI                                     $4,210,780      $23.75
       --------------------------------------------------------------
       Less Expense                            -1,684,312       -9.50
       --------------------------------------------------------------
       NOI                                     $2,526,468      $14.25
       ==============================================================

Units of Comparison                 Proforma

OAR                                 8.10%
GIM:                                7.04x
Adjusted Sales Price/NLSF:          $175.98
Verified:                           Mark Mitchell, Broker (972/248-2200)

Comments

The actual income and expense data at the time of sale was provided by the broker. The tenants include PNB Financial Dallas, Howie & Sweeney, HQ Global Workplaces, Belmont Group, Intermerc Corporation, Law Office, Belmont, Boeckman Investments, Taylor Loehmeyer Corrigan, La Jolla Bank, Thomas Cook Currency Services, British Consulate, Bagelsteins Express, Aftco Associates, Parker, Walter Skinner Commercial Realty Services, Hill Company, Fox Limousine Services, Aztec Development Properties, Rosetta Energy, Regency Pro Valet Parking, Riversoft Inc., Skidmore Advertising, Capital Markets Group, Pool Energy Services, Dallas Market Center, Asiatic International and Lexington Capital Group.


Humphries & Associates               X - 12                          D4Z/04-1990

                                 Office Sales Map


                  [MAP SHOWING LOCATION OF IMPROVED SALES 1-5]


Humphries & Associates               X - 13                          D4Z/04-1990

SALES PRICE PER SQUARE FOOT ANALYSIS

The following adjustment grid analyzes the sales that are considered to be the most comparable to the Subject Property ("+" adjustments indicate that the comparable sale is inferior to the Subject and must be adjusted upward; "-" adjustments indicated that the comparable is superior to the Subject and must be adjusted downward; and "0" indicates that the comparable sale is similar to the Subject in this factor of comparison and no adjustment is warranted).

Comparables 1 and 5 are considered the most similar to the Subject Property and will be adjusted in the following grid. Both sales are multi-tenant office projects with similar location characteristics as the Subject Property. The sales are adjusted as follows.


Humphries & Associates               X - 14                          D4Z/04-1990

================================================================================================================
                                           Subject                     Sale 1                   Sale 5
----------------------------------------------------------------------------------------------------------------
Sale Date                                     --                       06/02                    10/03
----------------------------------------------------------------------------------------------------------------
Net Rentable Area (SF)/Stories            293,787/10                 196,997/9                177,296/14
----------------------------------------------------------------------------------------------------------------
FAR                                         1.89:1                     3.37:1                   3.28:1
----------------------------------------------------------------------------------------------------------------
Location                                Dallas Parkway                 Sherry                Turtle Creek
----------------------------------------------------------------------------------------------------------------
Access/visibility                            Good                       Good                     Good
----------------------------------------------------------------------------------------------------------------
Occupancy at Sale                            100%                       99%                      92%
----------------------------------------------------------------------------------------------------------------
Year Built/Renovated                         1999                       1999                     1986
----------------------------------------------------------------------------------------------------------------
Condition                                    Good                       Good                     Good
----------------------------------------------------------------------------------------------------------------
Conditions of Sale                                                  Arm's Length             Arm's Length
----------------------------------------------------------------------------------------------------------------
Property Rights Conveyed                                             Leased Fee               Leased Fee
----------------------------------------------------------------------------------------------------------------
Price/SF (Stabilized)                                                 $194.93                  $175.98
----------------------------------------------------------------------------------------------------------------
Terms                                                                   -0-                      -0-
----------------------------------------------------------------------------------------------------------------
Real Property Rights Conveyed                                           -0-                      -0-
----------------------------------------------------------------------------------------------------------------
Market Conditions                                                       -0-                      -0-
----------------------------------------------------------------------------------------------------------------
Conditions of Sale                                                      -0-                      -0-
----------------------------------------------------------------------------------------------------------------
Adjusted Price/SF                                                     $194.93                  $175.98
----------------------------------------------------------------------------------------------------------------
Location/Access/Visibility                                              -5%                      +5%
----------------------------------------------------------------------------------------------------------------
Age/Condition                                                           -0-                      +3%
----------------------------------------------------------------------------------------------------------------
Density                                                                 -0-                      -0-
----------------------------------------------------------------------------------------------------------------
Size                                                                    -0-                      -0-
----------------------------------------------------------------------------------------------------------------
Amenities                                                               -0-                      -0-
----------------------------------------------------------------------------------------------------------------
Occupancy                                                               -0-                      -0-
----------------------------------------------------------------------------------------------------------------
Total Adjustments                                                       -5%                      +8%
----------------------------------------------------------------------------------------------------------------
Adjusted Price/SF                                                     $185.18                  $190.06
================================================================================================================

The following is a description of the adjustments made to the comparable office building sales.

Terms

All of the comparable sales sold on an all cash basis and no adjustment is necessary.

Market Conditions

Market conditions may change between the time of sale of a comparable property and the date of the appraisal of the Subject. Under such circumstances, the price of the comparable property would be different at the later time (the date of the appraisal), and an adjustment would have to made to the actual transaction price. Changed market conditions often result from various causes such as inflation, deflation, changing demand, and changing supply.


Humphries & Associates               X - 15                          D4Z/04-1990

All sales occurred within the last 25 months and are recent transactions. No adjustment is considered necessary.

Conditions of Sale

All sales are considered to be arm's length transactions. No adjustment for Conditions of Sale will be made.

Real Property Rights Conveyed

The first adjustment to be considered is for any differences in the property rights being conveyed in the sale. Properties in which less than the full Fee Simple Estate is transferred frequently sell for a lesser price. Land conveyed as a Fee Simple may not be immediately developable, or the rents paid under the lease may impact the desirability of a particular site and hence, the price paid. If the leasehold estate is conveyed, any improvements constructed may exhibit a different expense structure (and net income stream) than an improved property where land and building are held in common ownership. Because these factors can have an impact on value, one of the initial steps in the valuation process is a determination of the real property interests, which have been conveyed.

No determination could be made whether the Leased Fee Interest of the adjusted sales were significantly different than the Fee Simple Interest of the Subject. Reportedly, the lease rates of the sales represent market rates. Therefore, no adjustment will be made.

Location/Access/Visibility

The Subject Property is located on the SWC of the Dallas Parkway and Addison Circle in the City of Addison. The Dallas Parkway is a three-lane, one-way, southbound access road to the Dallas North Tollway. The Dallas North Tollway is a major north/south thoroughfare that provides access to LBJ Freeway and the Dallas CBD to the south and SH-190 and SH-121 to the north. The Subject is located in an area that is heavily developed with office uses.

The Subject is located in zip code 75248 and the Far North Dallas Submarket according to DFW RealSmart. The average rental rate and occupancy for Class A space within this sector is $20.37/SF and 76%, respectively. The weighted rent/occupancy of this sale is $15.48/SF. The zip code has a 2003 population of 34,567 which represents a 0.6% annual increase since 2000. The median household income is $80,147.

Sale 1 is located on the SEC of Lomo Alto Drive and Sherry Lane in the City of Dallas. Lomo Alto is a two-lane, one-way, northbound access road to the Dallas North Tollway. Sherry Lane is a two-lane, east/west secondary roadway. Sale 1 is located within Preston Center which is heavily developed with office uses. Preston Center historically has the highest office rents in the D/FW area. The location is considered superior to the Subject and a downward adjustment is warranted.


Humphries & Associates               X - 16                          D4Z/04-1990

Sale 1 is located in zip code 75225 and the North Dallas Submarket. The average rental rate and occupancy for Class A space within this sector is $24.08/SF and 89%, respectively. The weighted rent/occupancy of this sale is $21.43/SF. The zip code has a 2003 population of 20,400 which represents a 0.5% annual increase since 2000. The median household income is $124,474.

Sale 5 is located along Turtle Creek Boulevard at Cedar Springs Avenue in the City of Dallas. Cedar Springs Avenue is a primary thoroughfare while Turtle Creek Boulevard is a secondary roadway that provides average access and visibility. This sale is located in an area heavily development with office and high-rise residential uses.

Sale 5 is located in zip code 75204 and the Oak Lawn Submarket. The average rental rate and occupancy for Class A space within this sector is $21.70/SF and 76%, respectively. The weighted rent/occupancy of this sale is $16.49/SF. The zip code has a 2003 population of 23,802 which represents a 3.3% annual increase since 2000. The median household income is $44,870. The overall location is considered inferior to the Subject due to its lack of freeway access and visibility and a downward adjustment will be made.

For our analysis, a downward adjustment of 5% will be applied to Sale 1 and an upward 5% will be applied to Sale 5.

Age/Condition

The Subject Property was completed in 1999 and is considered in good condition. Sale 1 was completed in 1999 and is considered in good condition similar to the Subject. No adjustment will be applied to Sale 1 for age/condition. Sale 5 was completed in 1986 and is considered in good condition. Sale 5 is 13 years older than the Subject and will be adjusted upward 3% due to its inferior age.

Density

The Subject has a FAR of 1.89:1. This compares to the FAR of Sales 1 and 5 of 3.37:1 and 3.28:1. The comparables have higher FAR's, however, this is offset by its subterranean parking garage and no adjustment will be applied.

Size

The Subject contains 293,787 SF. The comparable sales range from 177,296 SF to 196,997 SF. The overall size of the Subject and comparable sales is similar and no adjustment is warranted.


Humphries & Associates               X - 17                          D4Z/04-1990

Amenities

The Subject is a ten-story office building with multi-level parking garage. The comparable sales are 9 to 14-story office buildings with multi-level parking structures. The Subject Property and comparable sales have similar amenities and no adjustment is warranted.

Occupancy

The Subject and comparable sales are all leased to stabilized occupancy levels. No adjustment for occupancy will be applied.

Conclusion

The comparables have an adjusted range of $185.18/SF to $190.06/SF with an average of $187.62/SF. Both of the comparable sales are considered good indicators of value indicating the middle of the adjusted range. Therefore, based upon the physical and locational characteristics of the Subject Property as compared to the market sales, an appropriate price per SF for the Subject Property is considered to be say, $185.00/SF to $190.00/SF.

NLA of Subject Property                              293,787            293,787
Price Per Square Foot                              x $185.00          x $190.00
                                                   ---------        -----------

                                                 $54,350,595   to   $55,819,530

Estimated "As Is" Market Value Range
via Market Data Approach                  Say,   $54,300,000   to   $55,800,000


Humphries & Associates               X - 18                          D4Z/04-1990

                           CORRELATION AND CONCLUSIONS


The purpose of this appraisal is to estimate the Leased Fee Market Value of the Subject Property "As Is" as of July 8, 2004. The methods used to estimate the value of the Subject Property are outlined in the Appraisal Procedure section of this appraisal. The estimated values are summarized below.

Land Value
"As Vacant and Available to be Developed:       $4,325,000

Value Indicated by Cost Approach:
      "As Is"                                   $46,500,000

Value Indicated by Income Approach:
      "As Is"                                   $54,500,000

Value Range Indicated by Market Approach:
      "As Is"                                   $54,300,000 - $55,800,000

Physical factors control the effectiveness of the Subject Property (the ability to compete in the market for tenants). The design, and condition of the Subject Improvements are similar to or slightly inferior as compared to other office buildings in the Dallas area.

The Cost Approach is an accurate gauge of the current replacement cost of the Subject Property. It reflects the design and construction characteristics of the Subject Improvements and current cost trends. However, it does not adequately reflect current office market conditions in the Subject Neighborhood and the D/FW area.

Rental, occupancy, and expense trends in the Subject's area and the immediate area are incorporated into the estimates of value via the Income and Market Approaches. The estimated market rentals and occupancy were based upon the location, design, and age/condition of the Subject Property.


Humphries & Associates               XI - 1                        D-4Z/04-1990

The Income Approach value was derived via direct capitalization and yield capitalization methods. Direct capitalization and Discounted Cash Flow Analysis are considered to be a close approximation of market value and is based upon the income-producing potential of the Subject Property. The discounted cash flow analysis analyzes the actual leases and projects the rental income, occupancy levels and operating expenses on a typical holding period based upon historical and projected future market trends. This approach is considered to be the most reliable indication of market value.

The Market Approach is derived from sales of office buildings in the Dallas area. These sales are all in similar economic environments as the Subject Property. The Market Approach reflects current investor attitudes toward properties similar to the Subject and supports the value indicated by the Income Approach.

Based upon the foregoing analysis, the estimated Leased Fee Market Value of the Subject Property as of July 8, 2004, is:

                  "As Is"                             $54,500,000


Humphries & Associates               XI - 2                        D-4Z/04-1990

                                   CERTIFICATE

I certify that, to the best of my knowledge and belief,...

      The statements of fact contained in this report are true and correct.

      The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, impartial, unbiased professional analyses, opinions, and conclusions.

      As of the date of the appraisal only, I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

      My compensation is not contingent on the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. This appraisal assignment was not based on a requested minimum valuation, specific valuation, or the approval of a loan.

      No one provided significant professional assistance to the persons signing this report.

      My analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute.

      The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      As of the date of the appraisal, I have completed the requirements of the continuing education program of the Appraisal Institute.

      Greg Connelly participated in preparing the analysis, conclusions, and opinions concerning real estate that are set forth in the appraisal report. The Subject Property, all comparable data, and surrounding neighborhood were physically inspected by Greg Connelly and Bryan Humphries.

      Based upon my investigation and my experience, I estimate that the Leased Fee Market Value of the said property, under the assumptions and limiting conditions as stated, as of July 8, 2004, is:

            "As Is"                             $54,500,000



-----------------------                         ------------------------
Bryan E. Humphries, MAI                         Greg Connelly
TX-1320676-G                                    TX-1324452-G


Humphries & Associates               XI - 3                        D-4Z/04-1990

SUMMARY OF QUALIFICATIONS - Bryan E. Humphries, MAI

Currently

Owner, BRYAN E. HUMPHRIES, INC.

Experience

Over 24 years experience in the appraisal of real properties, including commercial, multi-family, industrial, and special purpose properties, for mortgage bankers, savings and loan associations, insurance companies, attorneys, private individuals, public utilities, and governmental agencies.

Primary areas of concentration during the last five years include the appraisal of multi-family and office properties. Additional experience includes ownership and management of various multi-family and office properties.

Education

Graduated from Texas Tech University in 1974:  B.B.A. Business
Graduated from Texas Tech University in 1976:  M.S. Finance
Completed college, SREA, and AIREA courses in real estate appraisal Qualified as "Expert" in real estate valuation in various courts

Professional Designations and Affiliations

MAI                     Member (#6514), Appraisal Institute

AI Admissions Committee, North Texas Chapter 17, 1983-1992 (Chairman, 1989-1990); National Admissions Review (1994-1996); Education Committee (1988); Region 8 Representative (1994, 1996, 1997, 2002); North Texas Chapter 17 Board of Directors (1993 - 1995; 1999 -
                        2001) Appraisal Institute National Screener
                        (1996-2001)

Broker                  Licensed Broker (#216136-12), Texas Real Estate
                        Commission

State Certified         Texas State Certified - General Real Estate Appraiser
                        (#TX 1320676-G)

State Certified         Texas State Certified - Property Tax Consultant
                        (00003440)

Member                  North Texas Commercial Association of Realtors

Member                  Real Estate Financial Executive Association


Humphries & Associates                                             D-4Z/04-1990